UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CONSTELLATION ENERGY CORPORATION

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Constellation Energy Corporation

2023 Notice of Annual Meeting & Proxy Statement

Constellation.

A Leader in the Clean Energy Transition

At Constellation, we are providing the energy and services to transform our future. Constellation combines the largest carbon-free generation fleets in the nation with one of the leading customer-facing businesses, which offers innovative solutions along the sustainability continuum.

Our company is purpose-built to meet the challenges of the climate crisis. Constellation has been a leader in carbon-free energy production for more than a decade. Now we are accelerating the transition to a carbon-free economy, speeding delivery of low-carbon or no-carbon power to help families, communities, governments, and businesses meet their sustainability and decarbonization goals. The race is on to confront climate change, and Constellation is ready to meet the challenge.

Our Values: What We Stand For

Safety and Operational Excellence	It's about trust. Our customers rely on our fleet to be up and running 24/7/365 days a year. Solving problems. Keeping promises. Putting safety first. Operational excellence is a matter of pride and is at the core of everything we do.
Competitive Spirit	We are motivated by the challenge. To be the best operators. To deliver new technology to the market. To continuously improve and relentlessly innovate. Our competitive spirit sets us apart.
Act With Integrity	We are committed to doing what's right. We honor our commitments. We act with integrity because respect for our colleagues, customers and communities compels us to be accountable for everything we do.
Respect, Belonging, Diversity and Equity	We bring people together equitably so all voices can be heard and every perspective is valued. Respecting differences, collaborating and being inclusive. Bringing our whole self to the job, so we can come together as one.
Catalyst for Change	It's about having an impact. Driving economic progress, improving lives and reflecting the diversity of our society in our workforce. It's a can-do attitude that says: Together, we can be a catalyst for positive change in communities across America.
Climate Champion	Our role has never been more essential. Leading the transition to a carbon-free energy economy. Advocating for change. Preparing our communities for the future. We must be champions for climate.

Letter From the Board of Directors to Shareholders

Letter From the Board of Directors to Shareholders

March 14, 2023

Dear Fellow Shareholders:

We are pleased to invite you to the first Annual Meeting of Shareholders of Constellation Energy Corporation, to be held on Tuesday, April 25, 2023, at 9:00 a.m. Eastern Time using a virtual-only format via audio webcast at www.virtualshareholdermeeting.com/CEG2023.

We have had a successful first year as a publicly traded company since our separation from Exelon Corporation last February, and we are meeting the commitments we made to you when we launched. Guided by our mission to fight the climate crisis, Constellation had strong performance in 2022, including best-in-class nuclear operations and an industry-leading customer business. Our nuclear fleet operated 94.8 percent of the time and our retail energy business was ranked first by customers.

We reported solid financial and operational results, and our long-term outlook has strengthened significantly with passage of the landmark Inflation Reduction Act, which recognizes the essential role of nuclear energy in achieving the nation’s climate goals, changes the risk profile of the company and ensures the future of these assets to help achieve America’s clean energy transition. Constellation supported our communities by providing family-sustaining jobs, including the hiring of approximately 2,000 new people across our business; contributing, along with our employees, $12.5 million to charitable organizations; and volunteering 80,000 hours in the communities we serve. With the Board’s oversight, Constellation created real value for our shareholders, customers, employees and communities.

Accelerating the Transition to a Carbon-Free Future

We launched the new Constellation with a mission to lead the fight against the climate crisis. As the nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to customers, Constellation is uniquely positioned to drive America’s clean energy transition. We operate the nation’s largest nuclear fleet, which along with our renewable facilities, has the generating capacity to power the equivalent of more than 15 million homes, producing approximately 11% of the nation’s carbon-free energy. The reliability and resiliency of nuclear energy’s value to the grid was proven yet again this year during Winter Storm Elliott, when our operated fleet ran at full capacity, preventing rolling blackouts for the 65 million people served by our nation’s largest energy grid.

We are helping our customers reach their sustainability goals, and we have set our own ambitious goal of achieving 95 percent carbon-free energy by 2030 and 100 percent by 2040. In addition, we are investing in new technologies at our clean energy centers to help decarbonize other industries using clean hydrogen and providing customers with innovative sustainability solutions, including hourly carbon-free energy matching.

Commitment to Strong Governance and Compensation Practices

The Board is actively engaged with management on Constellation’s most important issues and in ensuring effective corporate governance. This engagement includes ongoing review and assessment of performance versus financial targets and corporate strategy, including focused time for detailed consideration and debate on both near-term strategic decisions and long-term goal setting, as well as cybersecurity oversight, climate and sustainability matters, and other significant opportunities and risks.

Last summer, the Board assessed Constellation’s governance policies and procedures and ultimately amended committee charters to strengthen oversight responsibilities for sustainability, human capital management and certain risks, and revised our bylaws to adopt proxy access provisions in line with prevailing governance standards. Also, the inaugural year of our shareholder engagement program provided the Board with invaluable feedback, which we consider as we routinely evaluate our governance and compensation practices. Our Board is actively engaged in the company’s commitment to diversity, equity and inclusion (DEI), as well as the implementation of an executive compensation program design that incentivizes our management team to achieve goals aligned with creating long-term shareholder value.

Constellation Energy Corporation 2023 Proxy Statement 1

Letter From the Board of Directors to Shareholders

Diversity, Equity & Inclusion (DEI) Commitment

At Constellation, our commitment to DEI is not only a foundational value — it is an ethical obligation. A business imperative, DEI advances our ability to achieve our vision by attracting, retaining and advancing employees who will best understand and serve our customers, partners, and communities, and providing an inclusive workplace.

Constellation’s DEI commitment means eliminating barriers and creating opportunities that ensure everyone has an equal opportunity to succeed. This year, we launched a $1 million Powering Change program aimed at improving job awareness and training, providing advancement and upskilling opportunities, and breaking down employment barriers for individuals from underrepresented communities. We also signed an historic pledge with the North American Building Trades Union to increase diversity in jobs that are critical in the nation’s transition to a clean energy future.

Thank You

As we reflect on our 2022 accomplishments, we would like to recognize the contributions and impact of our former Board colleague, Rhonda Ferguson, who sadly passed away early last year. We continue to miss Rhonda’s intelligence, professional expertise and dynamic personality, and send our warmest thoughts to her beloved family and dear friends.

Your vote is very important to us. We encourage you to carefully read the attached proxy statement, and we ask that you support our voting recommendations.

Thank you for your continued support of Constellation and the Board as stewards of your investment.

2 Constellation Energy Corporation 2023 Proxy Statement

Notice of Annual Meeting of Shareholders

Virtual Meeting www.virtualshareholdermeeting. com/CEG2023.

Tuesday, April 25, 2023
9:00 a.m., Eastern Time

Record Date

March 1, 2023

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2023:

Our proxy statement and 2022 Annual Report are available free of charge on our website constellationenergy.com or at www.proxyvote.com.

AT THE MEETING: Shareholders as of March 1, 2023 (the “record date”) may attend the virtual Annual Meeting and vote by using the 16-digit control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials that you previously received.

Any shareholder of record attending the Annual Meeting may vote during the meeting, at www.virtualshareholdermeeting. com/CEG2023, even if they have voted over the Internet, by telephone or returned a completed proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a valid form issued in your name from that record holder.

To Shareholders of Constellation:

You are invited to participate in the 2023 Annual Meeting of Shareholders of Constellation. The Annual Meeting will take place in a virtual-only format. Shareholders may begin logging into the meeting on Tuesday, April 25, 2023 at 8:45 a.m. Eastern Time.

Items Of Business:

1.  To elect three Class I directors

     nominated by our Board of Directors;

2.  To consider and act on an advisory vote regarding the approval of compensation paid to our named executive officers;

3.  To consider and act on an advisory vote regarding the frequency of the approval of compensation paid to our named executive officers;

4.  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2023; and

5.  To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

Your vote is important, and you are encouraged to vote promptly whether or not you plan to virtually attend the 2023 Annual Meeting of Shareholders.

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of Constellation Energy Corporation (the “Board”) to be used at the Annual Meeting of Shareholders to be held on Tuesday, April 25, 2023 at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof (the “Annual Meeting”). This proxy statement is first being provided to our shareholders on or about March 14, 2023.

Voting

Online	By Phone	By Mail

Vote online at www.proxyvote.com 24 hours a day.

Prior to the Annual Meeting, visit www.proxyvote.com
and use the control number that appears on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials when you access the webpage. You may also scan your QR Barcode above Use the Internet to transmit your voting instructions.

Call toll-free 1-800-690-6903

If your shares are held in the name of a broker, bank or other nominees, follow the telephone voting instructions provided on your voting instruction card. If your shares are registered in your name, call 1-800-690-6903 and follow the telephone voting instructions. You will need the 16-digit control number that appears on your proxy card, voting instruction form or notice of Internet Availability of Proxy Materials.

If you have received a printed version of these proxy materials, complete, date, sign and mail your proxy card in the enclosed postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BY ORDER OF THE BOARD OF DIRECTORS

Arden T. Phillips
Corporate Secretary
March 14, 2023

Constellation Energy Corporation 2023 Proxy Statement 3

Information About the Annual Meeting

Throughout this proxy statement, “Constellation,” the “Company”, “we,” “our,” or “us” are intended to refer to Constellation Energy Corporation and its consolidated subsidiaries, unless specifically indicated otherwise. Constellation does not incorporate into this document the contents of any website or the documents referred to in this proxy statement.

Distribution of Proxy Materials: This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of Constellation to be used at the Annual Meeting of Shareholders to be held on Tuesday, April 25, 2023 at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof. On or about March 14, 2023, this proxy statement, along with our annual report, are being mailed or made available to shareholders.

Attendance at the Annual Meeting: You are invited to attend the virtual Annual Meeting and we request that you vote on the proposals described in this proxy statement as recommended by the Board of Directors. If you have received a printed copy of these materials by mail, you may complete, sign and return your proxy card, or submit your proxy vote by telephone or over the Internet. If you did not receive a printed copy of these materials by mail and are accessing them via the Internet, you may follow the instructions under the heading, “Questions and Answers About the Annual Meeting” beginning on page 94 of this proxy statement to submit your proxy vote via the Internet or by telephone. Also, other information about voting is provided under “Questions and Answers About the Annual Meeting.”

Every Vote is Important: Make your vote count. Please vote your shares promptly to ensure your representation and the presence of a quorum during the Annual Meeting. Vote your shares now via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form. If you only received a Notice of Internet Availability of Proxy Materials, you may request a paper proxy card to submit your vote by mail, if you prefer. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting online. If you are a beneficial owner of shares, your broker will not be able to vote your shares with respect to the election of directors and most of the other matters presented during the meeting, unless you have given your broker specific instructions to do so. We strongly encourage you to vote and greatly appreciate your prompt response.

Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option.

Asking Questions: The virtual meeting platform will provide shareholders with all the comparable rights as an in-person meeting.

•	Shareholders may submit questions for the meeting in advance at www.proxyvote.com
•	Shareholders may also submit questions live during the meeting at www.virtualshareholdermeeting.com/CEG2023

4 Constellation Energy Corporation 2023 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Our Annual Meeting is taking place in a virtual-only format, which provides our shareholders with comparable opportunities to vote and ask questions that they would have at an in-person meeting. For more information, please see, “Questions and Answers About the Annual Meeting” beginning on page 94 of this proxy statement.

What Shareholders will be Voting On

	Items of Business	Board’s Voting Recommendation	Page
1	To elect three Class I directors nominated by our Board of Directors	FOR ALL	26
2	To consider and act on an advisory vote regarding the approval of compensation paid to named executive officers	FOR	53
3	To consider and act on an advisory vote regarding the frequency of the approval of compensation paid to named executive officers	1-YEAR	54
4	To ratify the appointment of PricewaterhouseCoopers LLP as Constellation’s independent registered public accounting firm for 2023	FOR	89
5	To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

We are not aware of any other business to come before the Annual Meeting.

How to Vote in Advance of the Meeting

If you are a shareholder on the record date, you may vote in advance of the meeting in any of the following ways:

Constellation Energy Corporation 2023 Proxy Statement 5

Proxy Summary

Constellation’s Business Strategy

Constellation’s Business Strategy

Our business strategy is focused on the acceleration of the nation’s transition to the use of carbon-free energy, delivering for our shareholders, and meeting the climate crisis as a premier ESG company. With revenues of more than $24.4 billion in 2022 and total assets of $46.9 billion, Constellation comprises both the nation’s largest carbon-free energy producer and a leading competitive energy supplier, producing approximately 11% of the nation’s carbon-free energy and helping America transition to a clean, sustainable future. Our skilled workforce of approximately 13,370 employees nationwide is an essential component of our operations, and allows us to safely run the largest, most reliable and resilient carbon-free energy fleet in America.

We aim to serve as a strategic partner to businesses and the federal, state and local governments that are setting ambitious carbon- reduction goals and seeking long-term solutions to the climate crisis. We are a leading advocate at the federal and state levels for policies that will reduce greenhouse gas (GHG) emissions and preserve and grow clean energy1. The principles of our sustainable business strategy demonstrate our commitment to a carbon-free future while maintaining a strong balance sheet, advancing our ESG initiatives and investing in carbon-free energy solutions. Our strategy builds on these principles:

Power America’s Clean Energy Future. We will operate and grow the nation’s largest fleet of carbon-free, zero-emissions generation facilities, with world-class levels of safety, reliability and resiliency.

Expand America’s Largest Fleet of Clean Energy Centers. We will leverage and expand our state-of-the-art carbon-free energy assets by exploring co-location of customer load, direct air capture of CO2, and producing clean hydrogen and other sustainable fuels to reduce industrial emissions.

Provide Energy and Sustainability Solutions for Customers. We will provide reliable, resilient energy and deliver innovative sustainability solutions that help customers achieve their carbon-free energy goals.

Uplift and Strengthen our Communities. We will advance respect, belonging, diversity and equity by driving community investment and creating family-sustaining carbon-free energy jobs.

We are proud of our role in accelerating America’s clean energy transition through our nearly 90 percent carbon-free generation fleet consisting of nuclear, wind, solar, hydroelectric and lower-carbon natural gas assets. Our fleet has a total generation capacity of more than 32,355 megawatts (MW). Through our integrated business operations, we sell electricity, natural gas and other energy-related solutions to various types of customers, including distribution utilities, municipalities, cooperatives, and commercial, industrial, public sector, and residential customers in markets across multiple geographic regions. We serve approximately 2 million total customers, including 75% of Fortune 100 companies, and approximately 1.6 million residential customers. Headquartered in Baltimore, Maryland, Constellation has business operations in 48 U.S. states, the District of Columbia, Canada and the United Kingdom.

(1)	The terms “clean energy” or “clean” as used in this proxy statement refer to energy generated by facilities that do not emit greenhouse gases such as carbon dioxide or other harmful pollutants like nitrogen oxides and sulfur oxides during the generation process.

6 Constellation Energy Corporation 2023 Proxy Statement

Proxy Summary

2022 Operational Highlights and Accomplishments

2022 Operational Highlights and Accomplishments

In 2022, the Board of Directors and the senior executive leadership team were focused on establishing Constellation as an independent, publicly traded company after its separation from its former parent, Exelon Corporation. In our inaugural year, we have made achievements that support long-term value creation with industry leading total shareholder return and strong financial and operational performance. For example, we accomplished the following in 2022:

(1)	See the reconciliation to the corresponding GAAP measures set forth in Appendix A of this proxy statement.

Constellation Energy Corporation 2023 Proxy Statement 7

Proxy Summary

Overview of Our Board and Director Nominees

Overview of Our Board and Director Nominees

The Board of Directors is composed of a diverse mix of highly experienced individuals who oversee Constellation’s strategy and business performance. The Board is currently classified and consists of three tiers of directors. In accordance with our bylaws, the Board will be fully de-classified following the 2026 Annual Meeting of Shareholders. The Corporate Governance Committee has recommended, and the Board has nominated, Joseph Dominguez, Julie Holzrichter and Ashish Khandpur for re-election as Class I directors. Upon election, each of the Class I directors will serve a three-year term or until his or her successor is elected and qualified, or his or her earlier death, resignation or removal. All of the nominees are presently members of the Board. The Board is recommending that all three nominees be elected by shareholders.

The following table provides summary information about each of the nominees for election at the 2023 Annual Meeting as well as the seven directors that are not currently standing for re-election.

Name	Class	Age	Director Since	Independent	Current Committee Memberships	Other Current Public Company Boards
Laurie Brlas Former Chief Financial Officer– Newmont Mining Corporation	III	64	2022	✔	Audit & Risk (Chair)	• Albemarle Corporation • Graphic Packaging Holding Company • Autoliv, Inc.
Yves C. de Balmann Executive Partner at Bridge Growth Partners	III	75	2022	✔	Compensation (Chair) Corporate Governance	• ESI Group
Joseph Dominguez President and Chief Executive Officer–Constellation	I	60	2022		N/A	None
Bradley M. Halverson Former Chief Financial Officer– Caterpillar Inc.	II	61	2022	✔	Compensation Corporate Governance	• Sysco Corporation • Lear Corporation • Satellogic, Inc.
Charles L. Harrington Former Chairman– Parsons Corporation	II	64	2022	✔	Audit & Risk Corporate Governance (Chair) Nuclear Oversight	• J.G. Boswell Company • JBT Corporation • Korn Ferry
Julie Holzrichter Chief Operating Officer–CME Group	I	54	2022	✔	Audit & Risk Compensation	None
Ashish Khandpur Group President, Transportation & Electronics–3M	I	55	2022	✔	Compensation Corporate Governance	None
Robert J. Lawless Former Chief Executive Officer– McCormick & Company, Inc.	III	75	2022	✔	Corporate Governance	None
Admiral John M. Richardson Former Chief of Naval Operations–U.S. Navy	III	62	2022	✔	Audit & Risk Nuclear Oversight (Chair)	• The Boeing Company • BWX Technologies, Inc.
Nneka Rimmer Former President, Global Flavors & Extracts–McCormick & Company, Inc.	II	51	2022	✔	Audit & Risk Nuclear Oversight	• Energizer Holdings

8 Constellation Energy Corporation 2023 Proxy Statement

Proxy Summary

Compensation Program Structure

Compensation Program Structure

The primary elements of our executive compensation program include fixed and variable components which are summarized below. There were no one-time equity grants issued to executives in connection with the successful separation from Exelon Corporation in February 2022.

Pay Element	Form	Shareholder Alignment and Link to Strategy
Base Salary	Cash	• Fixed income at competitive, market-based levels attracts and retains top talent
Annual Incentive Plan (“AIP”)	Cash	• Motivates executives to achieve key annual financial and operational goals that reflect commitment to superior operations, shareholder returns and supporting our customers and communities
Long-Term Incentive Plan (“LTIP”)	Performance Shares (67% of LTIP)	• Rewards executives for achieving long-term performance goals relating to strong free cash flows, disciplined capital allocation strategy, a strong investment grade balance sheet and increasing shareholder value
	Restricted Stock (33% of LTIP)	• Provides incentive for executives to increase shareholder value and serves as a valuable retention tool

CEO Compensation in 2022

The Compensation Committee and the Board approved the following compensation for the CEO.

For 2022, 74.1% of the CEO’s total target direct compensation was in the form of long-term incentives. Consistent with our focus on aligning compensation with performance, 89.2% of our CEO’s 2022 compensation was at risk and variable.

•	In 2022, CEO base salary was increased 4.8% from $1,050,000 to $1,100,000.
•	The AIP target was increased from 135% to 140%.
•	The 2022 LTI target was set at $7,532,500.

Constellation Energy Corporation 2023 Proxy Statement 9

Proxy Summary

Key Executive Compensation Practices

Key Executive Compensation Practices

Our executive compensation policies and programs are built upon a strong foundation of corporate governance and compensation best practices. Below is a high-level overview of certain elements of our executive compensation program.

What We Do:	What We Don’t Do:

•  Align pay for performance

•  Maintain significant stock ownership requirements for Directors and Executive Officers

•  Cap incentive awards and conduct an annual risk assessment of the compensation programs

•  Subject change-in-control benefits to double trigger vesting

•  Retain an independent compensation consultant that advises the Compensation Committee

•  Provide limited perquisites based on sound business rationale

•  Subject incentive compensation awards to clawback provisions

•  Review of pay equity by an independent third party

•  Engage in year-round shareholder outreach

•  Prohibit hedging, short sales, derivative transactions or pledging of Company stock

•  Assess our programs against peer companies and best practices

•  Set appropriate levels of “stretch” in incentive targets

•  No guaranteed minimum payout of AIP or LTIP programs

•  No employment agreements

•  No excise tax gross-ups for change-in-control agreements

•  The value of LTIP awards is not included in pension or severance calculations

•  No option repricing or buyouts without stockholder approval

ESG Principles

We are committed to a carbon-free future while maintaining a strong balance sheet, advancing our environmental, social and governance (ESG) initiatives and investing in carbon-free energy solutions. Our ESG principles are core to our purpose and business strategy of supporting the transition to a carbon-free future. Our principles consist of these critical focus areas:

10 Constellation Energy Corporation 2023 Proxy Statement

Proxy Summary

Sustainability

Sustainability

We provide carbon-free energy and services to help meet national climate goals and decarbonize the electric grid. Our values drive our people to function as a team and work towards our common purpose: accelerating the transition to a carbon-free future for the benefit of our customers, communities and shareholders. This purpose drives us to maintain our position as an industry leader in the production of 24/7 reliable and affordable carbon-free energy and encourages us to innovate and expand upon the carbon-free energy solutions we currently provide to businesses and communities across the United States.

Climate Change Commitments

We see the management of climate-related risks and opportunities as fundamentally intertwined with our business strategy and community engagement.

•	We have already reduced our greenhouse gas (GHG) emissions footprint by 80 percent since 2005.
•	We are committed to pushing even further as we accelerate the transition to a carbon-free energy future.
•	Our commitments start with continuing to expand the capabilities of our carbon-free energy generation and reducing our GHG emissions.

(1)	Subject to policy support and technology advancements.
(2)	Any emissions that cannot be technologically reduced by that time will be offset; Constellation commits to reducing methane emissions by 30% from 2020 by 2030.

Carbon-free, Safe and Reliable Energy

Many sectors of the economy are pivoting to electricity as the power source to reach their decarbonization goals, with electricity demand projected to double by 2050. We are well equipped to meet the need for carbon-free, reliable and affordable energy in the U.S. In 2020, our total emissions were lower than any major publicly traded U.S. power generator and our carbon intensity is more than four times less than our closest competitor.

Nuclear Fleet

•	Our nuclear fleet is well-positioned to complement the growth of renewable energy through its unparalleled grid-stabilizing generation, that provides zero-emissions power to the grid 24 hours a day, 7 days a week throughout every season of the year.
•	No other major form of energy production can provide this kind of around-the-clock, clean energy.
•	We operate our nuclear fleet at the highest possible performance standards while maintaining a clear focus on safety and leveraging best practice management models across our nuclear sites.
•	We have achieved a nuclear capacity factor of 94% or better every year since 2013 and have led the industry for over a decade and 14 of the last 16 years.
•	Production from our 21 gigawatts (GW) ownership share of 23 nuclear reactors totaled 173 terawatt hours of zero-emissions electricity in 2022, enough to power approximately 15 million homes.

Constellation Energy Corporation 2023 Proxy Statement 11

Proxy Summary

Sustainability

Our Renewable Fleet

•	Constellation operates a robust fleet of renewables consisting of hydroelectric, wind and solar power which have a combined capacity of more than 2.6 GW.
•	We own and operate one of the nation’s largest solar power facilities in California that has a total generation capacity of 242 MW.
•	We also operate and have ownership interests in 27 wind projects across 10 states that have generating capacity of about 1,738 MW of electricity.
•	Our hydroelectric assets consist of two plants in Maryland and Pennsylvania.
•	The Conowingo Hydroelectric Generating Station can generate up to 572 MW of electricity, enough to power 165,000 homes, and can respond to changes in demand within 10 minutes.
•	Muddy Run Pumped Storage Facility can generate up to 1,070 MW of electricity by pumping water into the upper reservoir at night, when demand decreases, to power turbines during subsequent peak-demand periods.

Innovation and Technology Enablement

•	Our culture embraces innovation to achieve a clean energy future.
•	We focus on three key trends or categories of technological transformation: Decarbonization, Digitalization and Diversification.

Clean Energy Centers

•	Our nuclear generation facilities are carbon-free energy centers which we will leverage by exploring co-location of customer load, direct air capture of carbon dioxide, and producing clean hydrogen and other sustainable fuels to reduce industrial emissions.

Policy Engagement and Advocacy

•	We actively support energy policies that address the need for carbon-free energy generation in the U.S.
•	We are engaged in advocacy in connection with federal and state agency rulemaking and in the courts.

Energy Equity and Environmental Justice

•	Working within our communities, we will make environmental justice and energy equity a central focus of our actions and work to build a more equitable future for our employees, customers, business partners and community members.
•	Reducing the energy burden of communities is an important tenet of our focus on energy equity and environmental justice.
•	In 2022, we established Environmental Justice Principles to guide our efforts. For more on our approach to energy equity, please see our Environmental Justice Policy on our website at https://www.constellationenergy.com/sustainability/environment/esg-resources.htm.

12 Constellation Energy Corporation 2023 Proxy Statement

Proxy Summary

Diversity, Equity and Inclusion (DEI)

Diversity, Equity and Inclusion (DEI)

Constellation operates in a world rich in diversity — in race, ethnicity, gender identification, sexual orientation, abilities, experiences, and thought. We know that engaging and supporting a diverse workforce at all levels of the organization is key to fostering innovation, growing an inclusive and engaged culture, and delivering strong performance.

Board Oversight of DEI

The Board of Directors is focused on building and maintaining a corporate culture that values and prioritizes diversity, equity, and inclusion, including with respect to Board composition. Diversity is, and has been, an important consideration in evaluating candidates for our Board. The Board also receives regular updates from senior management regarding the progress the company has made in achieving its overall DEI goals and objectives.

Our DEI Strategic Priorities

Strategic Talent Sourcing

To be intentional in our sourcing efforts to attract talent and focus more effectively on diverse populations via relationships, technology, and manual efforts to increase diversity in our talent pipelines, applicant pools, interview slates and hires. We will grow our diverse candidate pool through new and unique sources including our workforce development efforts.

Workforce Development

To focus on elevating career awareness, fostering equitable access and advancing skills of workers from communities that have historically been underrepresented in the energy sector. Invest $1 million in community partners that are investing in historically underrepresented population and underserved community members to create family sustaining careers. Amplify our university, community college and technical college partnership with a focus on improving diversity within STEM majors.

Supplier Diversity

To make certified diverse and small businesses a natural part of our business environment, creating superior performance for our customers and achieving long-term growth and business success in our communities. We aim to increase Constellation spend directly with diverse suppliers as well as through non-diverse suppliers subcontracting to diverse supplies. We will expand education, dedication, and evaluation internally across Constellation functions and externally with supplier diversity councils and stakeholders.

Equity

To establish a governance structure through the DEI Center of Excellence and the creation of the DEI Advisory Board in 2022 centered around advancing diversity of thought, eliminating barriers and creating opportunities for our employees by establishing a culture of belonging.

Constellation Energy Corporation 2023 Proxy Statement 13

Proxy Summary

Corporate Governance

Corporate Governance

Constellation is committed to maintaining the highest standards of corporate governance that promote the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust. Strong corporate governance is a fundamental aspect of our long-term sustainable business operations.

The Board provides oversight on the development and execution of our strategy, business operations and performance, enterprise risks, executive compensation, corporate citizenship, including sustainability and environmental stewardship, and governance practices.

Our Board is comprised of ten directors. All members, excluding Constellation’s President and CEO, are independent under criteria established by The Nasdaq Stock Market LLC (Nasdaq). Board membership is reviewed on an annual basis to ensure our Board members have a diverse set of characteristics, skills and experience necessary to maximize the success of our business and effectively represent shareholder interests. We also consider a diversity of backgrounds and perspectives, including with respect to age, gender, race, and specialized experience. Currently, 30% of Board members are women and 40% are deemed to be diverse under Nasdaq rules.

The Board has four standing committees. Each committee has clearly defined roles and responsibilities that are detailed in their respective charters.

•	The Audit & Risk Committee oversees and reviews the company’s financial statements, internal audit function, enterprise risk management processes and compliance with the Code of Business Conduct, and establishes procedures for complaints regarding accounting, internal accounting controls or auditing matters.

•	The Compensation Committee assists in establishing performance criteria, evaluation and compensation for the CEO and approves executive compensation programs for other executive officers. The committee also monitors and reviews leadership and succession planning for executive roles.

•	The Corporate Governance Committee reviews our environmental strategies, including climate and sustainability policies. The committee also identifies and recommends candidates for Board membership and advises on the evaluation process for the Board, its committees and directors.

•	The Nuclear Oversight Committee oversees the safe and reliable management and operation of our nuclear generating facilities. The committee also oversees compliance with policies and procedures to manage and mitigate risks associated with the security and integrity of our nuclear assets and reviews environmental, health and safety issues relating to nuclear generating facilities.

Board Governance

Our corporate governance structure is comprised of certain elements, including the following:

14 Constellation Energy Corporation 2023 Proxy Statement

Proxy Summary

Shareholder Engagement

Shareholder Engagement

In 2022, Constellation contacted holders of nearly 80% of our outstanding shares with offers to engage. Portfolio managers and governance professionals who accepted invitations to engage included a significant cross-section of our shareholder base, representing approximately 34% of Constellation’s outstanding shares. We believe that engaging with our investors provides valuable insights for the Board and its committees into investor perspectives and priorities. During 2022, our engagement team, comprising members of the Office of Corporate Governance, Investor Relations, Sustainability, Executive Compensation, and Human Resources departments, met to discuss a wide variety of issues with investors. Topics covered in our engagement meetings included: business operations and strategy, sustainability and climate matters, executive compensation, human capital and board composition and effectiveness. The feedback received from shareholders and other stakeholder groups was shared with each Board committee and the Board, as appropriate.

We believe that our approach to engaging openly with our investors on topics such as environmental strategy, corporate governance, executive compensation and other issues drives increased accountability, improves decision making, and ultimately creates long-term value. We plan to generally incorporate the following elements into our shareholder engagement process going forward.

Responsiveness to Investor Feedback in 2022

Feedback from shareholders indicated that there were no desired changes to our environmental, social and governance policies and practices at this time. During our outreach in the fall and winter of 2022, we committed to conduct future engagement to continue to learn more about the priorities and issues that matter most to our shareholders.

Constellation Energy Corporation 2023 Proxy Statement 15

16 Constellation Energy Corporation 2023 Proxy Statement

Cautionary Statements Regarding Forward-Looking Information

Cautionary Statements Regarding Forward-Looking Information

This proxy statement contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in global supply and demand conditions and prices for our products, statements regarding our future strategies, products and innovations, statements regarding our greenhouse gas emissions intensity reduction goals, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Risks and uncertainties include, but are not limited to the risks and uncertainties described in (a) Part I, ITEM 1A. Risk Factors, and (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2022, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. We do not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

Throughout this proxy statement, we refer to certain non-GAAP measures, including EBITDA, adjusted EBITDA and free cash flow. See the reconciliation to the corresponding GAAP measure set forth in Appendix A of this proxy statement.

References throughout the proxy statement to “GHG emissions” refer to Scope 1 and Scope 2 emissions.

Constellation Energy Corporation 2023 Proxy Statement 17

About Us

About Us

Headquartered in Baltimore, Maryland, Constellation is the nation’s largest producer of carbon-free energy and a leading competitive retail supplier of power and energy products and services for homes and businesses across the United States. Our carbon-free generation fleet produces enough energy to power the equivalent of approximately 15 million homes. We are helping to accelerate the nation’s transition to clean energy with more than 32,355 megawatts of generating capacity consisting of nuclear, wind, solar, natural gas and hydro assets and annual output that is approximately 90% carbon-free.

Already the lowest carbon emitter of any major investor-owned U.S. generator, we have set a goal to eliminate 100% of our Scope 1 and Scope 2 greenhouse gas (GHG) emissions by leveraging innovative technology and enhancing our diverse mix of hydro, wind and solar resources, paired with the nation’s largest carbon-free nuclear fleet. We produce approximately 11% of the nation’s carbon-free energy, making us an indispensable partner to businesses and state and local governments that are setting ambitious carbon- reduction goals and seeking long-term solutions to the climate crisis. Other important details about Constellation include:

•	Constellation is also one of the nation’s largest energy suppliers, selling electricity, natural gas and other energy-related solutions to approximately 2 million total customers, including 75% of Fortune 100 companies
•	We are committed to a carbon-free future while maintaining a strong balance sheet, advancing our ESG initiatives and investing in carbon-free energy solutions
•	As the business case for climate action builds momentum, we will continue to partner with businesses and governments committed to setting ambitious carbon-reduction goals and seeking long-term solutions to the climate crisis
•	Our disciplined capital allocation strategy supports a strong investment grade balance sheet and our growth investment is consistent with our corporate strategy
•	We will continue to build on strong, established foundations to deliver value to customers, communities, and shareholders

Constellation’s Value Proposition

Our value proposition is illustrated below.

18 Constellation Energy Corporation 2023 Proxy Statement

About Us

Separation from Exelon

Separation from Exelon

On February 1, 2022, Constellation separated from Exelon as an independent publicly traded company. The separation resulted in the establishment of Exelon as the nation’s largest fully regulated transmission and distribution utility company and Constellation as the largest producer of carbon-free power paired with a leading customer-facing platform, that includes carbon- free, sustainable energy solutions.

The separation was designed to unlock strategic flexibility for each company to focus on its core business strategies to better meet evolving customer needs and stakeholder goals. The separation gave each company the financial and strategic independence to focus on its specific customer needs, while executing its core business strategy with the resources necessary to best serve customers and sustain long-term investment and operating excellence. As a result of the separation. Constellation also gained the agility to adapt to a rapidly changing energy landscape.

Constellation Business Strategy

We are dedicated to accelerating the nation’s transition to a clean energy future and aim to serve as a strategic partner to businesses and federal, state and local governments that are setting ambitious carbon-reduction goals and seeking long-term solutions to the climate crisis. We will be a leading advocate at the federal and local levels for policies that will reduce GHG emissions and preserve and grow clean energy.

The principles of our sustainable business strategy demonstrate our commitment to a carbon-free future while maintaining a strong balance sheet, advancing our ESG initiatives and investing in carbon-free energy solutions. Our strategy builds on four principles:

Power America’s Clean Energy Future. We will operate and grow the nation’s largest fleet of carbon-free, zero-emissions generation facilities, with world-class levels of safety, reliability and resiliency.

Expand America’s Largest Fleet of Clean Energy Centers. We will leverage and expand our state-of-the-art carbon-free energy assets by exploring co-location of customer load, direct air capture of CO2, and producing clean hydrogen and other sustainable fuels to reduce industrial emissions.

Provide Energy and Sustainability Solutions for Customers. We will provide reliable, resilient energy and deliver innovative sustainability solutions that help customers achieve their clean energy goals.

Uplift and Strengthen our Communities. We will advance respect, belonging, diversity and equity by driving community investment and creating family-sustaining clean energy jobs.

We are committed to reducing our GHG emissions as follows:

(1)	Subject to policy support and technology advancements.
(2)	Any emissions that cannot be technologically reduced by that time will be offset; Constellation also commits to reducing methane emissions by 30% from 2020 levels by 2030.

Constellation Energy Corporation 2023 Proxy Statement 19

About Us

Constellation Business Strategy

Our goals are ambitious, but we begin from a position of strength. Already we are the nation’s largest producer of carbon-free energy, and nearly 90% of our generation comes from emissions-free nuclear, solar, wind and hydroelectric resources. Also, we produce nearly twice as much carbon-free energy as any other U.S. generator.

Our Nuclear Assets

Because of our always-on nuclear fleets, the country relies less on fossil fuel energy to backstop intermittent resources, reducing emissions in communities that are burdened by air pollution.

In addition, nuclear power is one of the most cost-effective forms of carbon-free electricity. Unlike other forms of carbon-free energy, the nuclear fleet operates reliably around the clock, every day of the year and through the most extreme weather, making it foundational to America’s resilient and affordable carbon-free energy future. And we can extend the life of our nuclear assets to a full 80 years, longer than any other carbon- free energy source, allowing us to deliver more reliable, emissions-free energy to the nation in the years to come.

Our nuclear fleet is well-positioned to complement the growth of renewable energy through its grid-stabilizing generation fleet, which provides zero-emissions power to the grid 24 hours a day, 7 days a week throughout every season of the year. No other form of energy production can provide this kind of around-the-clock, emissions-free energy.

We operate our nuclear fleet at the highest possible performance standards while maintaining a clear focus on safety and leveraging best practice management models across our nuclear sites.

Production from our 21 gigawatt (GW) ownership share of 23 nuclear reactors totaled 173 terawatt hours of zero-emissions electricity in 2022. Also, we have achieved a nuclear capacity factor of 94% or better every year since 2013 and have led the industry for over a decade and 14 of the last 16 years.

Our product offerings include energy efficiency, on- and off-site renewable energy and digital technology aimed at helping customers better manage their energy use and track their emissions. Our leading customer platform is ranked #1 for commercial and industrial businesses, and together with the nation’s largest carbon-free energy fleet can help build a carbon-free economy.

At the core of our strategy is a belief that our nuclear plants can do more than just provide carbon-free energy to the grid 24 hours a day, 7 days a week, 365 days a year. We envision them operating as clean energy centers that enable new and emerging technologies and products to decarbonize parts of the U.S. economy that, up until now, have defied easy solutions and allow us to make beneficial use of excess carbon-free energy on the grid.

We are currently pursuing multiple technologies and products that align with our business strategy and would contribute to a carbon-free transition including: carbon-free hydrogen, direct air capture and hourly carbon-free energy matching.

20 Constellation Energy Corporation 2023 Proxy Statement

About Us

Constellation Business Strategy

Carbon-Free Hydrogen

While Constellation is already the nation’s largest producer of carbon-free electricity, we are also leveraging our carbon-free fleet to help decarbonize other hard to decarbonize industries. Working with the U.S. Department of Energy (DOE), Constellation is pioneering research at our Nine Mile Point Nuclear Station in upstate New York to demonstrate that hydrogen can be produced with carbon-free nuclear energy.

Sustainable fuels and other products produced with hydrogen hold the key to decarbonizing industries and processes that defy easy climate solutions, such as long-haul shipping, agriculture, steelmaking and aviation, as well as clean fertilizers that will grow sustainable foods. We are seeking to expand hydrogen production to other plants in our fleet and are exploring ways to reduce emissions at our fossil plants by blending clean hydrogen with natural gas.

Direct Air Capture

While we work toward zero-emissions, we are exploring ways to go even further. Through a separate DOE grant, we are exploring the potential for direct air capture (DAC) technology at our Byron nuclear plant in northern Illinois. While nuclear plants produce no carbon emissions, DAC technology captures carbon dioxide (CO2) directly from the atmosphere, a possible next-generation technology to combat the climate crisis. In this way, nuclear plants have the potential not only to be carbon-free, but carbon negative.

Hourly Carbon-Free Energy Matching

Matching energy demand with power generation and delivery in real time is fundamental to the design and engineering of the modern grid going back 100 years. In turn, a true clean energy grid will require enough carbon-free energy to meet demand for every hour of every day. With our nuclear fleet, Constellation is uniquely positioned to provide carbon-free energy to consumers whenever they need it, for whatever needs to be powered, wherever they are in the region. We are working towards developing an hourly carbon-free energy matching technology that will help customers across the country achieve true-zero emissions, as opposed to the current practice of annualizing renewable energy certificates. We anticipate that our hourly solution will be the most advanced, real-time carbon accounting solution of its kind, going beyond other net zero programs that aggregate carbon-free energy megawatts over time, and giving customers clearer and more accurate data on their emissions impact.

Empowering Our Communities

These and other emerging technologies hold the key to solving the climate crisis and transforming our economy. As we continue to invest in the future of our industry, we also recognize our responsibility to invest in our communities and the workforce of tomorrow. In 2022, Constellation provided $12.5 million to charitable causes, including $4.6 million from our employees. In addition to their dollars, our employees donated approximately 80,000 hours of volunteer time.

Constellation Energy Corporation 2023 Proxy Statement 21

About Us

ESG Overview

ESG Overview

Our environmental, social and governance (ESG) principles are core to our purpose and business strategy of supporting the transition to a carbon-free future, and we believe these attributes make us a premier ESG company in the power sector.

Our principles consist of these critical focus areas:

Board Oversight of ESG

Our Board oversees the company’s ESG and sustainability efforts. In particular, our Board monitors our sustainability practices through oversight by the Corporate Governance Committee, which reviews our environmental strategies, including climate and sustainability policies. We also have designated leadership and team members to help advance our ESG principles, including the formation of the Constellation Sustainability Council, comprised of executives across the company. The Sustainability Council reviews sustainability policies and activities, ensures alignment with our purpose statement, reviews emerging ESG trends and makes recommendations to management on sustainability policies.

Sustainability

Our sustainability values drive our people to function as a team and work towards our common purpose: accelerating the transition to a carbon-free future for the benefit of our customers, communities and shareholders. This purpose drives us to maintain our position as an industry leader in the production of 24/7 reliable and affordable carbon-free energy and encourages us to innovate and expand upon the carbon-free energy solutions we currently provide to businesses and communities across the United States.

Climate Change Commitments

We see the management of climate-related risks and opportunities as fundamentally intertwined with our business strategy and community engagement.

•	We have already reduced our greenhouse gas (GHG) emissions footprint by 80% since 2005.
•	We are committed to pushing even further by continuing to expand the capabilities of our carbon-free energy generation and reducing our GHG emissions.

Carbon-free, Safe and Reliable Energy

Many sectors of the economy are pivoting to electricity as the power source to reach their decarbonization goals, with electricity demand projected to double by 2050. We are well equipped to meet the need for clean, reliable and affordable energy in the U.S., where we produce nearly as much carbon-free energy as our next two largest competitors combined. In 2020, our total emissions were lower than any major publicly traded U.S. power generator and our carbon intensity is more than four times less than our closest competitor.

22 Constellation Energy Corporation 2023 Proxy Statement

About Us

Sustainability

Our Renewable Fleet

•	Constellation operates a robust fleet of renewables consisting of hydroelectric, wind and solar power which have a combined capacity of more than 2.6 GW.
•	We own and operate one of the nation’s largest solar power facilities in California that has a total generation capacity of 242 MW.
•	We also operate and have ownership interests in 27 wind projects across 10 states that have generating capacity of about 1,738 MW of electricity.
•	Our hydroelectric assets consist of two plants in Maryland and Pennsylvania.
•	The Conowingo Hydroelectric Generating Station can generate up to 572 MW of electricity, enough to power 165,000 homes, and can respond to changes in demand within 10 minutes.
•	Muddy Run Pumped Storage Facility can generate up to 1,070 MW of electricity by pumping water into the upper reservoir at night, when demand decreases, to power turbines during subsequent peak-demand periods.

Innovation and Technology Enablement

•	Our culture embraces innovation to achieve a clean energy future.
•	We focus on three key trends or categories of technological transformation that: Decarbonization, Digitalization and Diversification.

Clean Energy Centers

•	Our nuclear generation facilities are clean energy centers which we will leverage by exploring co-location of customer load, direct air capture of carbon dioxide, and producing clean hydrogen and other sustainable fuels to reduce industrial emissions.

Policy Engagement and Advocacy

•	We actively support energy policies that address the need for carbon- free energy generation in the U.S.
•	We are engaged in advocacy in connection with federal and state agency rulemaking and in the courts.

Energy Equity and Environmental Justice

•	Working within our communities, we will make environmental justice and energy equity a central focus of our actions and work to build a more equitable future for our employees, customers, business partners and community members.
•	Reducing the energy burden of communities is an important tenet of our focus on energy equity and environmental justice.
•	In 2022, we established Environmental Justice Principles to guide our efforts. For more on our approach to energy equity, please see our Environmental Justice Policy on our website at https://www.constellationenergy.com/sustainability/environment/esg-resources.htm.

Constellation Energy Corporation 2023 Proxy Statement 23

About Us

Diversity, Equity & Inclusion

Diversity, Equity & Inclusion (DEI)

Constellation operates in a world rich in diversity — in race, ethnicity, gender identification, sexual orientation, abilities, experiences, and thought. We know that engaging and supporting a diverse workforce at all levels of the organization is key to fostering innovation, growing an inclusive and engaged culture, and delivering strong performance.

Our employees are our greatest asset and form the foundation of our success – we cultivate a workplace culture where all individuals can grow and develop to contribute to their full potential. We are committed to recruiting, developing and supporting an innovative, diverse team of employees that reflects the communities we serve.

Board Oversight of DEI

The Board of Directors is focused on building and maintaining a corporate culture that values and prioritizes diversity, equity, and inclusion, including with respect to Board composition. Diversity is, and has been, an important consideration in evaluating candidates for our Board. The Board also receives regular updates from senior management regarding the progress the company has made in achieving its overall DEI goals and objectives.

Key Elements of Our DEI Mission

Our DEI Strategic Priorities

Strategic Talent Sourcing

To be intentional in our sourcing efforts to attract talent and focus more effectively on diverse populations via relationships, technology, and manual efforts to increase diversity in our talent pipelines, applicant pools, and interview slates. We will grow our diverse candidate pool through new and unique sources including our workforce development efforts.

Workforce Development

To focus on elevating career awareness, fostering equitable access and advancing skills of workers from communities that have historically been underrepresented in the energy sector. Invest $1 million in community partners that are investing in historically underrepresented populations and underserved community members to create family sustaining careers. Amplify our university, community college and technical college partnership with a focus on improving diversity within STEM majors.

Supplier Diversity

To make certified diverse and small businesses a natural part of our business environment, creating superior performance for our customers and achieving long-term growth and business success in our communities. We aim to increase Constellation spend directly with diverse suppliers as well as through non-diverse suppliers subcontracting to diverse supplies. We will expand education, dedication, and evaluation internally across Constellation functions and externally with supplier diversity councils and stakeholders.

Equity

To establish a governance structure through the DEI Center of Excellence and the creation of the DEI Advisory Board in 2022 centered around advancing diversity of thought, eliminating barriers and creating opportunities for our employees by establishing a culture of belonging.

24 Constellation Energy Corporation 2023 Proxy Statement

About Us

DEI Highlights

DEI Highlights

•	Powering Change: $1 million investment in workforce development community partners that are investing in underrepresented populations and underserved communities to create family sustaining careers.

•	PowerEd: Holistic engagement with educational institutions, including Historically Black Colleges and Universities (HBCUs) and other institutions impacting underserved communities to improve diversity within STEM majors.

•	Constellation Scholars: Partnerships across the country to provide scholarships specifically geared toward students with diverse backgrounds or from underserved communities looking to pursue careers in STEM.

•	Nuclear Summer Camps: Funding for high school students from underserved communities to participate in college summer camps and STEM education across six universities.

•	Trades Engagement: Partnerships and participation with various trade groups and local vocational schools to build the pipeline of individuals not historically represented within the building trades for our craft positions.

•	Constellation Diverse Business Empowerment Strategy: Education, dedication, and increased spend directly with diverse suppliers as well as through non-diverse suppliers subcontracting to diverse suppliers.

•	Employee Resource Groups (ERGs): Constellation supports nine ERGs that are open to all employees to share experiences and connect with colleagues. Over 4,000 employees participate in at least one ERG, and there are over 64 chapters spread across the company.

•	DEI Resources and Webinars: Regular communication messaging from senior leadership which reinforces our DEI values and expectations as well as DEI highlights engagement opportunities, unconscious bias training, and educational resources for employees.

•	Association Partnership and Alignment: Support local and national associations or organizations dedicated to professional development, community engagement, and advocacy for diverse populations. Constellation has also signed pledges with the CEO Action for Diversity and Inclusion, and the Human Rights Campaign.

•	Pay Equity: As a component of our commitment to equity in all of our actions and employment decisions, Constellation conducts an annual analysis on gender and racial pay equity. We also review hiring and promotion processes to neutralize any unconscious bias and embed equal pay efforts into broader enterprise-wide equity initiatives. These actions reflect our commitment to create an environment where all employees can thrive and advance as equal members of the workforce.

•	Religious Accommodations: Company policy provides for reasonable accommodation of employees’ religious practices including time and space for prayer and accommodations for religious dress/attire and dietary restrictions.

Constellation Energy Corporation 2023 Proxy Statement 25

Proposal 1:

Election of Directors

We currently have a classified board structure that is being phased out over a three-year period beginning at the 2023 Annual Meeting of Shareholders. The Corporate Governance Committee has recommended, and the Board has nominated, our current Class I directors, Joseph Dominguez, Julie Holzrichter and Ashish Khandpur for re-election by shareholders as Class I directors. The initial term of the Class I directors will expire at the 2023 Annual Meeting of Shareholders. Upon re-election, each such director will serve a three-year term through 2026 or until his or her successor is elected and qualified, or his or her earlier death, resignation or removal. All of the nominees are presently members of the Board, and the Board is recommending that all three nominees be elected.

Nneka Rimmer, Bradley Halverson and Charles Harrington are Class II directors whose terms will expire at the 2024 Annual Meeting. At the 2024 Annual Meeting, the Class II directors will then be nominated to stand for re-election for a two-year term through 2026. Laurie Brlas, Yves de Balmann, Robert Lawless and John Richardson are Class III directors whose terms will expire at the 2025 Annual Meeting. At the 2025 Annual Meeting of Shareholders, the Class III directors will be nominated to stand for re-election for a one-year term through 2026. Commencing in 2026, all of our directors will stand for election each year for annual terms and following the 2026 Annual Meeting of Shareholders, our Board will no longer be divided into three classes.

Each director shall be elected by a plurality of the votes cast; however, under our bylaws, for any incumbent director to become a nominee for election by the shareholders as a director, that director must tender an irrevocable offer to resign from the Board contingent upon acceptance of such offer of resignation by the Board if the director receives a plurality of the votes cast but fails to receive a majority of the votes cast in an election that is not a contested election. If an incumbent director receives a plurality of the votes cast, but does not receive a majority of the votes cast in an election that is not a contested election, the Corporate Governance Committee, or such other independent committee designated by the Board, must make a recommendation to the Board as to whether to accept or reject the offer of resignation of the incumbent director, or whether other action should be taken. The independent members of the Board will consider the Corporate Governance Committee's recommendation and publicly disclose the Board's decision and the basis for that decision within 90 days from the date of the certification of the final election results. The director not receiving a majority of the votes cast will not participate in the Corporate Governance Committee's recommendation or the Board's decision regarding the offer to resign. For this purpose, the term "a majority of the votes cast" means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" the director's election. Further, a "contested election" is one in which the Corporate Secretary receives a notice that a shareholder has nominated or intends to nominate a person for election to the Board in compliance with our bylaws and such nomination has not been subsequently withdrawn or on prior to the tenth day before the notice of meeting is first mailed.

A brief statement about the background and qualifications of each nominee and each continuing director is provided on the following pages. No director has a familial relationship to any other director, nominee for director or executive officer.

Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board. It is the intention of the proxyholders to vote proxies for the election of the nominees named in this proxy statement, unless such authority is withheld.

26 Constellation Energy Corporation 2023 Proxy Statement

Proposal 1: Election of Directors

Our Director Nominees

Our Director Nominees

Biographies of Class I Directors with Terms Expiring at the 2023 Annual Meeting

A brief biography regarding the background and qualifications of each director nominee is provided on the following pages. Each nominee’s biographical information includes a description of the director’s experience, qualifications, attributes and skills that qualify him or her to serve on the Board of Directors.

Committees: • None Other current public directorships: • None	Joseph Dominguez President and Chief Executive Officer — Constellation	Age: 60 Director Since: February 2022 Director Nominee

Mr. Dominguez is the President and Chief Executive Officer of Constellation. As President and Chief Executive Officer, Mr. Dominguez oversees Constellation’s carbon-free energy fleet of nuclear, wind, solar, hydro-electric and natural gas facilities in 19 states, and the nation’s top competitive retail and commodities business, which provides electricity, natural gas and other energy-related products and services to two million residential, public sector and business customers nationwide, including more than three-fourths of the Fortune 100.

Previously, Mr. Dominguez served as Chief Executive Officer of ComEd, a subsidiary of Exelon. In that role, he was responsible for the safe and reliable delivery of electricity to customers and oversight of the management of the electric grid for over four million residential and business customers in Chicago and most of northern Illinois.

Prior to joining ComEd, Mr. Dominguez served as Executive Vice President of Governmental and Regulatory affairs and Public Policy for Exelon, where he led the development and implementation of federal, state, and regional governmental, regulatory, and public policy strategies. Mr. Dominguez was also a partner in the law firm of White and Williams, LLP, with a broad-based litigation practice counseling large and small corporations, institutions and government entities. Prior to joining White and Williams LLP, Mr. Dominguez served as an Assistant U.S. Attorney in the Eastern District of Pennsylvania.

Particular experience, attributes or skills that qualify candidate for Board membership:

As the President and Chief Executive Officer of Constellation and through his prior experience at ComEd, Exelon and as a practicing attorney, Mr. Dominguez brings to the Board an extensive knowledge and understanding of the company’s business, operations, finances, risks and strategy, as well as extensive regulatory, risk management and oversight expertise. His diverse experience and deep knowledge of the energy industry is crucial to the company’s strategic planning and operational success. As the only employee-director on the Board, Mr. Dominguez is able to provide the Board with management’s view of all facets of the company, supplying the Board with invaluable information to utilize in overseeing the business and affairs of the company.

Constellation Energy Corporation 2023 Proxy Statement 27

Proposal 1: Election of Directors

Our Director Nominees

Committees: • Audit & Risk • Compensation Other current public directorships: • None	Julie Holzrichter Chief Operating Officer — CME Group Inc.	Age: 54 Director Since: February 2022 Independent Director Nominee

Ms. Holzrichter is Chief Operating Officer of CME Group Inc., the world’s leading derivatives marketplace. Prior to being appointed to her current role in 2014, Ms. Holzrichter held a series of roles with increasing responsibility at CME Group Inc., including senior managing director of Global Operations from 2012 to 2014; managing director, Global Operations from 2007 to 2012; and director, Operations, from 2006-2007, among others. She has led the integration of global operations for a number of multi-billion-dollar mergers and acquisitions throughout her tenure.

Ms. Holzrichter serves on the board of the National Futures Association and she is a member of the Futures Industry Association and Women in Listed Derivatives.

She previously served on DePaul University’s Finance Advisory Board and DePaul University’s Arditti Center for Risk Management Advisory Board.

Particular experience, attributes or skills that qualify candidate for Board membership:

Ms. Holzrichter brings substantial senior management, operational and financial experience to the Board through her long tenure of increasing responsibility with CME Group, which is a highly regulated global business. She has served as the Chief Operating Officer of CME Group since 2014 and is responsible for managing the company’s global operations and clearing and post-trade service division. Her operational, leadership, financial and technology experience provides the Board with valuable insight and expertise that is relevant to the Board’s oversight of complex financial, operational, cybersecurity, technology and investments risks that are critical to Constellation’s operations, business and growth.

Committees: • Compensation • Corporate Governance Other current public directorships: • None	Ashish Khandpur Group President, Transportation & Electronics — 3M Company	Age: 55 Director Since: February 2022 Independent Director Nominee

Dr. Ashish Khandpur serves as Group President of the multi-billion Transportation & Electronics business group for 3M Company, a global corporation operating in the fields of transportation, electronics, industrial, worker safety, health care and consumer. During his 28-year career with 3M, Dr. Khandpur has held a series of roles with increasing responsibility, including Executive Vice President, Transportation & Electronics business group, from 2019 to 2021; Executive Vice President, Electronics & Energy business group, from 2017 to 2019; Senior Vice President, Research & Development and Chief Technology Officer, from 2014 to 2017, among other roles.

Dr. Khandpur is a member of the Dean’s Advisory Board, College of Science and Engineering, for the University of Minnesota and served as a trustee for the University of St. Thomas from 2017 to 2021. Dr. Khandpur also served as a director for the 3M Foundation from 2012 to 2017, and he also served as a director for 3M India in 2014.

Particular experience, attributes or skills that qualify candidate for Board membership:

Dr. Khandpur’s extensive engineering background, deep experience in complex global operations and research and development provide an invaluable perspective to the Board. Based on his 28 years of experience at 3M, Dr. Khandpur brings to the Board his unique perspectives on leadership, innovation, and new business creation through application of technology to customer or market needs and challenges. Additionally, his technological and operational experience provides the Board with valuable insight and expertise that is relevant to the Board’s oversight of complex financial, operational, cybersecurity and technology risks that are critical to Constellation’s business, operations and growth.

28 Constellation Energy Corporation 2023 Proxy Statement

Proposal 1: Election of Directors

Current Class II Directors

Biographies of Continuing Class II Directors with Terms Expiring at the 2024 Annual Meeting

The Board is classified until the 2026 Annual Meeting and, therefore, the following individuals who are Class II directors will not stand for re-election at the 2023 Annual Meeting of Shareholders.

Committees: • Audit & Risk • Nuclear Oversight Other current public directorships: • Energizer Holdings, Inc. (since 2018)	Nneka Rimmer Former President, Global Flavors & Extracts — McCormick & Company, Inc.	Age: 51 Director Since: November 2022 Independent Director

Prior to her retirement in 2021, Ms. Rimmer served as President, Global Flavors & Extracts, for McCormick & Company, Inc., a global leader that manufactures, markets and distributes spices, seasoning mixes, condiments and other products to the food industry. Ms. Rimmer held a series of roles with increasing responsibility at McCormick & Company, including Senior Vice President, Business Transformation, from 2019-2022; Senior Vice President, Strategy and Global Enablement, from 2017-2019; and Senior Vice President, Corporate Strategy & Development, from 2015-2017.

Prior to joining McCormick, Ms. Rimmer spent 15 years with Boston Consulting Group (BCG) focused on advising Fortune 100 C-Suite executives and board directors on global growth, M&A strategy, talent development and change management. She rose to become BCG’s first Black female partner, with leadership positions across the consumer goods and retail, public sector and strategy practices.

Ms. Rimmer currently serves as an independent director and member of the Audit and Human Capital Committees of the board of Energizer Holdings, Inc., a manufacturer of batteries and other products. She is also on the boards of Wellness Pet LLC and Wheel Pros LLC, two private equity-owned consumer products companies. Additionally, Ms. Rimmer serves as a trustee of the University of Maryland, Baltimore.

Particular experience, attributes or skills that qualify director for Board membership:

Ms. Rimmer’s extensive financial, leadership and risk management skills that she developed by serving in various senior leadership roles at McCormick & Company, combined with her broad experience serving on boards and key committees of other companies, provides the Board with relevant insights and expertise when overseeing Constellation’s strategy, risk management and growth. Ms. Rimmer’s deep experience with identifying and driving growth opportunities through mergers, acquisitions and other strategic investments provides the Board with valuable perspectives when considering potential opportunities for growth.

Committees: • Compensation • Corporate Governance Other current public directorships: • Sysco Corporation (since 2016) • Lear Corporation (since 2020) • Satellogic, Inc. (since 2022)	Bradley M. Halverson Former Group President, Financial Products and Corporate Services and Chief Financial Officer—Caterpillar Inc.	Age: 61 Director Since: February 2022 Independent Director

Mr. Halverson is the former Group President, Financial Products and Corporate Services and Chief Financial Officer of Caterpillar, Inc., the world’s leading manufacturer of construction and mining equipment, diesel and gas engines, turbines and locomotives. Prior to serving as Group President, Financial Products and Corporate Services and Chief Financial Officer from 2013 to 2018, Mr. Halverson held a series of positions with increasing responsibility during his 30-year tenure with the company, including Vice President, Financial Services from 2010 to 2013; Corporate Controller, Global Finance & Strategic Services from 2004 to 2010; and Corporate Business Development Manager, Corporate Services from 2002 to 2004, among others since joining the company in 1988.

Prior to his work at Caterpillar, Mr. Halverson worked as Financial Reporting Manager with Rolscreen Company and, before that, he worked in a series of roles with Price Waterhouse LLP. Mr. Halverson currently serves as an independent director, Chair of the Audit Committee and a member of the Compensation and Leadership Development and Executive Committees of the board of Sysco Corporation, a food distributor; an independent director and a member of the Audit and People & Compensation Committees of the board of Lear Corporation, a global automotive technology company; and an independent director and chair of the Audit Committee of the board of Satellogic, Inc., a company specializing in Earth-observation satellites.

He also served as a director for Custom Truck One Source from 2018-2021. Mr. Halverson currently serves as a member of the board of trustees of the Easterseals Central Illinois Foundations, previously served as Chairman of the board of directors of Easterseals Central Illinois and served on the OSF St. Francis Medical Center Community Foundation Board.

Particular experience, attributes or skills that qualify director for Board membership:

Mr. Halverson’s deep expertise in accounting, financial reporting and corporate finance, and his leadership experience in the areas of executive leadership and management, corporate strategy development, mergers and acquisitions, risk management, information technology systems oversight and international business provides the Board with critical perspectives on important strategic, financial and other public company issues. In addition, Mr. Halverson provides the board with important insights regarding the financial services industry and financial markets that are relevant to the Board’s oversight of critical financial matters.

Constellation Energy Corporation 2023 Proxy Statement 29

Proposal 1: Election of Directors

Current Class II Directors

Committees:

•  Audit & Risk

•  Corporate Governance (Chair)

•  Nuclear Oversight

Other current public
directorships:

•  J.G. Boswell Company (Since 2015)

•  JBT Corporation
(since 2021)

•  Korn Ferry (since 2022)

Charles L. Harrington Former Executive Chairman and Chief Executive Officer — Parsons Corporation	Age: 64 Director Since: February 2022 Independent Director Nominee

Mr. Harrington is the former Chairman, Chief Executive Officer and President of Parsons Corporation, a technology services company in the global defense, intelligence and critical infrastructure markets. Before becoming Chairman, Mr. Harrington served as Chairman and Chief Executive Officer of Parsons from 2008 to 2021, after serving in series of positions with increasing responsibility, including Executive Vice President, Chief Financial Officer and Treasurer from 2006 to 2008; President, Commercial Technology Group, from 2003 to 2006; and President, Communications Technology Group, from 1999 to 2002, among others.

Mr. Harrington also serves as a member of the board of directors of JBT Corporation, J.G. Boswell Company, Korn Ferry and the Cal Poly Foundation. He previously served as a member of the board of directors of The AES Corporation, a global energy company, from 2013 to 2020.

Particular experience, attributes or skills that qualify director for Board membership:

Mr. Harrington's extensive leadership experience in operations, finance and business development that he developed while serving as Chairman and Chief Executive Officer of Parsons Corporation is important to the Board as it oversees the management of Constellation’s strategy and growth. Coupled with his financial expertise as a former Chief Financial Officer and Treasurer, along with his engineering technical expertise encompassing large infrastructure projects and nuclear projects Mr. Harrington brings a broad range of expertise to the board. His deep executive leadership experience and his prior service on the board of a large public energy company that owns utilities and global power generation assets brings to the Board significant oversight expertise.

30 Constellation Energy Corporation 2023 Proxy Statement

Proposal 1: Election of Directors

Current Class III Directors

Biographies of Continuing Class III Directors with Terms Expiring at the 2025 Annual Meeting

As explained above, the Board is classified until the 2026 Annual Meeting and, therefore, the following individuals who are Class III directors will not stand for re-election at the 2023 Annual Meeting of Shareholders.

Committees: • Audit & Risk Other current public directorships: • Albemarle Corporation (since 2017) • GraphicPackaging Holding Company (since 2019) • Autoliv, Inc. (since 2020)	Laurie Brlas Former Executive Vice President and Chief Financial Officer — Newmont Mining Corporation	Age: 64 Director Since: February 2022 Independent Director

Prior to her retirement in 2016, Ms. Brlas served as Executive Vice President and Chief Financial Officer of Newmont Mining Corporation, a leading gold and copper producer with U.S. and international operations. From 2006 to 2013, Ms. Brlas served in a series of senior leadership positions at Cliffs Natural Resources, an iron ore producer, including as Executive Vice President and President, Global Operations. Prior to that, Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation, a provider of infection prevention and other procedural products and services, from 2000 to 2006, and from 1995 to 2000 she held a series of positions with increasing responsibility with Office Max, Inc., an office products retailer. Ms. Brlas is a certified public accountant and certified management accountant.

Ms. Brlas currently serves as an independent director, Chair of the Audit & Finance Committee and a member of the Capital Investment Committee of the board of Albemarle Corporation, a global chemical manufacturer; an independent director and member of the Compensation and Management Development and Nominating and Corporate Governance Committees of Graphic Packaging Holding Company, which specializes in the design and manufacturing of packaging for commercial products; and an independent director and member of the Audit and Risk and Nominating and Corporate Governance Committees of the board of Autoliv, Inc., an automotive safety supplier. She previously served as a director of Perrigo Company plc, a global healthcare company, from 2003 to 2019, Calpine Corporation, an energy company, from 2016 to 2018 and NOVA Chemical Corporation, a plastics and chemical manufacturer, from 2008 to 2009. Ms. Brlas previously served as a member of the board of Exelon Corporation from 2018 through 2022.

Particular experience, attributes or skills that qualify director for Board membership:

Ms. Brlas has deep expertise in accounting, financial reporting and corporate finance, and has executive leadership and management experience that she brings to the Board as it oversees Constellation’s business, financing and public reporting. Ms. Brlas’ service on the board of directors of several companies also provides the Board with critical perspectives on complex financial and operational issues. Her past executive leadership experience and extensive service on the boards of publicly traded companies also provides the Board with valuable insight and expertise that is relevant to the Board’s oversight of complex financial, operational and investments risks that are critical to Constellation’s operations, business and growth.

Committees: • Compensation (Chair) • Corporate Governance Other current public directorships: • ESI Group (since 2016)	Yves C. de Balmann Executive Partner at Bridge Growth Partners	Age: 75 Director Since: February 2022 Independent Director

Mr. de Balmann has been an Executive Partner at Bridge Growth Partners, a private equity firm, since 2019. Mr. de Balmann served as the Co-Chairman of Bregal Investments LP, a private equity investing firm, from 2002 to 2012. Previously, he served as Vice-Chairman of Bankers Trust Corporation, where he was in charge of Global Investment Banking, until that firm’s merger with Deutsche Bank in 1999, at which time he became Co-Head of Deutsche Bank’s Global Investment Bank and Co-Chairman and Co-Chief Executive Officer of Deutsche Banc Alex. Brown from 1999 to 2001.

Mr. de Balmann currently serves as a director of ESI Group, a provider of virtual prototyping software and services, which is listed in compartment B of Euronext Paris. Previously, Mr. de Balmann served as a director of Laureate Education, Inc. and as the non-executive chairman of Conversant Intellectual Property Management. Mr. de Balmann served as a member of the board of Exelon Corporation from 2012 through 2022.

Particular experience, attributes or skills that qualify director for Board membership:

Mr. de Balmann brings extensive leadership, financial, risk management, strategic investment and mergers and acquisition experience to the Board. Through this unique experience managing a global investment bank, Mr. de Balmann provides the Board with important perspectives in managing the operations and overseeing the financial condition of Constellation. Mr. de Balmann also brings to the Board a deep understanding of the power utility and power generation businesses, having served on board of Exelon Corporation, the company’s former parent corporation, for over ten years.

Constellation Energy Corporation 2023 Proxy Statement 31

Proposal 1: Election of Directors

Current Class III Directors

Committees: • Corporate Governance Other current public directorships: • None	Robert J. Lawless Former Chairman, President and Chief Executive Officer — McCormick & Company, Inc.	Age: 75 Director Since: February 2022 Independent Director

Mr. Lawless served as Chairman of the Board of McCormick & Company, Inc., a global leader that manufactures, markets and distributes spices, seasoning mixes, condiments and other products to the food industry from 1997 until 2009. Mr. Lawless also served as President from 1996 to 2006 and Chief Executive Officer from 1997 to 2007, after serving in a series of positions with increasing responsibility, including Chief Operating Officer; Executive Vice President; Senior Vice President – The Americas; Group Vice President – Europe; Vice President & Deputy Managing Director, International Group, among others.

Mr. Lawless previously served as a director of Constellation Energy Group from 2002 through 2012, when Constellation Energy Group merged with Exelon Corporation. He also served as a member of the board of Exelon Corporation from 2012 through 2022.

Mr. Lawless serves as a director for various non-profit organizations, including Operation Walk Canada and Teen Challenge Canada, and Habitat for Humanity in Fort Myers, FL as well as London, ON Canada. He previously served as a director for Baltimore Life Companies.

Particular experience, attributes or skills that qualify director for Board membership:

Mr. Lawless brings to the Board valuable experience in managing a large public company based on his service as Chairman, President and Chief Executive Officer of McCormick & Company. Mr. Lawless has significant experience in program management, finance, manufacturing, and operations. Mr. Lawless also brings to the Board his extensive leadership experience and skills in managing and operating a complex business, as well as extensive financial, international, technology, risk management and strategic planning expertise. In addition, Mr. Lawless contributes to the Board his deep understanding of the power utility and power generation businesses, having served for more than 20 years on the boards of Exelon Corporation and Constellation Energy Group.

Committees: • Audit and Risk • Nuclear Oversight (Chair) Other current public directorships: • The Boeing Company (since 2019) • BWX Technologies, Inc. (since 2020)	Admiral John M. Richardson Former Chief of Naval Operations — U.S. Navy	Age: 62 Director Since: February 2022 Independent Director

Admiral John Richardson (Ret.) served 37 years in the U.S. Navy, completing his service as the Chief of Naval Operations (CNO), the top officer in the Navy.

While in the Navy, Admiral Richardson served in the submarine force. He commanded the attack submarine USS HONOLULU in Pearl Harbor, Hawaii, for which he was awarded the Vice Admiral James Bond Stockdale Inspirational Leadership Award. He went on to command at every level of the Navy.

Admiral Richardson served as the Director of Naval Reactors from 2012 until 2015, with responsibility for the full life-cycle, including regulatory responsibilities of more than 90 reactors operating around the world on nuclear-powered warships. After serving in this role, Admiral Richardson served as the 31st Chief of Naval Operations, the senior officer in the Navy, from 2015 until 2019. Admiral Richardson retired from the Navy in August 2019.

Admiral Richardson currently serves as an independent director, Chair of the Special Programs Committee and a member of the Aerospace Safety and Finance Committees of the board of The Boeing Company, an aerospace company; and as an independent director and member of the Audit and Finance and Compensation Committees of BWX Technologies, Inc., a supplier of nuclear components and fuel. Admiral Richardson served as a member of the board of Exelon Corporation from 2019 through 2022. He also serves on the boards of the Center for New American Security and the Navy League of the United States. He is a senior advisor to the Johns Hopkins University Applied Physics Laboratory.

Particular experience, attributes or skills that qualify director for Board membership:

Admiral Richardson brings deep expertise to the Board in the areas of safety, regulation and oversight of complex, high-risk systems, as well as extensive crisis management and national security experience. Admiral Richardson’s experience leading the U.S. Navy as well as his expertise in nuclear oversight and operational excellence brings invaluable knowledge to the Board and richly informs his leadership of the Nuclear Oversight Committee. Admiral Richardson also brings desired knowledge of the nuclear energy and cybersecurity threats, as well as valued experience with the demands and challenges associated with managing large organizations from his service as Chief of Naval Operations and other senior leadership positions in the U.S. Navy.

32 Constellation Energy Corporation 2023 Proxy Statement

Corporate Governance

Constellation and the Board are committed to maintaining the highest standards of corporate governance, which we believe are essential for sustained success and creating long-term shareholder value. We believe our strong corporate governance practices will help us achieve our performance goals and maintain the trust and confidence of our shareholders, employees, customers, regulators, and other stakeholders.

Director Qualification and Nomination Criteria

Effective oversight of Constellation’s strategic direction requires our Board of Directors to be composed of diverse individuals who possess attributes and core competencies important to the company. The Corporate Governance Committee identifies and recommends director nominees for election to the Board and periodically retains a search firm to assist with the identification of potential candidates. The Corporate Governance Committee may also consider nominees suggested by other sources, including incumbent Board members and shareholders.

The Corporate Governance Committee and the Board determine the appropriate mix of skills and characteristics required to meet the needs of the Board as a whole and evaluates the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our Corporate Governance Principles. Though the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, directors should be selected so that the Board represents diverse experience at various policy making and executive levels in business, government, education and in industries that are relevant to the company’s business operations. The Board considers the term “diversity” to include differences of viewpoint, professional experience, veteran status, education, age, nationality, skill and other individual qualities and attributes that contribute to board heterogeneity as well as differences in race and gender.

The director selection criteria described above are evaluated by the Corporate Governance Committee each time a new candidate is considered for Board membership. The Corporate Governance Committee and the Board may consider such other factors it deems to be relevant to the success of a publicly traded company operating in the energy sector. As part of the annual nomination process, the Corporate Governance Committee reviews the qualifications of each director nominee, including currently serving Board members, and reports its findings to the Board. On February 6, 2023, the Corporate Governance Committee determined that each Board member satisfied the criteria described above and advised the Board that each of the director nominees listed under “Proposal 1: Election of Directors” is qualified to serve on the Board.

Constellation Energy Corporation 2023 Proxy Statement 33

Corporate Governance

Board Skills

Board Skills

The Corporate Governance Committee conducts regular reviews of a skills matrix to ensure that the Board continues to be comprised of members with the appropriate set of skills, qualifications and experiences. Our skills matrix includes the following skills and attributes:

34 Constellation Energy Corporation 2023 Proxy Statement

Corporate Governance

Board Skills Matrix

Board Skills Matrix

The following matrix identifies the five most prominent skills and attributes that each director brings to their service to Constellation’s Board and committees. While each independent director possesses numerous skills and attributes, we believe identifying the five most prominent skills and attributes provides a much more meaningful presentation of the key contributions and value of each director. Based on his role as President and Chief Executive Officer, we believe Mr. Dominguez possesses all the skills listed below.

de Balmann	Brlas	Dominguez	Halverson	Harrington	Holzrichter	Khandpur	Lawless	Richardson	Rimmer
Accounting and Finance		✔	✔	✔	✔			✔		✔
Executive	✔	✔	✔	✔	✔	✔	✔	✔		✔
Talent Management	✔	✔	✔			✔	✔	✔		
Technology and Innovation			✔		✔	✔	✔		✔	✔
Safety and Cybersecurity			✔	✔		✔			✔	
Industry and Infrastructure			✔		✔		✔			
Regulatory and Policy			✔						✔	
Risk Management	✔	✔	✔	✔		✔	✔		✔	✔
Corporate Governance	✔	✔	✔		✔			✔		
Environment and Sustainability	✔		✔						✔	
Business Development and Transformation			✔	✔				✔		✔

Constellation Energy Corporation 2023 Proxy Statement 35

Corporate Governance

Board Diversity

Board Diversity

The matrix below summarizes certain self-identified gender identity and demographic diversity attributes of our Board as required by Nasdaq. Each of the categories and the information listed in the table below has the meaning set forth in Nasdaq Listing Rule 5605(f) and is being presented in compliance with Nasdaq’s disclosure format. Each director was asked to self- identify their race/ethnicity, gender identity, disability, military experience, and/or LGBTQ+ identity.

Board Diversity Matrix as of March 14, 2023

Total number of Directors	Female	Male	Non- Binary	Did Not Disclose Gender
Gender Identity	3	7	—	—
Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Other Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races/Ethnicities	1	—	—	—
Directors identifying as LGBTQ+	—	—	—	—
Directors who did not disclose demographic background	—	—	—	—
Directors who are military veterans: 2
Directors who identify as Middle Eastern: 1

We believe that the composition of our Board complies with the standards for diverse board composition under Nasdaq Listing Rule 5605(f). Under the Nasdaq board diversity rule, we are required to have, or explain why we do not have, at least two members of our Board who are diverse, including at least one diverse director who self-identifies as female and at least one director who self-identifies as an underrepresented minority or LGBTQ+. Nasdaq defines “diverse” to mean female, under- represented minority, or LGBTQ+, and defines “under-represented minority” to mean an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or two or more races or ethnicities.

36 Constellation Energy Corporation 2023 Proxy Statement

Corporate Governance

Board Leadership Structure

Board Leadership Structure

Constellation’s bylaws permit the independent members of the Board to determine the leadership structure of the Board, including whether the roles of Board Chair and Chief Executive Officer should be performed by the same individual or whether the roles should be performed by separate individuals. As a matter of policy, the Board believes that separation of these functions is not required, and whether to combine the roles or not is a matter for the Board’s sole discretion, taking into consideration the current and anticipated circumstances of the company, the skills and experiences of the individual or individuals in question, and the leadership composition of the Board. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the company, taking into account the needs of the company at that time. Currently, the roles of the Chief Executive Officer and Board Chair are separated. The Board believes that this leadership structure ensures independent oversight and promotes the Board’s ability to effectively represent the best interests of all shareholders.

The Board is committed to continued independent oversight at all times, and our Corporate Governance Principles provide that the independent members of the Board shall select and elect a Lead Independent Director in the event the Board Chair and Chief Executive Officer roles are held by the same individual, or the person holding the role of Board Chair is not independent under the company’s independence standards for directors. At any time during which the position of Lead Independent Director may be required, but is vacant due to timing considerations, the Chair of the Corporate Governance Committee shall serve as the Lead Independent Director.

The duties of the Lead Independent Director include:

•	Assist the Board Chair in his or her duties as requested.
•	Assume the duties of the Board Chair when the Board Chair is not available to perform his or her duties.
•	Call special Board meetings as appropriate.
•	Lead, in conjunction with the Corporate Governance and Compensation committees, the annual process for evaluating the performance and compensation of the CEO and communicate to the CEO the results of the evaluation.
•	If the Board Chair is employed by the company, lead, in conjunction with the Corporate Governance and Compensation committees, the annual process for evaluating the performance and compensation of the Board Chair and communicate to the Board Chair the results of the evaluation.
•	Lead, in conjunction with the Corporate Governance Committee, the process for annual review and evaluation of Board and committee performance.
•	Preside at executive sessions of the independent directors.
•	Review Board meeting schedules, agendas, and materials and provide input to committee chairs on committee schedules, agendas, and materials.
•	Serve as principal liaison between the independent directors and management and between independent directors and the Board Chair, when needed.

Board Responsibilities

Constellation’s operations are managed by executive officers under the direction of the Board of Directors. The Board considers the interests of all of its constituencies, including: shareholders, customers, employees, and the communities we serve. The Board is committed to ensuring that Constellation conducts business in accordance with the highest standards of ethics, integrity, and transparency.

The Board’s responsibilities include, but are not limited to, the oversight of:

•	the management of the company’s business and the assessment of the company's business risks;
•	the processes for maintaining our integrity regarding our financial statements and other public disclosures, and compliance with laws and ethical principles; and
•	talent management and succession planning for the CEO and other executives.

The Board also reviews and approves major financial objectives and strategic and operating plans.

Constellation Energy Corporation 2023 Proxy Statement 37

Corporate Governance

Board Committees

The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, actions by written consent and other communications with management, as appropriate. The non-employee directors hold regularly scheduled executive sessions without management. The directors spend considerable time preparing for Board and committee meetings. Directors are expected to attend all meetings of the Board and the committees upon which they serve, and all Annual Meetings of shareholders. During the fiscal year ended December 31, 2022, the Board held five meetings and each of the directors attended more than 75% of the meetings of the Board and the committees on which he or she served. Attendance at Board and committee meetings during 2022 averaged 100%. The 2023 Annual Meeting of Shareholders will be our first Annual Meeting since we became a publicly traded company in February 2022.

Board Committees

Constellation has four standing Board committees: Audit & Risk; Compensation; Corporate Governance and Nuclear Oversight. Each committee is comprised exclusively of independent directors.

Each committee is governed by a Board-approved charter stating its responsibilities. The charters are available on the company’s website at www.Constellationenergy.com on the Board committees page and in print to any shareholder who requests a copy from Constellation’s Corporate Secretary. The committee charters are regularly reviewed and updated to incorporate best practices and prevailing governance trends.

Each committee charter gives the committee authority and discretion to retain and terminate the services of one or more outside advisors and consultants to assist it in performing its duties. The committee has the sole authority to approve such advisors’ and consultants’ fees and other retention terms, and the company funds the cost of the committee’s advisors and consultants.

Committee Membership as of March 1, 2023

Director	Audit and Risk	Compensation	Corporate Governance	Nuclear Oversight
de Balmann			✔
Brlas
Dominguez(1)	—	—	—	—
Halverson		✔	✔
Harrington	✔			✔
Holzrichter	✔	✔
Khandpur		✔	✔
Lawless			✔
Richardson	✔
Rimmer	✔			✔

 = Chair of Committee

(1)	Mr. Dominguez, our President and CEO, is not a member of these committees, however, he attends all committee meetings and provides input and insight, as appropriate.

38 Constellation Energy Corporation 2023 Proxy Statement

Corporate Governance

Board Committees

Audit & Risk Committee

The Audit & Risk Committee’s duties and responsibilities include:

•	reviewing and discussing with management and the independent registered public accounting firm matters related to the annual audited financial statements, quarterly financial statements, earnings press releases and the accounting principles and policies applied;
•	considering and reviewing with management and the independent registered public accounting firm matters related to the company’s internal controls over financial reporting;
•	reviewing the responsibilities, staffing and performance of the company’s internal audit function;
•	reviewing issues that arise with respect to the company’s compliance with legal or regulatory requirements and corporate policies dealing with business conduct;
•	appointing, compensating, retaining, and oversight of the work of the company’s independent registered public accounting firm, while possessing the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with such firm; and
•	reviewing the policies and processes established by management to identify, assess, monitor, manage and control the company’s material strategic, financial, operational, regulatory, reputational and other risks and risk exposures.

The charter requires the Audit & Risk Committee to perform an annual self-evaluation, review its charter each year and meet at least four times each year or more frequently as the committee chair deems appropriate. During the fiscal year ended December 31, 2022, the Audit & Risk Committee held six meetings.

The charter also requires the Audit & Risk Committee to be composed of three or more directors that satisfy the independence requirements for membership on the Audit & Risk Committee.

Our Board has determined that each of the Audit & Risk Committee’s members satisfy the applicable independence and other requirements of Nasdaq and the SEC for audit committees and that Ms. Brlas, Ms. Rimmer and Mr. Harrington each quality as an “audit committee financial expert” as defined under applicable SEC rules.

Compensation Committee

The Compensation Committee’s duties and responsibilities include:

•	assisting the Board in the establishment of performance criteria, evaluation, and compensation setting for the Chief Executive Officer;
•	electing and approving the compensation of “executive officers” as defined under Rule 3b-7 of the Securities Exchange Act of 1934;
•	overseeing leadership development and succession planning policies and criteria for executive officer level positions;
•	overseeing the plans and programs under which short and long-term incentives are awarded to executive officers and approving performance goals and awards under these plans;
•	reviewing and approving employment agreements, severance, and change in control or similar plans or agreements, and payments to be made thereunder to any executive officer;
•	reviewing and discussing with management human capital management matters; including as it pertains to diversity, equity and inclusion;
•	reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) for inclusion in the company’s proxy statement and determine whether to recommend to the Board the inclusion of the CD&A in the proxy statement; and
•	causing the Compensation Committee Report to be prepared for inclusion in the annual proxy statement.

The Compensation Committee charter requires the committee to perform an annual self-evaluation, review its charter each year and meet at least four times each year. During the fiscal year ended December 31, 2022, the Compensation Committee held four meetings. The charter also requires the Compensation Committee to be composed of three or more independent non-employee directors.

The Compensation Committee has retained Meridian Compensation Partners, LLC (Meridian) as its consultant to assist it in evaluating executive compensation. Meridian reports directly to the Compensation Committee and the committee retains sole authority to hire the consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. A representative of Meridian attended all meetings of the Compensation Committee in 2022.

Constellation Energy Corporation 2023 Proxy Statement 39

Corporate Governance

Corporate Governance Committee

Meridian provides various executive compensation services to the Compensation Committee, which generally include advising the Compensation Committee on the principal aspects of our executive compensation program and changing industry practices and providing market information and analysis regarding the competitiveness of our program design.

During 2022, Meridian performed several services, including the following:

•	provided presentations on executive compensation trends, and best practices and recent developments;
•	prepared competitive assessments by position for each element of compensation and for compensation in the aggregate;
•	reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement;
•	reviewed the peer group used for compensation purposes and recommended changes, if appropriate; and
•	attended executive sessions of the Compensation Committee.

Meridian provided no services to management during 2022. The Compensation Committee has assessed the independence of Meridian pursuant to Nasdaq listing standards and SEC rules and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

Corporate Governance Committee

The Corporate Governance Committee’s duties and responsibilities include:

•	reviewing the company’s strategies and efforts to protect and improve the quality of the environment, including, but not limited to the company’s climate change and sustainability policies and programs;
•	identifying and evaluating nominees for director and selecting, or recommending that the Board select, the director nominees for the next Annual Meeting;
•	annually evaluating and recommending to the Board the appropriate size and composition of the Board;
•	periodically reviewing and making recommendations to the Board on the compensation of outside directors;
•	taking a leadership role in shaping the corporate governance practices of the company;
•	periodically reviewing and making recommendations to the Board regarding revisions to the company’s Corporate Governance Principles;
•	reviewing and approving any transaction between the company and any related person in accordance with the company’s Related Person Transactions Policy; and
•	Review succession planning and make recommendations to the Board for the positions of Board Chair, Chief Executive Officer, and President.

The Corporate Governance Committee charter requires the committee to perform an annual self-evaluation, review its charter each year and meet at least four times each year. During the fiscal year ended December 31, 2022, the Corporate Governance Committee held four meetings. The charter also requires the Corporate Governance Committee to be composed of three or more independent non-employee directors.

Nuclear Oversight Committee

The Nuclear Oversight Committee’s duties and responsibilities include oversight of management’s administration of:

•	the safety and reliability of the company’s nuclear facilities, with a principal focus on nuclear safety;
•	compliance with laws, regulations, and standards related to nuclear generation safety and operations;
•	compliance with environmental and safety laws, regulations, and standards applicable to ownership and operation of nuclear power facilities;
•	the establishment of, and compliance with, policies and procedures to manage and mitigate, risks including cybersecurity risks, associated with the security and integrity of the company’s nuclear operations and assets; and
•	the operation of the company’s nuclear facilities and the overall organizational effectiveness of nuclear operations.

The charter requires the Nuclear Oversight Committee to perform an annual self-evaluation, review its charter each year and meet at least four times each year. During the fiscal year ended December 31, 2022, the Nuclear Oversight Committee held four meetings. Each meeting of the Nuclear Oversight Committee is held at one of our nuclear facility sites.

40 Constellation Energy Corporation 2023 Proxy Statement

Corporate Governance

Director Independence

Director Independence

The Board has incorporated the Nasdaq and SEC independence standards into the company’s independence standards contained in our Corporate Governance Principles. The Board has affirmatively determined that none of the non-employee directors who served on the Board in 2022 and all nominees for election, other than Mr. Dominguez as Constellation’s President and Chief Executive Officer, has a material relationship with the company and has affirmatively determined that each non-employee director is independent according to these independence standards.

The Board also determined that all members of the Audit & Risk Committee are independent within the definitions of independence of both Nasdaq listing standards and the SEC standards for audit committee members. The Board affirmatively determined that each member of the Audit & Risk Committee: (i) did not accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; (ii) was not an affiliated person of the company or any of its subsidiaries; and therefore (iii) satisfied the Nasdaq independence standards for audit committee members.

The Board has also determined that all members of the Compensation Committee are independent within the definitions of independence of both Nasdaq listing standards and the SEC standards for compensation committee members. The Board affirmatively determined that each member of the Compensation Committee: (i) has no material relationship to the company which would impair such director’s ability to be independent from management in connection with the duties of a compensation committee member; (ii) was not an affiliated person of the company or any of its subsidiaries; and therefore (iii) satisfied the Nasdaq independence standards for compensation committee members. There were no related person transactions identified for 2022.

Bylaw and Charter Amendments

In July 2022, the Board conducted an assessment of the company’s governance practices compared against the voting policies of proxy advisory firms and various institutional investors, and the governance practices of a select group of peers and other large public companies. The results of the assessment indicated that our governance practices and policies were in line with our peers and generally accepted best practices. However, following the assessment, the Board deemed it to be in the best interests of the company to adopt certain amendments to our charters and bylaws.

Specifically, the Board made amendments to the bylaws to implement “proxy access” to allow a shareholder, or group of up to twenty shareholders, owning at least three percent of the company’s outstanding capital stock continuously for at least three years, to nominate and include in the company’s proxy materials for an annual meeting of shareholders, director nominees constituting up to the greater of two nominees or twenty percent of the Board, provided that the shareholder(s) and the director nominee(s) satisfy the requirements set forth in the bylaws.

Also, the Board revised the charters to the Audit & Risk, Compensation and Corporate Governance committees to clarify and enumerate responsibilities regrading: sustainability (Corporate Governance), human capital management (Compensation) and risk management (Audit & Risk).

Corporate Governance Principles

Our standards of corporate governance are outlined in our Corporate Governance Principles, which in conjunction with our articles of incorporation, bylaws, Board committee charters and related policies and practices, form the framework for the effective governance of the company. The Corporate Governance Principles address matters including the Board’s responsibilities and role; Board structure, director selection, evaluation, and additional matters such as succession planning, executive stock ownership requirements, and our recoupment policy. The Corporate Governance Principles were initially adopted on February 1, 2022 and are reviewed periodically to reflect evolving governance trends and to remain aligned with the needs of the company and its stakeholders.

The full text of the Corporate Governance Principles, bylaws, the charters for each of the Board committees, and the Code of Business Conduct are available on our website, www.constellationenergy.com. These materials are also available in print to any person, without charge, upon written request to:

Corporate Secretary
Constellation Energy Corporation
1310 Point Street

Baltimore, MD 21231-3380

Constellation Energy Corporation 2023 Proxy Statement 41

Corporate Governance

Board Role in Risk Oversight

Board Role in Risk Oversight

The Board has broad responsibility to provide oversight of significant risks primarily through direct engagement with management and through delegation of ongoing risk oversight responsibilities to committees of the Board. Any risk oversight area not allocated to a committee remains with the Board. Each Board committee reports regularly to the Board on discussions of enterprise risks for which it is responsible. Reports provided by senior leadership, as well as third-party experts, support oversight of the key risks delegated to each committee and the full Board.

42 Constellation Energy Corporation 2023 Proxy Statement

Corporate Governance

Enterprise Risk Management

Enterprise Risk Management

Managing business risks of all types, from strategic, operational, financial, and regulatory risks to global risks like climate change, is central to Constellation’s business. Our Enterprise Risk Management (“ERM”) team is responsible for coordinating Constellation’s risk management program. The program incorporates the Three Lines of Defense Model of governance developed by the Institute of Internal Auditors, and is designed to anticipate strategic and emerging risks, integrate risk into business planning, minimize unexpected performance variances, and support growth initiatives within Constellation’s risk appetite.

The ERM team works collaboratively with business teams to help them identify and assess risks, and to better understand how to manage risks and establish tolerances that allow for growth while staying within our risk appetite. It also provides an enterprise- wide view of risks and risk management practices. Regular risk assessments deepen our understanding of risks, enable effective action to mitigate risks and strengthen our risk culture. We align our key risk indicators with our risk appetite and industry-leading practices.

Successful risk management requires participation from internal teams across our businesses and the ERM team tasked with identifying and evaluating the most significant risks of the business and the actions needed to manage and mitigate those risks. Also, the senior executives of the business unit discuss risks with the Audit & Risk Committee.

Constellation assesses and mitigates our environmental risk as part of both the risk program and the ISO 14001:2015 Environmental Management System.

Board Oversight of ESG

The Board is actively engaged on a wide range of environmental, social and governance (ESG) issues at both the committee and full Board levels.

•	The Audit and Risk Committee reviews SEC disclosures related to environmental risks as well as maintaining oversight of the finance organization and independent auditor’s commitments to diverse teams.
•	The Compensation Committee is actively involved in reviewing policies related to talent development and DEI, monitoring and shaping corporate culture, and evaluating potential ESG metrics for the compensation programs.
•	The Corporate Governance Committee is specifically tasked with overseeing sustainability and climate change strategies and efforts to protect and improve the environment.
•	The Nuclear Oversight Committee is specifically tasked with overseeing environmental and safety laws, regulations, and standards applicable to ownership and operation of nuclear power facilities.
•	The full Board oversees ESG issues, including, but not limited to: evaluating business risks related to climate change; reviewing investment and divestment opportunities related to climate risks; holding ongoing discussions around diversity and corporate culture; and reviewing corporate philanthropy and political contribution reports.

Director Retirement Policy

Each non-employee director must retire from the Board at or before the next Annual Meeting of Shareholders following the director’s 80th birthday. The Board has full discretion to decline a tendered resignation if it determines, based on the recommendation of the Corporate Governance Committee, that it is in the best interests of the company and its shareholders to extend the director’s continued service for an additional period of time. The Board has not established term limits for director service, but relies instead on the mandatory retirement age and annual Board evaluations to assure a regular process of Board refreshment. The Board believes term limits could deprive the Board of the valuable contributions of experienced directors who have extensive knowledge of the company and its operations.

Board and Committee Evaluations

Our Board seeks to operate with the highest degree of effectiveness, supporting a dynamic boardroom culture of independent thought and has initiated a strong evaluation process for the Board and Board committees.

Constellation Energy Corporation 2023 Proxy Statement 43

Corporate Governance

Annual Board Self-Evaluation Process

Annual Board Self-Evaluation Process

The Board conducts an annual self-assessment of its performance and effectiveness. The process is coordinated by the Board Chair and the chair of the Corporate Governance Committee and considers recommendations from the Corporate Governance Committee on the process and criteria to be used for Board and committee evaluations. The Corporate Governance Committee oversees and approves the annual formal board evaluation process.

1	Evaluation Questionnaires	Board members complete written questionnaires focusing on the performance of the full Board, including, but not limited to:

•  Overall Board performance and areas of focus including strategic and business issues, challenges, and opportunities

•  Board meeting logistics

•  CEO, senior management, and director succession planning

• Board Committee structure and composition • Board culture and composition • Management engagement with the Board and Committees • Quality of materials provided to the directors
2	Discussion of Results	A summary of the Board assessment results is provided to the Corporate Governance Committee and Board for review and discussion.
3	Implement Change Based on Feedback	The Board develops plans to take actions based on the results, as appropriate.

2022 Outcome:	The Board’s current structure, composition, and effectiveness were deemed to be very strong in light of consistently collaborative interactions.

Annual Committee Self-Evaluation Process

All of the Board’s standing committees conduct annual self-assessments of their performance and take into consideration the following:

1	Evaluation Questionnaires	Committee members complete written questionnaires focusing on the performance of each committee including, but not limited to:

•  Whether committee members possess the right skills and experiences or whether additional education or training is required

•  The sufficiency of committee charters

•  Whether there are sufficient meetings covering the right topics

•  Whether meeting materials and presenters are effective, among other matters

2	Discussion of Results	A summary of all committee assessment results is provided to the respective committees, the Corporate Governance Committee, and Board for review and discussion.
3	Implement Change Based on Feedback	The Board and each of its committees develop plans to take actions based on the results, as appropriate.

2022 Outcome:	The committees of the Board determined that they each were functioning effectively and efficiently and in a manner to properly perform the duties and responsibilities required of each committee.

Future Self-Evaluation Process Considerations

Based on the relatively short period of operation as a Board since the company’s separation from Exelon in February 2022, the Board deemed it appropriate to evaluate its effectiveness using written evaluations. Going forward, the Board will consider the best method of determining and evaluating its effectiveness (e.g., incorporating one-one-one interviews conducted by the Board Chair and Corporate Governance Committee Chair).

44 Constellation Energy Corporation 2023 Proxy Statement

Corporate Governance

New Director Orientation

New Director Orientation

Comprehensive director orientation is overseen by the Corporate Governance Committee and administered by the Corporate Secretary. The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or energy industry. Materials provided to new directors include information on the company’s vision and strategic direction, financial matters, corporate governance practices, Code of Business Conduct, risk management framework, and other key policies and practices. The onboarding process includes a series of one-on-one meetings with members of senior management and their staff for deep-dive briefings on business units. New directors are also invited to tour various company facilities, depending on their orientation needs and preferences.

Continuing Director Education and Site Visits

Constellation provides continuing education opportunities for incumbent directors on subjects that aid in their development and assist directors to effectively discharge their duties, including, compliance and corporate governance developments, business- specific learning opportunities, and briefing sessions on topics that present special risks and opportunities to the company. The Corporate Governance Committee may recommend committee member rotation if it determines that rotation would enhance a director’s education.

Continuing director education is provided during portions of Board and committee meetings and is focused on topics necessary to enable the Board to effectively consider issues before them at that time (such as new regulatory or accounting standards). Education may take the form of presentations from senior leadership or other subject matter experts within the company, presentations from external advisors, or “white papers” which are deep dives into timely subjects or topics.

Directors are also invited from time to time to tour facilities. During these visits, directors are able to interact directly with employees staffing key functions. Additionally, directors may attend educational seminars and programs sponsored by external organizations. The company covers the cost for any director who wishes to attend external programs and seminars on topics relevant to their service as directors.

Ethics and Compliance

Constellation is committed to maintaining a robust, comprehensive ethics and compliance program and recognizes that an effective program must constantly evolve in the face of changing risks.

Constellation’s Ethics and Compliance office provides governance and oversight of the company’s compliance with its regulatory obligations and is the primary resource for ethics advice and interpretation of the Code of Business Conduct and Supplier Code of Conduct. Our Ethics and Compliance office conducts various risk assessments to help identify compliance risks and assess controls for those risks. It works with business teams on the appropriate design, implementation, and testing of controls for various compliance obligations. Also, our Chief Compliance Officer has a direct reporting relationship to the Audit & Risk Committee.

We maintain a detailed Code of Business Conduct, applicable to all employees, officers, and directors across the enterprise and a Supplier Code of Conduct, which is based on the Code of Business Conduct principles and applies to all Constellation suppliers, including contractors, consultants, and vendors.

The Code of Business Conduct sets out our core values — which include acting with integrity — and addresses a wide range of topics, including conflicts of interest, workplace conduct, safety, protecting confidential information and other company assets, and bribery and corruption. The Code of Business Conduct highlights the importance of speaking up and strictly prohibits any form of retaliation for raising in good faith questions or concerns about potential violations of the Code of Business Conduct or compliance with applicable laws and regulations.

Generally, all employees and certain contract workers must participate in annual Code of Business Conduct training. Additionally, non-represented employees are required to complete an annual certification disclosing potential conflicts of interest and affirming their understanding of the Code of Business Conduct. Completion of the training and certifications is tracked.

We maintain a 24-hour ethics helpline that allows employees, contract workers, suppliers, and the public to report ethics concerns and potential legal or regulatory violations and to pose questions. The helpline has both a phone and web portal option and reporters have the option to remain anonymous. The Ethics and Compliance office oversees the intake, investigation, and resolution of reports of potential compliance violations and violations of the Code of Business Conduct and Supplier Code of Conduct.

We also maintain with Government Affairs four companywide policies that relate to oversight of employee and company interactions with public officials. The policies include various controls and guidance, and employees in various positions are trained on the requirements of the policies. Among other things, the policies require tracking and review of certain requests, referrals, and recommendations from public officials and regular reporting to the Audit & Risk Committee of such requests, referrals and recommendations.

Constellation Energy Corporation 2023 Proxy Statement 45

Director Compensation

Constellation’s director compensation program is designed to enable ongoing attraction and retention of highly qualified directors and to address the time, effort, expertise and accountability required of active board membership. The initial annual retainers for non-employee directors as well as additional fees paid to the independent chair and committee chairs were set prior to our separation from Exelon in February 2022. Following the separation, our non-employee director compensation program was subject to the review and approval of our Board upon the recommendation of the Corporate Governance Committee.

The Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding its non-employee director compensation program. The committee is authorized to engage outside advisors and consultants in connection with its review and analysis of director compensation. The committee takes various factors into consideration, including responsibilities of directors generally, Board and committee leadership roles such as the Board Chair and Committee Chairs, as well as the form and amount of compensation paid to directors at comparable companies.

The non-employee director compensation program is comprised of cash and equity components. The Board targets total compensation to be at the median level of compensation paid to directors at the peer group of companies used to determine executive compensation.

Cash Fees

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the Board Chair or as the chair of a committee. Directors serving in multiple leadership roles will receive incremental compensation for each role. The following table lists the cash retainer amounts in effect during fiscal year 2022.

Role	Annual Cash Retainer $
Non-Employee Director	$ 125,000
Board Chair	200,000
Committee Chairs:
Audit and Risk Committee	25,000
Compensation Committee	20,000
Corporate Governance Committee	20,000
Nuclear Oversight Committee(1)	20,000

(1) All members of the Nuclear Oversight Committee, including the chair, receive a $20,000 retainer.

Directors do not receive additional compensation for attending regularly scheduled board or committee meetings. All board fees are paid quarterly in arrears. New directors joining the Board receive a prorated fee for the quarter based on the date of their election.

Directors may elect to defer any portion of cash compensation into a non-qualified multi-fund deferred compensation plan. Under the plan, each director has an unfunded account where the dollar balance can be invested in one or more of several mutual funds. Fund balances are settled in cash and may be distributed in a lump sum or in annual installment payments upon a director reaching age 65, age 72, or upon departure from the board.

Additionally, directors who serve as members of any special committee receive fees of $5,000 per quarter for as long as the committee continues to meet or is necessary.

46 Constellation Energy Corporation 2023 Proxy Statement

Director Compensation

Equity Compensation

Equity Compensation

A significant portion of director compensation is provided in the form of equity to align the interests of directors with the interests of shareholders. In 2022, Constellation’s non-employee directors received deferred stock units (DSUs) valued at $155,000 that were granted quarterly in arrears. DSUs are credited to a notional account maintained on the books of the company at the end of each calendar quarter based upon the closing price of Constellation common stock on the day the quarterly dividend is paid. DSUs earn dividend equivalents which are reinvested in the deferred stock accounts as additional stock units. The account balance of DSUs will be settled in shares of Constellation common stock and will be distributed in a lump sum or in annual installments based on each director’s election. Directors may opt to receive their DSUs upon reaching age 65, age 72, or upon their departure from the Board.

The table below sets forth the amount of DSUs held by each non-employee director as of December 31, 2022. The balances reported include additional DSUs accumulated as dividend equivalents.

Name	Total Deferred Stock Units (#)
de Balmann(1)	95,241
Brlas	15,465
Halverson	2,023
Harrington	2,023
Holzrichter	2,023
Khandpur	2,023
Lawless(1)	100,639
Richardson	11,907
Rimmer	286
Total All Directors	231,630

(1)	For Messrs. de Balmann and Lawless the balance also includes DSUs granted under the legacy Constellation Energy Group, Inc. Deferred Compensation Plan for directors that will be settled in cash on a 1 for 1 basis.

Impact of Separation from Exelon

In connection with the separation from Exelon, in lieu of receiving Constellation shares upon separation on February 1, 2022, the deferred stock unit accounts for Ms. Brlas and Messrs. de Balmann, Lawless and Richardson, who each served on the Board of Directors of Exelon Corporation, were credited with an additional number of Constellation DSUs to ensure that the total dollar value of each director’s DSU account would remain the same as of pre- and post-separation.

Director Stock Ownership Requirement

Our Corporate Governance Principles, adopted February 1, 2022, include a director share ownership requirement of five times the annual cash retainer. All directors are required to meet the minimum stock ownership requirement within five years of their initial election to the Board. Deferred stock units as well as common shares beneficially owned directly or indirectly, including shares held in trust, are counted towards meeting the stock ownership guidelines.

2023 Compensation

The compensation for non-employee directors as well as additional fees paid to the independent chair and committee chairs were set prior to our separation from Exelon in February 2022. Following the separation, our non-employee director compensation program was subject to the review and approval of our Board upon the recommendation of the Corporate Governance Committee. In 2023, neither the Corporate Governance Committee nor the Board recommended or made changes to the non-employee director compensation program. In 2023, the non-employee director compensation program will be reviewed to determine whether any changes to the program are warranted.

Constellation Energy Corporation 2023 Proxy Statement 47

Director Compensation

2022 Director Compensation

2022 Director Compensation

The following table summarizes the compensation paid for each of our non-employee directors who served as a member of the Board and its committees in 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
de Balmann(3)	132,514	155,000	8,621	296,135
Brlas	137,083	155,000	—	292,083
Ferguson	30,536	32,642	—	63,178
Halverson	114,236	141,653	—	255,889
Harrington	141,155	141,653	—	282,808
Holzrichter	114,236	141,653	—	255,889
Khandpur	114,236	141,653	—	255,889
Lawless(3)	306,650	155,000	16,711	473,185
Richardson(3)	150,792	155,000	2,460	308,252
Rimmer	20,720	25,693	—	46,413

(1)	Annual Board and committee retainers including any amounts voluntarily deferred into the Director Deferred Compensation Plan.
(2)	The aggregate award value in the “Stock Awards” column for each director represents four quarterly awards representing a grant date fair value under FASB ASC Topic 718 of $56.25, $57.26, $83.19 and $86.21 for the first through fourth quarters. See Note 20 “Stock Based Compensation Plans” of the Consolidated Financial Statements contained in our 2022 Form 10-K for an explanation of the assumptions made in valuing these awards.
(3)	Amounts reported in this column include contributions made by Constellation in honor of Board service or by the Constellation Foundation to qualified not-for-profit organizations under Constellation’s matching gift program. Constellation’s matching gift program provides up to $15,000 per year in contributions to match those made by directors. No matching contributions were paid in fiscal year 2022 by Constellation. For Messrs. de Balmann, Lawless and Richardson the amount shown includes $8,621, $6,359 and $2,460, respectively, for the reimbursement of additional income tax due in connection with spousal travel on corporate aircraft. For Mr. Lawless the amount shown also includes $10,352 which represents the aggregate incremental cost incurred by Constellation for his approved personal use of corporate aircraft.

48 Constellation Energy Corporation 2023 Proxy Statement

Ownership of Constellation Stock

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Constellation common stock as of March 1, 2023, by each director and each named executive officer in the Summary Compensation Table, later in this proxy statement, and for all directors and executive officers as a group. The shares owned by directors and executive officers, both individually and as a group, constitute less than 1% of the total number of shares of common stock outstanding.

	Shares Owned Directly or Indirectly(1)	Shares Underlying Options Exercisable Within 60 Days	Total Shares Beneficially Owned
Non-Employee Directors
de Balmann	96,079	0	96,079
Brlas	15,465	0	15,465
Halverson	2,023	0	2,023
Harrington	2,023	0	2,023
Holzrichter	2,023	0	2,023
Khandpur	2,023	0	2,023
Lawless	149,462	0	149,462
Richardson	11,907	0	11,907
Rimmer	286	0	286
Named Executive Officers
Dominguez	75,610	0	75,610
Eggers	18,381	0	18,381
Hanson	27,521	0	27,521
Koehler	13,149	0	13,149
McHugh	19,249	0	19,249
Directors & Executive Officers as a group (8 individuals)	465,672	0	465,672

(1)	Includes any shares as to which the individual has sole or shared voting or investment power, directors’ deferred stock units granted under the Constellation deferred stock unit plan along with accumulated units from automatic dividend reinvestment, officers’ RSUs and deferred shares held in the Stock Deferral Plan, and directors’ and officers’ phantom shares held in a non-qualified deferred compensation plan which will be settled in cash on a 1 for 1 basis upon retirement or termination. Total includes shares held by all directors and NEOs as well as Constellation executive officers listed in Item 10, “Directors, Executive Officers and Corporate Governance” in Constellation’s 2022 Annual Report on Form 10-K filed on February 16, 2023.

Constellation Energy Corporation 2023 Proxy Statement 49

Ownership of Constellation Stock

Other Significant Owners of Constellation Stock

Other Significant Owners of Constellation Stock

Shown in the table below are those owners who are known to Constellation to hold more than 5% of its outstanding common stock. This information is based on the most recent Schedule 13G (or Schedule 13G/A) filings made with the Securities and Exchange Commission.

Name and address of beneficial owner	Shares Beneficially Owned	Percentage of class
The Vanguard Group(1) 100 Vanguard Blvd., Malvern, PA 19355	38,376,259	11.75%
FMR LLP(2) 245 Summer Street Boston, MA 02210	24,872,706	7.6%
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	24,968,484	7.6%
Capital International Investors(4) 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	24,465,202	7.5%
State Street Corporation(5) State Street Financial Center, 1 Lincoln Street, Boston, MA 02111	18,377,969	5.63%

(1)	The Vanguard Group disclosed in its Schedule 13G/A filed on February 9, 2023 that it has sole voting power over 0 shares, shared voting power over 433,456 shares, sole dispositive power over 37,091,996 shares, and shared dispositive power over 1,284,263 shares.

(2)	FMR LLP or Fidelity Institutional Asset Management, disclosed in its Schedule 13G filed on February 9, 2023 that it has sole voting power over 22,780,354 shares, shared voting power over 0 shares, sole dispositive power over 24,872,706 shares, and shared dispositive power over 0 shares.

(3)	BlackRock, Inc. disclosed in its Schedule 13G filed on February 7, 2023 that it has sole voting power over 22,602,900 shares, shared voting power over 0 shares, sole dispositive power over 24,968,484 shares, and shared dispositive power over 0 shares.

(4)	Capital International Investors disclosed in its Schedule 13G filed on February 13, 2023 that it has sole voting power over 24,384,741 shares shared voting power over 0 shares, sole dispositive power over 24,465,202 shares, and shared dispositive power over 0 shares.

(5)	State Street Corporation disclosed in its Schedule 13G filed on February 8, 2023 that it has sole voting power over 0 shares, shared voting power over 15,140,956 shares, sole dispositive power over 0 shares, and shared dispositive power over 18,335,301 shares.

50 Constellation Energy Corporation 2023 Proxy Statement

Communicating with the Board

Process for Communicating with the Board

Process for Communicating with the Board

Shareholders and other interested persons can communicate with any director or the independent directors as a group by writing to them at Constellation Energy Corporation, Attn: Office of the Corporate Secretary, 1310 Point Street Baltimore, Maryland 21231-3380. The Board has instructed the Corporate Secretary to review communications initially and transmit a summary to the directors and to exclude from transmittal any communications that are commercial advertisements, other forms of solicitation, general shareholder service matters, or individual service or billing complaints (although all communications will be available to the directors upon request). Under the Board policy, the Corporate Secretary will forward to the directors any communication raising substantial issues. All communications are available to the directors upon request.

Shareholders may also report an ethics concern with the Constellation Ethics Hotline by calling (1-844-927-2282). You may also report an ethics concern via email to EthicsOffice@Constellation.com.

Related Person Transactions

Constellation has adopted a written policy on the review, approval or ratification of transactions with related persons, which is overseen by the Corporate Governance Committee and is available on our website. The policy provides that the Corporate Governance Committee will review any proposed, existing, or completed transactions in which the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest. In general, related persons are directors and executive officers and their immediate family members, as well as shareholders beneficially owning 5% or more of Constellation’s outstanding stock as defined in SEC rules. Related person transactions that are in, or not inconsistent with, the best interests of Constellation are approved by the Corporate Governance Committee and reported to the Board. Related person transactions are disclosed in accordance with applicable SEC and other regulatory requirements.

There were no related person transactions identified for 2022.

Shareholder Engagement

We believe that engaging with our investors provides valuable insights for the Board and its committees into investor perspectives and priorities. During 2022, Constellation’s engagement team, comprising members of the Office of Corporate Governance, Investor Relations, Sustainability, Executive Compensation, and Human Resources departments, met to discuss a wide variety of issues with investors.

In 2022, Constellation contacted the holders of nearly 80% of our outstanding shares with offers to engage. Portfolio managers and governance professionals that accepted the invitation to engage included a significant cross-section of our shareholder base, representing approximately 34% of Constellation’s outstanding shares.

The feedback received from shareholders and other stakeholder groups is shared with each Board committee and the Board, as appropriate, on a regular basis throughout the year. Our Audit & Risk, Corporate Governance, Compensation and Nuclear Oversight committees will consider the adoption or recommend Board approval of suggested enhancements to policies, practices, or disclosures to meet investor concerns or expectations relating to new issues or emerging trends if such action is deemed to be in the best interests of the company and its shareholders.

Constellation Energy Corporation 2023 Proxy Statement 51

Shareholder Engagement

Shareholder Engagement

We believe that our approach to engaging openly with our investors on topics such as environmental strategy, corporate governance, executive compensation, and other human capital management issues drives increased accountability, improves decision making, and ultimately creates long-term value. We plan to generally incorporate the following elements into our shareholder engagement process going forward.

52 Constellation Energy Corporation 2023 Proxy Statement

Proposal 2:

Say-On-Pay: Advisory Vote on Executive Compensation

We are seeking an advisory vote to approve the compensation of our named executive officers for 2022.

This proposal, known as a say-on-pay proposal, gives our shareholders the opportunity to express their views on the compensation of the company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on Constellation, the Compensation Committee, or the Board of Directors. However, the Board and Compensation Committee value the opinions of the company’s shareholders and will take the results of the vote into consideration when evaluating the executive compensation program and making future decisions regarding the compensation of our named executive officers.

Our Board invites you to review the “Compensation Discussion and Analysis” section and the compensation tables and other compensation related disclosures included in this proxy statement.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our Board believes that the company’s executive compensation program, practices and policies drive performance, and align our executives’ interests with those of our shareholders. Accordingly, you may vote to approve or not approve the following advisory resolution on the compensation of the named executive officers at the 2023 Annual Meeting.

Our Board recommends that you vote FOR the following advisory resolution:

RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2023 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.

Constellation Energy Corporation 2023 Proxy Statement 53

Proposal 3:

Frequency of Future Advisory Votes on Executive Compensation

In addition to providing shareholders with the opportunity to cast a non-binding advisory vote on compensation paid to our named executive officers in Proposal No. 2 in accordance with SEC rules, Constellation is also required to provide its shareholders with the opportunity to cast an advisory vote to determine the frequency of future advisory shareholder votes on compensation paid to the named executive officers. By voting on this Proposal No. 3, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

After careful consideration, the Compensation Committee and the Board believe that an annual frequency (i.e., every year) is the optimal frequency for the advisory vote on compensation of our named executive officers. We believe this frequency will continue to enable our shareholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to more meaningful and timely communication between Constellation and our shareholders on the compensation of our named executive officers.

Shareholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “1 year,” “2 years,” “3 years,” or “abstain.”

This say-on-frequency vote is advisory, and therefore not binding on Constellation, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by shareholders and will consider the option that receives the highest number of votes cast as the frequency that is preferred by our shareholders when determining the frequency of future advisory votes on compensation of our named executive officers.

54 Constellation Energy Corporation 2023 Proxy Statement

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section and, based on such review and discussion, the committee recommended that the Board approve the inclusion of the Compensation Discussion and Analysis in this report.

Compensation Committee
Yves C. de Balmann, Chair
Bradley Halverson
Julie Holzrichter
Ashish Khandpur

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Constellation under the Securities Act or the Exchange Act, except to the extent that Constellation specifically incorporates the Compensation Committee Report by reference therein.

Compensation Discussion and Analysis

Executive Summary	55	Compensation Programs	60	Executive Compensation Policies	68
2022 Business Highlights	56	2022 Target Total Direct Compensation for NEOs	60	Clawback Policy	68
Executive Compensation Program Philosophy and Objectives	57	2022 Base Salaries	61	Risk Management Assessment of Compensation Policies and Practices	69
Compensation Program Structure	57	2022 Annual Incentive Plan	61
Chief Executive Officer Compensation	58	Sustainable Sharing	62	Tax and Accounting Implications	69
Legacy Exelon Awards	58	Long-Term Incentive Plan	64	Tax Consequences	69
Shareholder Engagement	59	Role of the Independent Compensation Consultant	67	Accounting for Stock-Based Compensation	69
Executive Compensation Best Practices	59	2022 Executive Compensation Peer Groups	67

Executive Summary

For purposes of this Compensation Discussion and Analysis and the related executive compensation tables, the individuals referred to as the “named executive officers” or “NEOs” are Constellation’s President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and the three most highly compensated executive officers of Constellation based on fiscal year 2022 compensation.

Specifically, the individuals determined to be our NEOs based on 2022 compensation are:

Joseph Dominguez	President and Chief Executive Officer
Daniel Eggers	Executive Vice President and Chief Financial Officer
Bryan C. Hanson	Executive Vice President and Chief Generation Officer
Michael R. Koehler	Executive Vice President and Chief Administration Officer
James McHugh	Executive Vice President and Chief Commercial Officer

Constellation Energy Corporation 2023 Proxy Statement 55

Compensation Committee Report

Executive Summary

2022 Business Highlights

Enduring Businesses Ready to Meet the Climate Crisis

Generated ~178 TWhs of carbon-free energy, avoiding ~126 million metric tons of carbon dioxide; equivalent to over 27.2M passenger vehicles being removed for one year

94.8%
Nuclear capacity factor

98.4%
power dispatch match

95.8%
wind and solar energy capture

Partnered with Microsoft to develop an hourly carbon-free energy matching technology that will allow our customers to have a transparent and independent way to certify that they are meeting their clean energy goals

Secured nuclear fuel supply through 2028

Pilot program to begin hydrogen production at Nine Mile Point

Hydrogen hubs being encouraged by DOE

Executed two largest Constellation Offsite Renewable (CORe) deals ever

Ranked overall #1 Retail Energy Supplier in DNV's 2022 Sales Strategy Study

Premier ESG Company

Introduced industry-leading climate goals

Issued carbon emissions reports to customers

Published first sustainability report

$1M
Launched $1M workforce development program

Created inaugural DEI Advisory Board

Donated more than $12.5M
to charitable causes, including $4.6M from employee contributions

80,000 hours
of employee volunteerism

Delivering Value for Our Shareholders

Earned Adjusted EBITDA[1] of $2,667M, above our revised guidance range

BBB
S&P upgraded to BBB

74.75% TSR
Strong TSR. Our TSR outperformed the S&P 500 (−14.23%)

$185M
Paid $185M in dividends

Paid down approx. $2.5B in long-term debt and term loans, and generated strong free cash flows to support investment grade balance sheet

(1)	See the reconciliation to the corresponding GAAP measures set forth in Appendix A of this proxy statement.

56 Constellation Energy Corporation 2023 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

Role of Exelon in Compensation

The Compensation and Leadership Development Committee of the Exelon Board of Directors (the “Exelon Compensation Committee”) considered an external analysis when establishing certain elements of Constellation’s executive compensation program including plan design, market median compensation and the prospective compensation peer group for consideration by the Compensation Committee of Constellation’s Board of Directors (the “Compensation Committee”). These analyses and recommendations were efficiently transitioned to the Compensation Committee through the strategic development of the Constellation Board which included four former members of the Exelon Board of Directors. Decisions regarding the conversion of legacy Exelon awards to Constellation awards for the named executive officers were made by the Exelon Compensation Committee prior to the separation of the two companies.

Following the separation in February 2022, the executive compensation programs, policies and practices for Constellation’s executive officers became subject to the review and approval of the Compensation Committee.

Executive Compensation Program Philosophy and Objectives

The goal of the executive compensation program is to facilitate the recruitment, retention and reward of executives who create long-term value by delivering on objectives that support strategic business objectives. Each element of total direct compensation is based on:

Compensation Program Structure

Our executive compensation program which includes fixed and variable components is summarized below. There were no one-time equity grants issued to executives as a result of the successful separation from Exelon.

Pay Element	Form	Shareholder Alignment and Link to Strategy
Base Salary	Cash	• Fixed income at competitive, market-based levels attracts and retains top talent
Annual Incentive Plan (AIP)	Cash	• Motivates executives to achieve key annual financial and operational goals that reflect commitment to superior operations, shareholder returns and supporting our customers and communities
Long-Term Incentive Plan (LTIP)	Performance Shares (67% of LTIP)	• Rewards executives for achieving long-term performance goals relating to strong free cash flows, disciplined capital allocation strategy, a strong investment grade balance sheet and increasing shareholder value
	Restricted Stock (33% of LTIP)	• Provides incentive for executives to increase shareholder value and serves as a valuable retention tool

Constellation Energy Corporation 2023 Proxy Statement 57

Compensation Discussion and Analysis

Executive Summary

A significant portion of compensation for the CEO and NEOs is tied to the achievement of short-term and long-term financial and operational goals. The components of compensation paid to our CEO and the other NEOs, except for base salary, are “at-risk”. The table below illustrates components for the NEO’s total direct compensation. Total direct compensation is equal to annual base salaries, plus annual cash incentives and long-term non-equity and equity incentive compensation, excluding non-recurring special purpose grants.

Chief Executive Officer Compensation

CEO compensation for 2021 was largely reflective of promotional pay decisions determined by the Exelon Compensation Committee when Mr. Dominguez was appointed the CEO of Constellation. The pay decisions were made after considering peer group data provided by the independent consultant to the Exelon Compensation Committee. Consideration was given to the competitive positioning of pay relative to peers considering his tenure as the CEO of a public company while emphasizing pay-at-risk in determining the 2022 compensation.

The Compensation Committee and the Board approved the following compensation for the CEO, positioning the CEO’s total direct compensation reasonably for a CEO of a new independent publicly traded company:

•	2022 base salary was increased 4.8% from $1,050,000 to $1,100,000.
•	AIP target was increased from 135% to 140%.
•	2022 LTIP target was set at $7,532,500.

In consideration of adjustments to 2022 compensation, the Compensation Committee received peer group data and considered transitional knowledge shared from the Exelon Compensation Committee; individual performance; scope of responsibility; leadership skills and values; current compensation; internal equity; and legacy matters. The Compensation Committee will continue to annually assess the executive compensation programs and amount of pay relative to performance.

Legacy Exelon Awards

The Exelon Compensation Committee was required to make decisions on the terms of outstanding unvested awards, including how performance was to be measured, what the continued vesting requirements would be, and what stock price methodology would be used for the conversion of unvested equity.

At separation, the Exelon Compensation Committee wanted to ensure that participants at each company received equitable treatment and that the value of the award immediately before the separation and immediately after the separation for each company was maintained. The Exelon Compensation Committee intended to maintain the character of the existing awards as either service-based or performance-based. The retention and stability aspects of the awards were sustained by maintaining the vesting schedules of the original awards.

Prior to the separation of Constellation from Exelon, the Exelon Compensation Committee approved and deemed the performance for the 2020–2022 performance share (“PShare”) award to be earned upon separation at 104.98%. The 2020–2022 Exelon PShare award held immediately prior to separation was replaced with a substitute Constellation restricted stock unit (RSU) award under the Constellation Stock Plan at a number of shares that maintained the value of the award immediately before the separation. The award was subject to continued vesting to maintain its retention effectiveness.

58 Constellation Energy Corporation 2023 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

The 2021–2023 PShare award target number of shares was converted into target Constellation shares at the date of separation based on the separation value ratio with an adjustment based on the Exelon TSR multiplier for the period ending December 31, 2021. A Constellation scorecard aligned with the Constellation business strategy was established with the design discussed under the long-term incentive program section of this Compensation Discussion and Analysis.

The separation value ratio used to convert outstanding unvested Exelon awards to Constellation awards utilized the five-day volume-weighted average stock price (VWAP) before and after the separation. The Exelon pre-separation share price of $56.81 was based on the VWAP for five days prior to the separation. The Constellation post-separation share price of $51.16 was based on the VWAP for five days after the separation.

Shareholder Engagement

The Compensation Committee reviews executive compensation, taking into consideration input received through engagement with investors. In 2022, we invited shareholders owning approximately 80% of our outstanding stock to engage. Shareholders holding an aggregate of approximately 34% of our common stock accepted the invitation. We engaged with these shareholders regarding the company’s business strategy, corporate governance policies, sustainability, human capital management, and compensation practices. In general, shareholders did not note any significant concerns with Constellation’s executive compensation programs. Going forward, feedback from shareholders will be solicited at appropriate times during the year including in connection with the annual meeting of shareholders and the Compensation Committee’s review of the executive compensation program.

Given that Constellation first became a publicly traded company in 2022, our first shareholder advisory vote on executive pay (“say-on-pay”) will occur during our 2023 Annual Meeting of Shareholders. We believe the say-on-pay advisory vote provides shareholders an important opportunity to provide feedback on our executive compensation programs. The Compensation Committee intends to take into account the outcome of this vote and feedback obtained through engagement when evaluating the company’s executive compensation programs.

Executive Compensation Best Practices

What We Do:	What We Don’t Do:

•  Align pay for performance

•  Maintain significant stock ownership requirements for Directors and Executive Officers

•  Cap incentive awards and conduct an annual risk assessment of the compensation programs

•  Subject change-in-control benefits to double trigger vesting

•  Retain an independent compensation consultant advises the Compensation Committee

•  Provide limited perquisites based on sound business rationale

•  Subject incentive compensation awards to clawback provisions

•  Review of pay equity by an independent third party

•  Engage in year-round shareholder outreach

•  Prohibit hedging, short sales, derivative transactions or pledging of Company stock

•  Assess our programs against peer companies and best practices

•  Set appropriate levels of “stretch” in incentive targets

•  No guaranteed minimum payout of AIP or LTIP programs

•  No employment agreements

•  No excise tax gross-ups for change-in-control agreements

•  The value of LTIP awards is not included in pension or severance calculations

•  No option repricing or buyouts without stockholder approval

Constellation Energy Corporation 2023 Proxy Statement 59

Compensation Discussion and Analysis

Compensation Programs

Compensation Programs

The goal of the executive compensation program is to recruit, retain and reward leaders who create long-term shareholder value through delivering on goals that support strategic business objectives. Our approach to setting each NEO’s 2022 target compensation is described below.

2022 Target Total Direct Compensation for NEOs

Setting Target Compensation for Executive Officers	Setting Target Compensation for the Chief Executive Officer

•   The Compensation Committee was responsible for overseeing the development and administration of the executive compensation program for executive officers (other than the CEO).

•   The Compensation Committee sets each executive officer’s compensation based on its analysis of peer group compensation and performance data with input from its independent compensation consultant.

•   Total direct compensation varied by NEO based on consideration such as: competencies and skills, scope of responsibilities, experience, individual and corporate performance, retention, succession planning and the organizational structure of the businesses.

•   Every year, the Compensation Committee will review each element of the executive officers’ compensation, including base salary, and annual and long-term incentive target opportunities.

•   The CEO’s compensation was approved by the independent members of the Board, based on the recommendations of the Compensation Committee and consideration of the Exelon Compensation Committee’s setting of the CEO’s pre-separation 2022 compensation package.

•   The Compensation Committee developed its recommendation of CEO compensation for approval by the Board, based on its review of the CEO’s pre- separation compensation package considering peer group compensation and performance data and advice from its independent compensation consultant.

•   Every year, the Compensation Committee will review each element of CEO compensation, including base salary, and annual and long-term incentive target opportunities.

The table below shows each NEO’s 2022 total direct compensation and each element of compensation.

	Cash Compensation			Long-Term Incentives
NEO	Base Salary	AIP Target	Target Total Cash	RSUs (33%)	Performance Shares (67%)	Target Total LTIP	Target Total Direct Compensation
Dominguez	$1,100,000	140%	$ 2,640,000	$2,485,725	$ 5,046,775	$ 7,532,500	$10,172,500
Eggers	$ 666,250	90%	$ 1,265,875	$ 582,450	$ 1,182,550	$ 1,765,000	$ 3,030,875
Hanson	$ 750,000	90%	$ 1,425,000	$ 759,000	$ 1,541,000	$ 2,300,000	$ 3,725,000
Koehler	$ 743,125	80%	$ 1,337,625	$ 394,350	$ 800,650	$ 1,195,000	$ 2,532,625
McHugh	$ 680,159	80%	$ 1,224,286	$ 552,750	$ 1,122,250	$ 1,675,000	$ 2,899,286

On February 7, 2022, Mr. Hanson also received a $1,400,000 retention-related award that is not included in the above table. This award is comprised of time-based restricted stock units subject to three-year cliff vesting on the anniversary date.

On March 1, 2022, Mr. Koehler also received a $1,500,000 retention-related award that is not included in the above table. This award is comprised of time-based restricted stock units with a grant date value of $900,000 subject to four-year cliff vesting and a $600,000 cash retention which is payable ratably at 25% on each anniversary date over a four-year period.

60 Constellation Energy Corporation 2023 Proxy Statement

Compensation Discussion and Analysis

2022 Base Salaries

2022 Base Salaries

In February 2022, the Compensation Committee determined each NEO’s base salary as part of its annual review of executive compensation. When evaluating whether to make any adjustments, the Compensation Committee considered a number of factors, including: the results of the annual market assessment of executive compensation provided by its independent compensation consultant; the need to retain experienced executives; transitional knowledge; individual performance; scope of responsibility; leadership skills and values; current compensation; internal equity; and legacy matters.

For the CEO’s base salary, the Compensation Committee makes recommendations which are reviewed and approved by the independent directors of the Board. On February 7, 2022, the Compensation Committee recommended a 4.8% increase to Mr. Dominguez’s base salary. The Board approved the increase which became effective on February 7, 2022.

Effective March 1, 2022, the Compensation Committee approved a 3.45% increase in base salaries for Mr. Hanson and 2.5% increases in base salaries for Messrs. Eggers, Koehler, and McHugh, as detailed in the table below.

NEO	Base Salary December 31, 2021	Base Salary March 1, 2022
Dominguez	$ 1,050,000	$ 1,100,000
Eggers	$ 650,000	$ 666,250
Hanson	$ 725,000	$ 750,000
Koehler	$ 725,000	$ 743,125
McHugh	$ 663,570	$ 680,159

2022 Annual Incentive Plan

The Annual Incentive Plan (AIP) is designed to promote the achievement of critical financial and operational goals that are aligned with our business plan and drive shareholder value. For the 2022 AIP, the Compensation Committee approved financial goals related to adjusted EBITDA (weighted 70%) and operational goals based on customer satisfaction (weighted 10%), dispatch match (weighted 10%) and fleetwide capacity factor (weighted 10%). The Compensation Committee most heavily weighted the financial metric to align the interests of executives with shareholders. Based on achieved performance, AIP payouts may range from 50% to 200% of an NEO’s target incentive opportunity. However, if threshold performance is not achieved with respect to a specific performance metric, no payout would be earned for that metric. The Compensation Committee may exercise its discretion to adjust awards otherwise earned under the AIP.

The pie chart below summarizes the performance metrics and their respective weights. In addition, each NEO’s annual incentive target opportunity expressed as a percentage of each NEO’s base salary is summarized below. The Compensation Committee determined each NEO’s AIP target as part of its annual review of executive compensation after considering the same factors as those considered for base salaries.

Constellation Energy Corporation 2023 Proxy Statement 61

Compensation Discussion and Analysis

Goal Setting

Goal Setting

The executive compensation goal-setting process employs a multi-layer approach and analysis that incorporates a blend of objective and subjective business considerations and other analytical methods to ensure that the goals are sufficiently rigorous. Such considerations include:

Financial Performance Measures. Tying a portion of the AIP to adjusted EBITDA aligns pay outcomes of our senior executives with the interests of shareholders.

•	When setting financial goals, the Compensation Committee reviews our long-term financial plan, as well as the current economic and regulatory environment.
•	The target is calibrated with our publicly announced guidance range and considers industry comparisons to establish the threshold, target, and maximum performance levels.
•	For 2022, our adjusted EBITDA guidance range was $2,355 million and $2,755 million with the adjusted EBITDA target set at the middle of the guidance range at $2,555 million.

62 Constellation Energy Corporation 2023 Proxy Statement

Compensation Discussion and Analysis

Operational Performance Measures

Operational Performance Measures. Operational target metrics for 2022 were set at challenging levels with “distinguished” performance set at “best-ever” levels that outperform the historical achievement of our company metrics for Dispatch Match and Fleetwide Capacity Factor. Similarly, “distinguished” levels for customer satisfaction (measured through Net Promoter score and CSAT, each equally weighed) must exceed highest rolling 12-month score within the last three years. Stretch performance levels are set to motivate employees to strive for continuous improvement. As part of its goal-setting process, the Compensation Committee reviews previous targets and performance to appropriately align the threshold, target, and maximum goals with expected performance.

The following table details the 2022 threshold, target, and distinguished or maximum performance goals and the results achieved. The company performance multiplier for the 2022 AIP was approved at 132.00% of target, based on the following assessment results.

	Threshold	Target	Distinguished	2022 Actual Results	Unadjusted Performance as % of Target	Weighted Performance
Adjusted EBITDA in millions (After Incentive Payout)	$2,172	$2,555	$2,938	$2,667	129.23%	90.46%
Fleetwide Capacity Factor (Nuclear)	92.707%	94.707%	95.84%	95.118%	136.01%	13.60%
Dispatch Match (Power)	93.2%	95.9%	99.4%	98.4%	171.43%	17.14%
Net Promoter Score (C&I Customer Loyalty)	38.22	55.83	60.28	58.74	165.39%	8.27%
CSAT (Residential Customer Satisfaction)	84.08	85.34	86.29	84.09	50.40%	2.52%
				Payout%		132.00%

The following table shows how the formula was applied and the actual amounts awarded. The AIP targets presented below are prorated based on salary and the AIP payouts were made on February 28, 2023 and March 15, 2023.

NEO	AIP Target %	AIP Target	Formulaic Performance Factor	Actual Award
Dominguez	140%	$1,527,579	132.00%	$2,016,404
Eggers	90%	$ 597,262	132.00%	$ 788,386
Hanson	90%	$ 669,043	132.00%	$ 883,137
Koehler	80%	$ 592,157	132.00%	$ 781,647
McHugh	80%	$ 541,982	132.00%	$ 715,417

Constellation Energy Corporation 2023 Proxy Statement 63

Compensation Discussion and Analysis

Long-Term Incentive Plan

Long-Term Incentive Plan (LTIP)

Our long-term incentive pay structure aligns pay with performance and our company’s business strategy. The pay structure also motivates and rewards executives for long-term shareholder value creation. The Compensation Committee grants long-term equity incentive awards annually at its January or February meeting. For 2022, the Compensation Committee determined each NEO’s total target long-term incentive value based on competitive market data and other factors that are discussed under the heading “Setting Target Compensation for Executive Officers” in the executive summary of this Compensation Discussion and Analysis. The LTIP value is allocated between grants of RSUs (33%) and PShares (67%) to our NEOs, as described in the chart below.

NEO	RSUs (33% of LTIP)	PShares (67% of LTIP)
Dominguez	48,588	98,647
Eggers	11,385	23,115
Hanson	14,836	30,122
Koehler	7,709	15,650
McHugh	10,805	21,937

2022 – 2024 Restricted Stock Units

RSUs. In February 2022, the Compensation Committee approved the grant of RSUs for each NEO, which vest ratably over a three- year period. During the vesting period, RSUs receive dividend equivalents that are reinvested as additional RSUs and remain subject to the same vesting conditions as the underlying RSUs. RSUs are not subject to any performance metrics. On each vesting date, the number of RSUs that vest is settled in a like number of shares of our common stock, less applicable taxes, provided that the NEO was continuously employed through the vesting date.

2022 – 2024 Performance Share Program

PShares. In February 2022, the Compensation Committee approved the grant of PShares for each NEO, which are earned over the three-year period ending December 31, 2024. Based on achieved performance, the number of PShares earned at the end of the performance period may range from 50% to 200% of an NEO’s target PShares. However, if threshold performance is not achieved with respect to a specific performance metric, no payout would be earned for that metric. The performance metrics underlying the 2022 – 2024 PShare awards and the formula used to determine the earned incentive award are described below.

64 Constellation Energy Corporation 2023 Proxy Statement

Compensation Discussion and Analysis

Goal Setting Process

Goal Setting Process

PShare Metrics	Link to Long-Term Shareholder Value

Free Cash-Flow before Growth
"Free Cash Flow" as used by the company is Cash From Operations net of Cash From Investing (e.g., capital expenditures or Capex). Free Cash Flow is adjusted for certain non-recurring and other items to calculate Free Cash Flow before Growth. These adjustments include items such as non-recurring Capex, growth Capex, and collateral. For compensation purposes only, Free Cash Flow before Growth is adjusted to exclude impacts of changes in working capital.	Aligned with our strategy to deliver strong free cash flows, optimized through industry-leading operations

CFO/Debt
"CFO/Debt" is a general term referring to the Moody’s CFO Pre-WC/ Debt credit metric. CFO or Cash From Operations is taken from the GAAP Cash Flow Statement. CFO is adjusted for working capital, nuclear fuel capital, and other items based on guidance from Moody’s to calculate CFO Pre-WC (the numerator). Debt is the sum of Notes Payable and Total Long-term Debt from the Balance Sheet. Debt is also adjusted based on guidance from Moody’s to calculate Adjusted Debt (the denominator). This metric aims to measure the creditworthiness of the company.	Aligned with our strategy to deliver on a disciplined capital allocation strategy and the maintenance of a strong investment grade balance sheet

Setting PShare Targets. PShare targets are set based on external commitments and analysis of sensitivities at the beginning of the performance period. The target for the CFO/Debt metric is aligned with the expectations of credit rating agencies.

Actual Targets Disclosed After Each Cycle. Actual targets used in our PShare cycles are not disclosed until each cycle is completed to safeguard the confidentiality of our long-term outlook on projected performance. This policy supports the propriety of our long- standing disclosure practices to only issue annual performance guidance as part of our financial disclosure policies.

Legacy Exelon 2020–2022 PShare Payout Determinations

Prior to the separation of Constellation from Exelon, the Exelon Compensation Committee approved and deemed the performance for the 2020–2022 PShare award to be earned upon separation at 104.98%. The 2020–2022 PShare award held immediately prior to separation was replaced with a substitute Constellation RSU award under the Constellation Stock Plan at a number of shares that maintained the value of the award immediately before the separation and immediately after. The award was subject to continued vesting to maintain retention power.

The spin value ratio used to convert outstanding unvested Exelon awards to Constellation awards utilized the five-day volume- weighted average stock price (VWAP) before and after the separation. The Exelon pre-separation share price of $56.81 was based on the volume-weighted average stock price (VWAP) for five days prior to the separation. The Constellation post-separation share price of $51.16 was based on the VWAP for five days after the separation. Utilization of this process achieved the goal of maintaining the value of the award immediately before the separation and immediately after.

Constellation Energy Corporation 2023 Proxy Statement 65

Compensation Discussion and Analysis

Looking Forward to 2023

The following table illustrates how the legacy Exelon PShare awards were substituted with Constellation RSUs. The PShares for the 2020–2022 were initially granted on January 27, 2020 and vested on January 30, 2023.

Named Executive Officer	Pre-Separation Target Units	Earned Units @ 104.98%	Pre-Separation Value (Based on VWAP through 2/1/2022 @$56.81)	Post- Separation Earned Units (Based on VWAP through 2/8/2022 @ $51.16)	Post- Separation Value	Vested Value (Based on Stock Price through 1/30/2023 @ $82.40)
Dominguez	16,017	16,185	$ 955,240	18,672	$ 955,240	$ 1,538,541
Eggers	7,442	7,813	$ 443,834	8,675	$ 443,834	$ 714,855
Hanson	20,553	21,577	$1,225,763	23,959	$1,225,763	$ 1,974,255
Koehler	13,801	14,488	$ 823,080	16,088	$ 823,080	$ 1,325,680
McHugh	23,742	24,924	$1,415,952	27,677	$1,415,952	$ 2,280,580

PShare Awards Settled in Common Stock and/or Cash. Pursuant to the terms of the long-term incentive program, all NEOs that have achieved 200% or more of their stock ownership targets receive PShare award payouts in cash.

Looking Forward to 2023

Consideration of PShare Result Adjustments Due to the Russia-Ukraine War

In December 2022, the Compensation Committee began discussing the impact of the Russia-Ukraine war on our incentive programs. During 2022, management, in consultation with the Board, made the strategic decision to contractually procure nuclear fuel supply beyond our Russian contracts adequate to meet our fleet’s operating needs through 2028, at which point additional capacity is expected in the market. To accommodate this strategic decision, the company projected an additional $1.1 billion in fuel purchases beyond what was originally contemplated in the long-range plan that will either replace Russian supplies or serve as future fuel needs. These additional purchases are an inventory timing issue that will be consumed in future years and are not an additional permanent use of cash.

Although the 2021-2023 and 2022-2024 PShares still had one and two years remaining, respectively, the Compensation Committee recognized that this unexpected cash outlay will have a significant impact on our Free Cashflow before Growth metric that serves as the primary metric in our PShare program, given that cash outlay was not contemplated nor could have been reasonably foreseen, when the goals for the 2021-2023 and 2022-2024 PShare cycles were both approved. The Compensation Committee began the process of considering whether an adjustment to the metric goal related to Free Cash Flow before Growth would be appropriate, noting that:

•	the Russia-Ukraine war is an extraordinary adverse event, the scope of which could not have reasonably been foreseen;
•	disruption of Russia’s nuclear fuel processing and enrichment capabilities by sanctions or state actions is likely to cause a reduced availability of nuclear fuel supply;
•	presently, 40% of the global capacity for these services come from Russia and the Russian supply accounts for approximately 20% of the US fuels supply;
•	the strategic need to build a surplus of uranium inventory was not, nor could have foreseeably been, anticipated at the time cash flow targets were established;
•	inclusion of the cost of the nuclear fuel surplus in the assessment of PShare performance could disincentivize strategic decisions that mitigate extraordinary risk; and
•	an adjustment to the metrics would better reflect the reality of the current operating environment and what is in the best interest of shareholders and controllable by senior executives.

66 Constellation Energy Corporation 2023 Proxy Statement

Compensation Discussion and Analysis

Independent Compensation Consultant

The Compensation Committee determined to wait for the conclusion of the performance periods, when the full impact of the decision to build a surplus of uranium would be known, to make any adjustments to PShares results or payouts. This is consistent with the provisions of our long-term Incentive plan, which provides that the Compensation Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or non- recurring events affecting the company or its financial statements or changes in law or accounting principles. The Compensation Committee will consider what is in the best interest of shareholders when making its final decision on PShare payouts.

Role of the Independent Compensation Consultant

The Compensation Committee retains Meridian Compensation Partners (“Meridian”), an independent compensation consultant, to support its duties and responsibilities. Meridian provides advice and counsel on executive and director compensation matters and provides information and advice regarding market trends, competitive compensation programs, and strategies including, but not limited to, the following:

•	Market data for each senior executive position, including evaluating Constellation’s compensation strategy and reviewing and confirming the peer group used to prepare the market data,
•	An independent assessment of management recommendations for changes in the compensation structure,
•	Assisting management to ensure Constellation’s executive compensation programs are designed and administered consistent with the Compensation Committee’s requirements, and
•	Ad hoc support on executive compensation matters and related governance trends.

The Compensation Committee will annually review the compensation, performance, and independence of Meridian and approve the firm’s fees and other retention terms. In December 2022, the Compensation Committee assessed the independence of Meridian and concluded that it is independent and that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

2022 Executive Compensation Peer Groups

Constellation uses a blended peer group that consists of energy services peers, independent power producers (“IPPs”), and general industry peers for assessing our executive compensation program and the competitive positioning of our NEO’s compensation. We utilize this method because (1) there are not enough energy services and IPPs peers with size, scale and complexity comparable to Constellation to create a robust peer group, and (2) Constellation’s market for attracting talent includes general industry peers, with key executives hired from several Fortune 100 companies. When selecting general industry peers, we look for capital asset-intensive companies with size, scale and complexity similar to Constellation, and we also consider the extent to which they may be subject to the effects of volatile commodity prices similar to Constellation’s sensitivity to commodity price volatility. Constellation intends to evaluate its peer group on an annual basis and adjusts the peer group for changes with our energy and general industry peers when needed.

Constellation Energy Corporation 2023 Proxy Statement 67

Compensation Discussion and Analysis

Stock Ownership

Due to the correlation between the size of an organization and its compensation levels, market data is statistically adjusted using a regression analysis. Utilizing this commonly applied technique allows for a more precise estimate of the market value of Constellation given the size and scope of responsibility for Constellation’s executive roles. Each element of executive compensation is then compared to these size-adjusted medians of the peer group. This peer group, in part, is also used to assess program design practices.

Stock Ownership

To strengthen the alignment of executive interests with those of shareholders, executive officers are required to own certain amounts of Constellation common stock five years following his or her employment or promotion to a new position (six-times base salary for Mr. Dominguez; three times base salary for the other NEOs). As of March 1, 2023, all NEOs are on pace to meet their stock ownership guidelines.

Prohibition on Hedging and Pledging of Common Stock; Other Trading Requirements

Our insider trading policy includes provisions that prohibit directors and employees (including officers) and certain of their related persons (including certain family members and entities which they own a significant interest) from engaging in short sales, put or call options, hedging transactions, pledging, or other derivative transactions involving Constellation stock.

Clawback Policy

We have a clawback policy that provides broad discretionary ability to clawback incentive compensation when deemed appropriate. Under the policy, the Board has sole discretion to recoup incentive compensation if it determines that: (a) the incentive compensation was based on the achievement of financial or other results that were subsequently restated or corrected; (b) the incentive plan participant engaged in fraud or intentional misconduct that caused or contributed to the need for restatement or correction; (c) a lower incentive plan award would have been made to the participant based on the restated or corrected results; and (d) recoupment is not precluded by applicable law or employment agreements.

The Board or Compensation Committee may also seek to recoup incentive compensation paid or payable to current or former incentive plan participants if, in its sole discretion, the Board or Compensation Committee determines that: (a) the current or former incentive plan participant breached a restrictive covenant or engaged or participated in misconduct or intentional or reckless acts or omissions or serious neglect of responsibilities that caused or contributed to a significant financial loss or serious reputational harm to Constellation regardless of whether a financial statement restatement or correction of incentive plan results was required, and (b) recoupment is not precluded by applicable law or employment agreements. We are aware that the SEC has adopted certain rules directing the securities exchanges to require clawbacks policies for listed companies and we will comply with the final Nasdaq rules once they are approved by the SEC.

68 Constellation Energy Corporation 2023 Proxy Statement

Compensation Discussion and Analysis

Tax and Accounting Implications

Risk Management Assessment of Compensation Policies and Practices

The Compensation Committee reviews Constellation’s compensation policies and practices as they relate to the company’s risk management practices and risk-taking incentives. In 2022, our Enterprise Risk Management group applied the enterprise risk management policy and framework to the compensation risk assessment process to assess and validate that the controls in place continued to mitigate incentive compensation risks.

Following this assessment, which was reviewed by the independent compensation consultant, the Compensation Committee believes that the risks arising from the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on Constellation. In this regard, the Compensation Committee considered the following compensation program features, which balance the degree of risk taking:

•	the AIP includes multiple incentive performance measures with a balance of financial and non-financial metrics;
•	long-term incentives include multiple vehicles and performance metrics and three-year overlapping performance periods that are aligned with long-term stock ownership requirements;
•	incentive metrics, performance goals, and capital allocation require multiple approval levels and oversight;
•	total compensation pay mix includes effective and market aligned balance of short and long-term incentive compensation elements;
•	incentive compensation is balanced by formulaic and discretionary funding;
•	short and long-term incentive awards contain award caps or modifiers;
•	reasonable change-in-control and severance benefits are within common market norms;
•	clawback provisions exceed regulatory mandates; and
•	consistent and meaningful stock ownership requirements create sustained and consistent ownership stakes.

Tax and Accounting Implications

Tax Consequences

Under Section 162(m) of the Internal Revenue Code (the Code), NEO compensation over $1 million for any year is not generally deductible for United States income tax purposes. The Compensation Committee believes that it must maintain flexibility in its approach to executive compensation to structure a program that it considers to be the most effective in attracting, motivating and retaining the company’s key executives, and therefore, the deductibility of compensation is one of several factors considered when making executive compensation decisions.

Accounting for Stock-Based Compensation

Stock-based compensation represents costs related to stock-based awards granted to employees and members of the Board. Constellation recognizes stock-based compensation based upon the estimated fair value of the awards, net of estimated forfeitures at the date of issuance. The recognition period for these costs begins at either the applicable service inception date or grant date, and continues throughout the requisite service period or, for certain share-based awards, until the employee becomes retirement eligible, if earlier. Compensation cost is recognized as expense or capitalized as a component of property, plant, and equipment.

Constellation Energy Corporation 2023 Proxy Statement 69

Executive Compensation Tables

Summary Compensation Table

Summary Compensation Table

Name	Year	Salary(a)	Bonus(b)	Stock Awards(c)	Non-Equity Incentive Plan Compensation(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(e)	All Other Compensation(f)	Total
Joseph Dominguez
President and Chief Executive Officer	2022	$1,090,972	—	$6,699,193	$2,016,404	$385,830	$246,683	$10,439,082
	2021	752,504	—	1,130,048	846,880	181,413	441,432	3,352,277
Daniel Eggers
Executive Vice President and Chief Financial Officer	2022	663,316	—	1,569,750	788,386	120,179	73,211	3,214,842
	2021	561,051	—	550,024	478,698	82,699	48,901	1,721,373
Bryan C. Hanson
Executive Vice President and Chief Generation Officer	2022	745,486	—	3,445,564	883,137	—	283,564	5,357,751
	2021	720,486	—	2,220,056	660,374	560,922	74,320	4,236,158
	2020	686,418	—	1,450,054	594,728	885,522	59,602	3,676,324
Michael R. Koehler
Executive Vice President and Chief Administration Officer	2022	679,436	$600,000	1,962,864	781,647	156,258	68,388	4,248,593
James McHugh
Executive Vice President and Chief Commercial Officer	2022	677,164	—	1,489,761	715,417	538,434	71,476	3,492,252
	2021	662,384	—	2,564,644	422,298	27,257	45,655	3,722,238
	2020	653,981	29,121	1,675,059	582,417	26,209	60,738	3,027,525
(a)	The amounts shown represent base salaries.
(b)	On March 1, 2022, Mr. Koehler received a cash retention award of $600,000. The award will pay out in four equal installments over four years. In recognition of their overall performance, certain NEOs received an individual performance multiplier (IPM) to their annual incentive payments in prior years. NEOs are not eligible for IPMs in the 2022 Annual Incentive Plan.
(c)	The amounts shown in this column represent the aggregate grant date fair value of restricted stock unit and performance share unit awards granted in the year indicated, with such grant date fair values prepared in accordance with ASC Topic 718. The values set forth for the performance shares above reflect the vesting of such awards based on the probable outcome of target levels, however, values may be higher based on performance with maximum values shown below. For a discussion of threshold, target and maximum levels of vesting on these awards, see “2022–2024 Performance Share Program” in the Compensation Discussion and Analysis section of this proxy statement. For information regarding the valuation assumptions used in computing grant date fair value, refer to note 20 - “Stock-Based Compensation Plans” in the Notes to Constellation’s Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

	Performance Share Award Value
Name	At Target	At Maximum
Dominguez	4,488,439	8,976,878
Eggers	1,051,733	2,103,466
Hanson	1,370,551	2,741,102
Koehler	712,075	1,424,150
McHugh	998,134	1,996,268

(d)	The amounts shown in this column for 2022 represent payments made pursuant to the Annual Incentive Plan.
(e)	The amounts shown in this column represent the change in the accumulated pension benefit for the NEOs from December 31, 2021 to December 31, 2022. None of the NEOs had above market earnings in a non-qualified deferred compensation account in 2022. The “Change in Pension Value & Nonqualified Deferred Compensation Earnings” for Mr. Hanson is shown as zero, though the actual change is negative.
(f)	The following table describes the aggregate incremental cost of perquisites and other personal benefits provided in 2022 that are included in the amount reported in the All Other Compensation column. The aggregate incremental cost is for the 11-month period beginning with Constellation’s separation from Exelon.

70 Constellation Energy Corporation 2023 Proxy Statement

Executive Compensation Tables

2022 All Other Compensation

2022 All Other Compensation

Name	Perquisites(a)	Reimbursement for Income Taxes(b)	Constellation Contributions to Savings Plans(c)	Constellation Paid Executive LTD Premiums(d)	Other(e)	Total
Dominguez	$157,982	$9,650	$65,500	$4,157	$9,394	$246,683
Eggers	28,688	1,650	39,656	3,217	—	73,211
Hanson	233,870	2,048	43,875	3,771	—	283,564
Koehler	16,007	471	43,994	4,785	3,131	68,388
McHugh	27,495	—	39,970	4,011	—	71,476

(a)	Amounts reported for personal benefits provided to NEOs include: (1) transportation related benefits (including the use of aircraft and the company’s cars and drivers as well as spousal and family travel); and (2) other benefits (including limited personal financial planning benefits, comprehensive executive health physicals, relocation assistance and matching charitable contributions) for the 11-month period beginning with Constellation’s separation from Exelon and ending on December 31, 2022.

i.	Amounts reported for the personal use of company aircraft are based on the aggregate incremental cost to Constellation which is calculated using the hourly incremental cost for flight services. Certain NEOs are also entitled to limited personal use of company cars and drivers including for the purpose of commuting to work locations. The aggregate incremental cost to Constellation that is reported is calculated using the estimated hourly incremental costs which includes the rate for the driver and various maintenance costs. Amounts reported in this column for Mr. Dominguez and Mr. Hanson include $82,205 and $180,617 for personal use of company aircraft, respectively. Amounts reported in this column for Messrs. Dominguez, Hanson, and Eggers include $5,604, $1,190, and $1,696 for personal use of company cars and drivers, respectively. The aircraft usage includes spousal/domestic partner and other family members usage. The incremental amounts reported for spousal and family travel on company aircraft include $29,679, $2,088, and $11,788 for Messrs. Dominguez, Eggers, and Hanson, respectively.
ii.	Amounts include the aggregate incremental value of relocation costs received by Mr. Dominguez and Mr. Hanson which were provided for under Constellation’s Relocation Program and the cost of temporary housing totaling $20,084 and $6,859, respectively. For Mr. Dominguez, these expenses were incurred as part of his move from Illinois to Pennsylvania coinciding with becoming Constellation’s President and Chief Executive Officer.
iii.	Limited personal financial planning benefits valued at $15,410 were provided for each NEO. Executive officers may request matching gifts to qualified charitable organizations in amounts up to $10,000. Comprehensive Executive Health Physicals are provided with the aggregate incremental cost ranging from $5,000 to $7,500 depending on service provider.
(b)	Constellation provides reimbursements of tax obligations incurred when: employees are required to work outside their state of home residence and encounter double taxation in states and localities where tax credits are not permitted in home state tax filings, when business-related spousal travel involves personal benefits and income is imputed to the employee, and for required relocation and housing/living expenses incurred in compliance.
(c)	The amounts represent the respective corporate matching contributions to the NEOs’ accounts. Each of the NEOs participated in the 401(k) Plan and the Deferred Compensation Plan.
(d)	Constellation provides basic term life insurance, accidental death and disability insurance, and long-term disability insurance to all employees, including NEOs. The values shown in this column include the premiums paid during 2022 for additional long-term disability coverage for the NEOs.
(e)	The amounts in this column represent cash dividend equivalents that were earned and paid on unvested retention RSU awards that subsequently vested in March (Koehler) and August (Dominguez) of 2022. For details, see the Options Exercised and Stock Vested table below.
Constellation Energy Corporation 2023 Proxy Statement 71

Executive Compensation Tables

Grants of Plan-Based Awards

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(a)			Estimated Possible Payouts Under Equity Incentive Plan Awards(b)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All other Stock Awards: Number of Shares or Units(c)	Grant Date Fair Value of Stock and Option Awards(d)
Dominguez	2/7/2022	$38,189	$1,527,579	$3,055,158
	2/7/2022				36,993	98,647	197,294		$4,488,439
	2/7/2022							48,588	2,210,754
Eggers	2/7/2022	14,932	597,262	1,194,524
	2/7/2022				8,668	23,115	46,230		1,051,733
	2/7/2022							11,385	518,018
Hanson	2/7/2022	16,726	669,043	1,338,086
	2/7/2022				11,296	30,122	60,244		1,370,551
	2/7/2022							45,224	2,075,013
Koehler	2/7/2022	14,804	592,157	1,184,314
	2/7/2022				5,869	15,650	31,300		712,075
	2/7/2022							7,709	350,760
	3/1/2022							18,833	900,029
McHugh	2/7/2022	13,550	541,982	1,083,964
	2/7/2022				8,226	21,937	43,874		998,134
	2/7/2022							10,805	491,628

(a)	All NEOs have annual incentive plan target opportunities based on a fixed percentage of base salaries. Under the terms of the AIP, threshold performance earns 50% of the respective target, while performance at plan earns 100% of the respective target, and the maximum payout is capped at 200% of target. For 2022, the possible payout at threshold for AIP was calculated at 2.5% of target based on a threshold payout (50%) of the lowest weighted metric of 5%. The AIP targets are based on time spent at each base salary for the year and/or AIP target when applicable. For additional information about the terms of this program, see “Compensation Discussion and Analysis” above.

(b)	NEOs have a long-term performance share unit target opportunity that is a fixed number of performance share units which is commensurate with the officer’s position. The possible payout at threshold for performance share unit awards was calculated at 37.50% of target. The possible maximum payout for performance share units was calculated at 200% of target. For additional information about the terms of these programs, see “Compensation Discussion and Analysis” and the footnotes to the Summary Compensation Table above.

(c)	This column shows restricted stock unit awards (including retention restricted stock units awards) made during the year. The vesting dates of the awards are provided in footnote (b) to the Outstanding Equity Table below.

(d)	This column shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share unit awards and restricted stock units granted to each NEO during 2022. Fair value of performance share unit awards granted on February 7, 2022, are based on an estimated payout of 100% of target.
72 Constellation Energy Corporation 2023 Proxy Statement

Executive Compensation Tables

Outstanding Equity Awards at Year End

Outstanding Equity Awards at Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options That Are Exercise	Number of Securities Underlying Unexercised Option That Are Not Exercisable	Options Exercise or Base Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested(a)(b)(c)	Market Value of Shares or Units of Stock That Have Not Yet Vested Based on 12/30 Closing Price $86.21(a)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested(a)(d)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Yet Vested Based on 12/30 Closing Stock Price(a)(d)
Dominguez	—	—	—	—	77,448	$6,676,792	245,069	$21,127,398
Eggers	—	—	—	—	24,847	2,142,060	69,484	5,990,216
Hanson	—	—	—	—	86,513	7,458,286	153,258	13,212,372
Koehler	—	—	—	—	51,229	4,416,452	72,466	6,247,294
McHugh	—	—	—	—	75,986	6,550,753	114,692	9,887,597

(a)	Prior to the separation of Constellation from Exelon, the Exelon Compensation Committee approved the replacement of equity awards held immediately prior to the separation with substitute Constellation equity awards under the Constellation Stock Plan. The awards were converted in a manner to maintain the value of the equity awards immediately prior to and immediately after the separation. The Exelon pre-separation stock price used to value the outstanding awards was $56.81 and was based upon the volume-weighted average stock price (VWAP) for the five days prior to the separation. The Constellation post- separation stock price of $51.16 was based on the WVAP for the five days after the separation. The effective date of the separation was February 1, 2022.

(b)	The amount shown is composed of the converted final third of the unvested restricted stock units (RSUs) originally granted in January 2020, which vested on January 30, 2023; two-thirds of the RSUs originally awarded in January 2021 and subsequently converted, half of which vested on January 30, 2023 and half of which will vest on the date of the Compensation Committee’s first regular meeting in 2024; and the RSUs awarded post-separation on February 7, 2022 one-third of which vested on January 30, 2023 and one-third of which will vest on the date of each of the Compensation Committee’s first regular meetings in 2024 and 2025, respectively. For Mr. Hanson, the amount also includes 30,388 retention RSUs awarded on February 7, 2022, which will vest on February 7, 2025. For Mr. Koehler, the amount also includes 18,833 retention RSUs awarded on March 1, 2022, which will vest on March 1, 2026. For Mr. McHugh, the amount also includes 22,722 RSUs originally awarded on April 5, 2021, which will vest on April 5, 2025. All unvested RSUs accrue additional shares through automatic dividend reinvestment. All shares are valued at $86.21, the closing stock price on December 30, 2022.

(c)	The amount shown also includes performance shares (PShares) earned under the performance period beginning January 1, 2020 and ending December 31, 2022, which vested on January 30, 2023. Prior to the separation of Constellation from Exelon, the Exelon Compensation Committee approved and deemed these PShares to be earned upon separation at 104.98%. The 2020 – 2022 Exelon Performance Share award held immediately prior to the separation date was replaced with a substitute Constellation RSU Award under the Constellation Stock Plan at a number of shares that maintained the value of the award immediately before the separation and immediately after utilizing the methodology explained in footnote (a) above. All shares are valued at $86.21, the closing stock price on December 30, 2022.

(d)	The amount shown includes the target performance share awards granted on January 25, 2021 for the performance period ending December 31, 2023 that were replaced with substitute Constellation awards as described in footnote (a) above. Also included are the target performance share awards granted post-separation on February 7, 2022 for the performance period ending December 31, 2024. Both target awards have been increased to reflect the highest level of performance for the period, 200%. All shares are valued at $86.21, the closing price on December 30, 2022.

Constellation Energy Corporation 2023 Proxy Statement 73

Executive Compensation Tables

Option Exercises and Stock Vested

Option Exercises and Stock Vested

	Option Awards		Stock Awards(a)(b)(c)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Dominguez	—	—	63,291	$3,882,753
Eggers	—	—	28,885	1,641,599
Hanson	—	—	67,600	3,843,651
Koehler	—	—	39,424	2,043,794
McHugh	—	—	29,614	1,690,027

(a)	Prior to the separation, share amounts composed of the following tranches of prior awards vested on January 6, 2022; the final third of the RSU awards granted in February 2019, the second third of the RSU awards originally granted in January 2020 and the first third of the RSU awards originally granted in January 2021. Also included are retention RSU awards granted to Messrs. Dominguez (10,000), Eggers (20,000), and Hanson (40,000) on January 29, 2018 which cliff vested on January 6, 2022. All of these awards were valued at $56.73 upon vesting.
(b)	Also included are performance share awards earned under the 2019-21 Performance Plan which vested on January 28, 2022. All of these awards were valued at $57.33 upon vesting.
(c)	Prior to the separation of Constellation from Exelon, the Exelon Compensation Committee approved the replacement of equity awards held immediately prior to the separation with substitute Constellation equity awards under the Constellation Stock Plan. The awards were converted in a manner to maintain the value of the equity awards immediately prior to and immediately after the separation. The Exelon pre-separation stock price used to value the outstanding awards was $56.81 and was based upon the volume-weighted average stock price (VWAP) for the five days prior to the separation. The Constellation post-separation stock price of $51.16 was based on the WVAP for the five days after the separation. The effective date of the separation was February 1, 2022. Messrs. Dominguez and Koehler had outstanding awards converted prior to the 2022 vesting dates. Mr. Koehler includes a retention RSU awards granted March 1, 2019 that vested March 1, 2022 valued $47.79. Mr. Dominguez includes a retention RSU awards granted August 1, 2018 which vested on August 1, 2022 valued at $65.30.

Pension Benefits

Effective as of February 1, 2022, Constellation established pension plans that “mirrored” the tax-qualified benefits provided under the pension plans sponsored by Exelon Corporation under which the NEOs participated in immediately prior to the separation. In addition, effective as of February 1, 2022, Constellation established nonqualified retirement plans that “mirrored” the benefits provided under the nonqualified retirement plans sponsored by Exelon under which the NEOs participated in immediately prior to the separation. Hire dates prior to February 1, 2022 referenced below refer to hire dates with Exelon.

Constellation sponsors the Constellation Retirement Program, a defined benefit pension plan that includes the Commonwealth Edison Company Constellation Service Annuity System (SAS), a traditional pension plan covering NEOs who commenced employment prior to January 1, 2001 and the Constellation Cash Balance Pension Plan (CBPP), an account-based plan covering eligible NEOs hired between January 1, 2001, and February 1, 2018, and certain NEOs who previously elected to transfer to the CBPP from the SAS. The Constellation Retirement Program is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

Commonwealth Edison Company Constellation Service Annuity System (SAS)

For NEOs participating in the SAS, the annuity benefit payable at normal retirement age is equal to the sum of 1.25% of the participant’s earnings as of December 25, 1994, reduced by a portion of the participant’s earned Social Security benefit as of that date, plus 1.6% of the participant’s highest average annual pay, multiplied by the participant’s years of credited service (up to a maximum of 40 years). Pension-eligible compensation for the SAS’s Final Average Pay Formula includes base pay and annual incentive awards. Benefits under the SAS are vested after five years of service.

“Normal retirement age” under the SAS is 65 and the plan also offers early retirement benefits, which are payable if a participant retires after attainment of age 50 but before attainment of age 65 and completion of 10 years of service. The annual pension payable under the plan is determined as of the early retirement date, reduced by 2% for each year of payment before age 60 to age 58, then 3% for each year before age 58 to age 50. In addition, the early retirement benefit is supplemented prior to age 65 by a temporary payment equal to 80% of the participant’s estimated monthly Social Security benefit. The supplemental benefit is partially offset by a reduction in the regular annuity benefit.

74 Constellation Energy Corporation 2023 Proxy Statement

Executive Compensation Tables

Pension Benefits

Constellation Cash Balance Pension Plan (CBPP)

Only four NEOs (i.e., Messrs. Dominguez, Eggers, Koehler and McHugh) participate in the CBPP. Under the CBPP, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. NEOs who transferred from the SAS to the CBPP also have a frozen transferred SAS benefit and received a “transition” credit based on age, service and compensation at the time of transfer. When the CBPP was initially established in 2001, it provided an annual benefit credit of 5.75% of an employee’s base pay and annual incentive award for the year, and an annual investment credit based on the average of that year’s S&P 500 stock index return and the 30-year Treasury rate for the month of November (subject to 4% minimum). The benefit and investment credit rates have been subsequently modified periodically pursuant to U.S. Treasury Department guidance on cash balance plans. NEO participants in the CBPP currently receive an annual benefit credit ranging from 7% to 8% (depending on length of service) of base salary and annual incentive award, and an annual investment credit based on the third segment spot rate of interest on long-term investment grade corporate bonds for the month of November of the year credited (subject to a 4% minimum). Benefits vest after three years of service and are payable in an annuity or a lump sum at any time following termination of employment. Apart from the benefit credits and the vesting requirement, years of service are not relevant to a determination of accrued benefits under the CBPP.

A one-time transition benefit credit as of December 31, 2018 was provided to all CBPP participants in recognition of the transition to a fully fixed income investment credit rate. The amount of the credit ranged from 0% to 30.5% of 2018 annualized base pay, based on years of service as of December 31, 2007.

Constellation ceased offering the SAS to all new entrants as of January 1, 2009 and the CBPP was closed to all new entrants as of January 1, 2023. Instead, an annual enhanced non-discretionary 401(k) contribution is provided for new employees not eligible for pension benefits.

Constellation Supplemental Management Retirement Plan (SMRP)

All NEOs participate in the SMRP which provides supplemental benefits to the benefits provided under the tax-qualified Constellation Retirement Program for individuals whose annual compensation exceeds the limits imposed under the Internal Revenue Code. Under the terms of the SMRP, participants are provided the amount of benefits they would have received under the SAS or CBPP, as applicable, but for the application of the Internal Revenue Code limits. The SMRP offers a lump sum as an optional form of payment. Tax benefits are provided for SMRP participants when FICA and state taxes are not imposed on qualified pension plan benefits, but are imposed on non-qualified retirement benefits, such as those provided under the SMRP. Constellation provides these tax benefits in order to equalize the tax treatment of non-qualified benefits to those received under qualified plans. These tax benefits are provided to all participants in the SMRP (currently over 190, less than 39% of which are executives (i.e., Vice President level or above)).

For participants in the SAS, the SMRP lump sum includes the value of the marital annuity, death benefits and other early retirement subsidies at a designated interest rate. The interest rate applicable for distributions to participants in the SAS in 2022 is 1.85%. For participants in the CBPP, the lump sum is the value of the non-qualified account balance. The values of the lump sum amounts do not include the value of any pension benefits covered under the tax-qualified pension plans, and the methods and assumptions used to determine the non-qualified lump sum amount are different from the assumptions used to generate the present values shown in the tables of benefits to be received upon retirement, termination due to death or disability, involuntary separation not related to a change in control, or upon a qualifying termination following a change in control which appear later in this proxy statement.

Since 2004, the provision of additional years of credited service to executives was ended under the SMRP for any period in which services are not actually performed, except that up to two years of service credits may be provided under the SMRP upon a qualifying termination of employment under severance or up to 2.99 years of service under change in control agreements, and performance-based awards or awards that are intended to make up for lost pension benefits from another employer. Service credits previously available under employment, change in control or severance agreements or arrangements (or any successor arrangements) are not affected.

The amount of the change in the pension value for each of the NEOs is the amount included in the Summary Compensation Table above. The present value of each NEO’s accumulated pension benefit is shown in the Pension Benefits table below. The 2021 accumulated pension benefit and a portion of 2022 accumulated pension benefit were accrued under Exelon, prior to February 1, 2022. The present value for CBPP participants is the account balance. The assumptions used in estimating the present values for SAS participants include the following: pension benefits are assumed to begin at each participant’s earliest unreduced retirement age; the SMRP lump sum amounts are determined using the rate of 5% for SAS participants at the assumed retirement age; the lump sum amounts are discounted from the assumed retirement date at the applicable discount rates of 2.92% as of December 31, 2021 and 5.52% as of December 31, 2022; and the applicable mortality tables.

Constellation Energy Corporation 2023 Proxy Statement 75

Executive Compensation Tables

Deferred Compensation

Pension Benefits

NEO	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Dominguez	CBPP	20.35	$ 621,233
	SMRP	20.35	1,295,382
Eggers	CBPP	6.76	143,603
	SMRP	6.76	317,456
Hanson	SAS	34.30	1,958,421
	SMRP	34.30	7,132,262
Koehler	CBPP	6.76	175,762
	SMRP	6.76	596,881
McHugh	CBPP	19.79	484,645
	SMRP	19.79	762,475

(a)	Based on discount rates prescribed by the SEC proxy disclosure guidelines, Mr. Hanson’s non-qualified Supplemental Management Retirement Plan (SMRP) present value is $7,132,262. Based on lump sum conversion interest rates defined for immediate distributions under the non- qualified plan, the comparable lump sum amount applicable for service through December 31, 2022 is $12,250,423. Note that, in any event, payments made upon termination may be delayed by six months in accordance with U.S. Treasury Department guidance.

Deferred Compensation

Constellation Deferred Compensation Plan

The Constellation Deferred Compensation Plan is a non-qualified plan that permits NEOs to defer certain cash compensation to facilitate tax and retirement planning. The Constellation Deferred Compensation Plan also permits Constellation to credit related matching contributions that would have been contributed to the Constellation Employee Savings Plan (Constellation’s tax- qualified 401(k) plan) but for the applicable limits under the Internal Revenue Code.

Constellation Employee Savings Plan

The Constellation Employee Savings Plan is intended to be tax-qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Constellation maintains the Constellation Employee Savings Plan to attract and retain qualified employees, including the NEOs, and encourage retirement savings, which under the plan may be supplemented by company matching and profit-sharing contributions. The excess matching feature of the Constellation Deferred Compensation Plan is maintained to enable highly compensated employees to save for retirement to the extent they otherwise would have, were it not for the limits established by the IRS.

Once participants in the Constellation Employee Savings Plan reach their statutory contribution limit during the year, their elected payroll contributions and company matching contribution will be credited to their accounts in the Constellation Deferred Compensation Plan to the extent provided in an election filed in the prior year. The investment options under the Constellation Deferred Compensation Plan consist of a basket of investment fund benchmarks substantially the same as those funds available through the Constellation Employee Savings Plan. Deferred amounts represent unfunded, unsecured obligations of Constellation.

76 Constellation Energy Corporation 2023 Proxy Statement

Executive Compensation Tables

Potential Payments Upon Termination or Change in Control

Non-qualified Deferred Compensation

Name	Executive Contributions in 2022(a)	Registrant Contributions in 2022(b)	Aggregate Earnings in 2022(c)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/22(d)
Dominguez	$45,833	$47,200	($16,771)	—	$158,921
Eggers	18,044	21,653	17,881	—	169,368
Hanson	37,500	28,125	(39,646)	—	292,583
Koehler	26,009	26,009	(33,800)	—	246,540
McHugh	18,241	33,312	(33,581)	—	201,762
(a)	The full amount shown for executive contributions is included in the base salary figures for each NEO shown above in the Summary Compensation Table.
(b)	The full amount shown under registrant contributions is included in Constellation and its subsidiaries’ contributions to savings plans for each NEO shown above in the All Other Compensation column of the Summary Compensation Table.
(c)	The amount shown under aggregate earnings reflects the NEOs’ gain or loss based upon the individual allocation of his notional account balance into the basket of mutual fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above.
(d)	For all NEOs the aggregate balance shown includes those amounts, both executive contributions and registrant contributions, that have been disclosed either as base salary as described in footnote (a) or as Constellation and its subsidiaries’ contributions under all other compensation as described in footnote (b) for the current fiscal year ending December 31, 2022.

Potential Payments Upon Termination or Change in Control

Each NEO is entitled to compensation in the event his or her employment terminates or upon a change in control. The Compensation Committee adopted changes to severance and change in control benefits effective in 2022, with the amount of benefits payable being contingent upon a variety of factors, including the circumstances under which employment terminates.

Severance Benefits

The NEOs are entitled to certain payments and benefits in connection with a termination of employment other than for cause (which generally includes refusal to perform duties, willful or reckless acts or omissions, commission of a felony, a material violation of the Code of Business Conduct, or any breach of a restrictive covenant) or disability or resignation for good reason (which generally includes certain reductions in salary, demotions or material reductions in the NEO’s position or duties) as provided for in the Constellation Senior Management Severance Plan (“SMSP”).

The “Severance Period” is 24 months after termination of employment for all NEOs. Benefits under the SMSP include the following items:

Severance Pay	Continued payment of base salary for the applicable Severance Period.
Annual Incentive	Target annual incentive awards for the applicable Severance Period and a pro-rated annual incentive award for the year in which the termination of employment occurs.
Equity Awards	Retiree Eligible	1. RSUs: Unvested awards accelerate vesting 2. LTIP (including performance shares): Prorated portion vests based on actual performance; payable at the time provided for in the award terms.
Non-Retiree Eligible

1.  RSUs: Unvested awards are prorated based on date of termination and accelerate vesting

2.  LTIP (including performance shares): Prorated portion vests based on actual performance; payable at the time provided for in the award terms.

SMRP Benefits	Benefit equal to the amount payable under the SMRP determined as if the SMSP benefit were fully vested and the severance pay constituted covered compensation for purposes of the SMSP.
Constellation Energy Corporation 2023 Proxy Statement 77

Payment Upon Change in Control

Change in Control Benefits

Retirement Benefits	If applicable, benefits equal to the actuarial equivalent present value of any non-vested accrued benefit under Constellation’s qualified defined benefit retirement plan. All current NEOs are fully vested.
Insurance, Health and Welfare Benefits	Life, disability, accident, health and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees, followed by retiree health coverage if applicable.(a)
Financial Planning	Outplacement and financial planning services for at least 12 months.

(a)	Executives are eligible for retirement benefits for equity awards, if they are at least 55 years old and have completed at least 10 years of service. Executives are eligible for retiree medical, if they are at least 50 years old and have completed at least 10 years of service.

Payments under the SMSP are subject to reduction by Constellation to the extent necessary to avoid imposition of excise taxes imposed by Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law.

Change in Control Benefits

The NEOs are eligible for benefits upon certain involuntary terminations or a resignation for “good reason” (which generally includes certain reductions in compensation and benefits, reductions in position, duties or responsibilities, relocations or breaches by the company of the SMSP) in connection with a change in control of Constellation.

Under the SMSP, a “change in control” includes any of the following: (a) when any person or group acquires 20% of Constellation’s then outstanding common stock or of voting securities; (b) the incumbent members of the Constellation Board (or new members nominated by a majority of incumbent directors) cease to constitute at least a majority of the members of the Constellation Board; (c) consummation of a reorganization, merger or consolidation, or sale or other disposition of at least 50% of Constellation’s operating assets (excluding a transaction where Constellation shareholders retain at least 60% of the voting power); or (d) upon shareholder approval of a plan of complete liquidation or dissolution.

If the executive resigns for good reason or his or her employment is terminated by Constellation other than for cause or disability, during the period commencing 90 days before a change of control or during the 24-month period following a change in control, the executive is entitled to the benefits outlined below.

Severance Pay	The executive receives 2.99 times base salary to be paid in substantially equal regular payroll installments.
Annual Incentive	Target annual incentive award for a period of 2.99 years after termination of employment and a pro- rated annual incentive award for the year in which the termination of employment occurs.
Equity Awards

1.  RSUs: Unvested awards vest.

2.  LTIP (including performance shares): Award shall become fully vested and payable based on the extent to which the performance goals established under the LTIP for such performance period are attained as of the last day of the performance period.

SMRP Benefits	Benefit equal to the amount payable under the SMRP determined as if (1) the executive had 2.99 years of age and years of service and (2) the severance pay constituted covered compensation for purposes of the SMRP.
Retirement Benefits	Benefits equal to the actuarial equivalent present value of any non-vested accrued benefit under Constellation’s qualified defined benefit retirement plan. All current NEOs are fully vested.
Insurance, Health and Welfare Benefits	Life, disability, accident, health and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees, followed by retiree health coverage if applicable.(a)
Financial Planning	Outplacement and financial planning services for at least 12 months.

(a)	Executives are eligible for retirement benefits for equity awards, if they are at least 55 years old and have completed at least 10 years of service. Executives are eligible for retiree medical, if they are at least 50 years old and have completed at least 10 years of service.
78 Constellation Energy Corporation 2023 Proxy Statement

Payments Upon Change in Control

Change in Control Benefits

Estimated Value of Benefits to be Received Upon Retirement

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they retired as of December 31, 2022. As of December 31, 2022, Mr. Eggers, Mr. Koehler, and Mr. McHugh had not reached the minimum age required to be eligible for retirement benefits. These payments and benefits are in addition to the present value of the accumulated benefits from each NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefits section and the aggregate balance due to each NEO that is shown in the tables within the Deferred Compensation section.

Name	Cash Payment(a)	Value of Unvested Equity Awards(b)	Total Value of All Payments and Benefits(c)
Dominguez	$2,016,000	$17,241,000	$19,257,000
Eggers	788,000	—	788,000
Hanson	883,000	11,423,000	12,306,000
Koehler	782,000	—	782,000
McHugh	715,000	—	715,000
(a)	Under the terms of the 2022 AIP, a pro-rated actual incentive award is payable upon retirement based on the number of days worked during the year of retirement. The amount above represents the executive’s 2022 annual incentive payout after company/business unit performance was determined.
(b)	Includes the value of the executives’ unvested performance share awards granted in 2020, 2021 and 2022. The 2020 award is inclusive of the 104.98% applied at the separation. The 2020 and 2021 performance shares are assumed earned at target. It also includes the accelerated portion of the executives’ RSU awards that, per applicable awards terms, that would vest upon retirement. The value of the shares is based on the closing stock price on December 30, 2022 of $86.21.
(c)	Estimate of total payments and benefits based on a December 31, 2022 retirement date.

Estimated Value of Benefits to be Received Upon Termination due to Death or Disability

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming employment is terminated due to death or disability as of December 31, 2022. These payments and benefits are in addition to the present value of the accumulated benefits from the NEOs’ qualified and non-qualified pension plans shown in the tables within the Pension Benefits section and the aggregate balance due to each NEO that is shown in tables within the Deferred Compensation section.

Name	Cash Payment(a)	Value of Unvested Equity Awards(b)	Total Value of All Payments and Benefits(c)
Dominguez	$2,016,000	$17,241,000	$19,257,000
Eggers	788,000	5,137,000	5,925,000
Hanson	883,000	14,064,000	14,947,000
Koehler	782,000	7,563,000	8,345,000
McHugh	715,000	11,495,000	12,210,000
(a)	Under the terms of the 2022 AIP, a pro-rated actual incentive award is payable upon death or disability based on the number of days worked during the year of termination. The amount above represents the executives’ 2022 annual incentive payout after Company/business unit performance was determined.

Constellation Energy Corporation 2023 Proxy Statement 79

Payments Upon Change in Control

Change in Control Benefits

(b)	Includes the value of the executives’ unvested performance share awards granted in 2020, 2021 and 2022. The 2020 award is inclusive of the 104.98% applied at the separation. The 2020 and 2021 performance shares are assumed earned at target. It also includes the accelerated portion of the executives’ RSU awards that, per applicable awards terms, that would vest upon death or disability. The value of the shares is based on the closing stock price on December 30, 2022 of $86.21.
(c)	Estimate of total payments and benefits based on a December 31, 2022 termination due to death or disability.

Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated as of December 31, 2022 under the terms of the SMSP. These payments and benefits are in addition to the present value of the accumulated benefits from the NEOs’ qualified and non-qualified pension plans shown in the tables within the Pension Benefits section and the aggregate balance due to each NEO that is shown in the tables within the Deferred Compensation section.

Name	Cash Payment(a)	Retirement Benefit Enhancement(b)	Value of Unvested Equity Awards(c)	Health and Welfare Benefit Continuation(d)	Perquisites and Other Benefits(e)	Total Value of All Payments and Benefits(f)
Dominguez	$7,296,000	$ 422,000	$17,241,000	$49,000	$40,000	$25,048,000
Eggers	3,320,000	177,000	2,615,000	39,000	40,000	6,191,000
Hanson	3,733,000	2,204,000	12,215,000	43,000	40,000	18,235,000
Koehler	3,457,000	214,000	4,005,000	49,000	40,000	7,765,000
McHugh	3,164,000	196,000	6,930,000	46,000	40,000	10,376,000
(a)	Represents the estimated cash severance benefit equal to the severance multiple times the sum of the executive’s (i) current base salary and (ii) the annual incentive award at target, plus a pro-rated annual incentive award for the year in which termination occurs. The amount above represents the executives’ 2022 annual incentive payout after company/business unit performance was determined.

(b)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.

(c)	Includes the value of the executives’ unvested performance shares, which will vest upon termination at the actual level earned and awarded. The 2020 award is inclusive of the 104.98% applied at the separation. The 2020 and 2021 performance shares are assumed earned at target. This column also includes the accelerated portion of the executives’ RSUs that would vest upon an involuntary separation not related to a change in control. The value of the shares is based on the closing stock price on December 30, 2022 of $86.21.

(d)	Estimated costs of healthcare, life insurance, and long-term disability coverage which continue during the severance period.

(e)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.

(f)	Estimate of total payments and benefits based on a December 31, 2022 termination date.

80 Constellation Energy Corporation 2023 Proxy Statement

Payments Upon Change in Control

Change in Control Benefits

Estimated Value of Benefits to be Received Upon a Qualifying Termination following a Change in Control

The following table shows the estimated value of payments and other benefits to be conferred upon the NEOs assuming they were terminated upon a qualifying change in control as of December 31, 2022. These payments and benefits are in addition to the present value of accumulated benefits from the NEOs’ qualified and non-qualified pension plans shown in the tables within the Pension Benefits section and the aggregate balance due to each NEO that is shown in tables within the Deferred Compensation section.

Name	Cash Payment(a)	Retirement Benefit Enhancement(b)	Value of Unvested Equity Awards(c)	Health and Welfare Benefit Continuation(d)	Perquisites and Other Benefits(e)	Potential Scaleback	Total Value of All Payments and Benefits(f)
Dominguez	$9,910,000	$ 631,000	$17,241,000	$73,000	$40,000	$ —	$27,895,000
Eggers	4,573,000	265,000	5,137,000	58,000	40,000	—	10,073,000
Hanson	5,144,000	3,088,000	14,064,000	64,000	40,000	(4,289,000)	18,111,000
Koehler	4,781,000	324,000	7,563,000	73,000	40,000	(407,000)	12,374,000
McHugh	4,376,000	283,000	11,495,000	68,000	40,000	(1,653,000)	14,609,000
(a)	Represents the estimated cash severance benefit equal to the change in control severance multiple times the sum of the executive’s (i) current base salary and (ii) the annual incentive award at target, plus a pro-rated annual incentive award for the year in which termination occurs. The amount above represents the executives’ 2022 annual incentive payout after company/business unit performance was determined.

(b)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the respective severance pay constituted covered compensation for purposes of the non-qualified pension plan.

(c)	Includes the value of the executives’ unvested performance shares, which will vest upon termination at the actual level earned and awarded. The 2020 award is inclusive of the 104.98% applied at the separation. The 2020 and 2021 performance shares are assumed earned at target. This column also includes the accelerated portion of the executives’ RSUs that would vest upon an involuntary separation not related to a change in control. The value of the shares is based on the closing stock price on December 30, 2022 of $86.21.

(d)	Estimated costs of healthcare, life insurance and long-term disability coverage which continue during the severance period.

(e)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.

(f)	Estimate of total payments and benefits based on a December 31, 2022 termination date.

Constellation Energy Corporation 2023 Proxy Statement 81

Pay Versus Performance

Pay Versus Performance

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the company. For further information concerning the company’s compensation philosophy and how the company aligns executive compensation with the company’s performance, refer to “Compensation Discussion and Analysis” above. As a new publicly traded company, the tables disclose information for 2022 only. For references to Adjusted EBITDA in this "Pay Versus Performance" section, see the reconciliation to the corresponding GAAP measures set forth in Appendix A of this proxy statement.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Total Shareholder Return[5]	S&P 500 Industrials Total Shareholder Return[6]	Net Income (millions)[7]	Adjusted EBITDA (millions)[8]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$10,439,082	$23,640,761	$4,078,360	$11,598,514	$175	$98	($160)	$2,667
(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Dominguez (our Chief Executive Officer) for 2022 in the “Total” column of the Summary Compensation Table above.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Dominguez, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Dominguez during 2022. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Dominguez total compensation for 2022 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2022	$10,439,082	($6,699,193)	$20,167,014	($385,830)	$119,688	$23,640,761
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table above for 2022.
(b)	The equity award adjustments for 2022 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$17,991,666	$—	$2,175,348	$—	$—	$—	$20,167,014
(c)	The amounts included in this column are the amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table above for 2022.

82 Constellation Energy Corporation 2023 Proxy Statement

Pay Versus Performance

Pay Versus Performance

(d)	The total pension benefit adjustments for 2022 include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Dominguez during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2022	$119,688	$ —	$119,688
(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the company’s named executive officers (NEOs) as a group (excluding Mr. Dominguez) in the “Total” column of the Summary Compensation Table above in each applicable year. The names of each of the NEOs (excluding Mr. Dominguez) included for purposes of calculating the average amounts in 2022 for Messrs. Eggers, Hanson, Koehler, and McHugh.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Dominguez), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Dominguez) during 2022. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Dominguez) for 2022 to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$4,078,360	($2,116,985)	$9,735,277	($203,718)	$105,580	$11,598,514
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$9,469,938	$—	$265,339	$ —	$ —	$ —	$9,735,277
(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:
Constellation Energy Corporation 2023 Proxy Statement 83

Pay Versus Performance

Pay Versus Performance

Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments
2022	$105,580	$ —	$105,580

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period.
(6)	The peer group used for this purpose is the following published industry index: S&P 500 Industrials.
(7)	The dollar amounts reported represent the amount of net income reflected in Constellation’s audited financial statements for 2022.
(8)	Adjusted EBITDA is defined as net income plus non-cash interest expense, depreciation and amortization, interest and other income, income tax provision, loss (gain) on the extinguishment of debts, stock-based compensation expense and restructuring or other unusual charges. While the company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the company’s compensation programs, the company has determined that Adjusted EBITDA is the financial performance measure that, in the company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

Performance Measures

As described in greater detail in “Compensation Discussion and Analysis” above, the company’s executive compensation program reflects an alignment to shareholder interest. The metrics used for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the company’s performance are as follows:

•	Adjusted EBITDA

•	Free Cash Flow before Growth

•	CFO/Debt

•	Fleetwide Capacity Factor

•	Dispatch Match

•	Customer Satisfaction

Analysis of the Information Presented in the Pay versus Performance Table

While the company utilizes several performance measures to align executive compensation with company performance, all of those company measures are not presented in the Pay versus Performance table above. Moreover, the company generally seeks to incentivize long-term performance, and therefore does not specifically align the company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table above.

Compensation Actually Paid and Cumulative Total Shareholder Return (TSR)

As demonstrated by the graph below, the amount of compensation actually paid to Mr. Dominguez and the average amount of compensation actually paid to the company’s NEOs as a group (excluding Mr. Dominguez) is aligned with the company’s TSR for the year presented in the table. The alignment of compensation actually paid with the company’s cumulative TSR over the period presented is a result of having a significant portion of the compensation actually paid to Mr. Dominguez and to the other NEOs comprised of equity awards. As described in more detail in the section “Compensation Discussion and Analysis” above, the company targets that approximately 74% of the value of total compensation awarded to the CEO and 56% of the value of total compensation awarded to other NEOs be comprised of equity awards, including restricted stock units and performance-based restricted stock units.

84 Constellation Energy Corporation 2023 Proxy Statement

Pay Versus Performance

Pay Versus Performance

Compensation Actually Paid, Net Income and Adjusted EBITDA

As demonstrated by the tables below, the amount of compensation actually paid to Mr. Dominguez and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Dominguez) is generally aligned with our net income and Adjusted EBITDA performance as reported in the 2022 Annual Report on Form 10-K. While we do not use net income as a performance measure in the overall executive compensation program, the measure of net income is the GAAP measure used to reconcile to the Adjusted EBITDA measure, which the company uses when setting goals in our short-term incentive compensation program. Adjusted EBITDA is defined as net income plus non-cash interest expense, depreciation and amortization, interest and other income, income tax provision, loss (gain) on the extinguishment of debts, stock-based compensation expense and restructuring or other unusual charges. While the company uses numerous financial and non- financial performance measures for the purpose of evaluating performance for the company’s compensation programs, the company has determined that Adjusted EBITDA is the financial performance measure that represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance. As described in more detail in the “Compensation Discussion and Analysis” section above, we target that approximately 15% of the value of total compensation awarded to the CEO and 20% of the value of total compensation awarded to other NEOs be comprised of amounts determined under our short-term incentive compensation program.

Constellation Energy Corporation 2023 Proxy Statement 85

Pay Versus Performance

Pay Versus Performance

86 Constellation Energy Corporation 2023 Proxy Statement

Pay Versus Performance

CEO Pay Ratio

Cumulative TSR of Constellation and Cumulative TSR of the Peer Group

As demonstrated by the graph below, Constellation’s cumulative TSR over the year since becoming a publicly traded company presented in the table was 75%, while the cumulative TSR of the peer group presented for this purpose, the S&P 500 Industrials, was negative 2% over the year presented in the table. Constellation’s cumulative TSR outperformed the S&P Industrials, during the year presented in the table, representing the company’s superior financial performance as compared to the companies comprising the S&P 500 Industrials peer group. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation, refer to the “Compensation Discussion and Analysis” section above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Joseph Dominguez, our President and Chief Executive Officer. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is consistent with the requirements of 402(u) of Regulation S-K.

For 2022:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $143,428; and
•	the annual total compensation of our CEO, as reported in the “Total” column of the Summary Compensation Table included in this proxy statement was $10,439,082.

Based on this information, for 2022, the annual total compensation of our CEO was approximately 73 times the annual total compensation for the median employee from all employees (other than the CEO).

On December 31, 2022, the employee population consisted of 13,504 employees, of which nine were located in England and six were located in Canada. We chose to exclude these 15 employees from our determination of the “median employee”, as permitted under SEC rules, given the small number of non-US employees as compared to our overall employee population. Upon identifying the employee population to be included, we consistently applied the compensation measure of 2022 Form W-2 Box 1 wages to identify the median employee. Once identified, the annual total compensation for that employee was calculated using the same methodology for calculating the CEO’s total compensation for 2022 as reported in the “Total” column of the Summary Compensation Table in this proxy statement. The ratio is a reasonable estimate calculated in accordance with the requirements of Item 402(u) of Regulation S-K.

Comparability of pay ratios amongst companies may be limited because the SEC rules provide flexibility to companies in the approach used to determine the pay ratio.

Constellation Energy Corporation 2023 Proxy Statement 87

Report of the Audit & Risk Committee

Management has primary responsibility for preparing our financial statements and establishing effective internal controls over financial reporting. PricewaterhouseCoopers LLP (PwC), our independent auditor for the year ended December 31, 2022, is responsible for auditing those financial statements and expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles and on the effectiveness of our internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit & Risk Committee has reviewed and discussed with management and PwC the company’s audited financial statements for the year ended December 31, 2022, including the critical accounting policies applied by the company in the preparation of these financial statements and PwC’s evaluation of our internal control over financial reporting. The Audit & Risk Committee has also discussed with PwC the matters required to be discussed pursuant to PCAOB standards and had the opportunity to ask PwC questions relating to such matters. PwC has provided to the Audit and Risk Committee the written disclosures and PCAOB- required letter regarding its communications with the Audit and Risk Committee concerning independence, and the Audit & Risk Committee has discussed the independent audit firm’s independence with PwC.

In reliance on these reviews and discussions and other information considered by the committee in its judgment, the Audit & Risk Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

MEMBERS OF THE AUDIT AND RISK COMMITTEE

Laurie Brlas (Chair)
Charles Harrington
Julie Holzrichter
John Richardson
Nneka Rimmer

The foregoing Audit & Risk Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Constellation under the Securities Act, or the Exchange Act, except to the extent that Constellation specifically incorporates the Audit & Risk Committee Report by reference therein.

88 Constellation Energy Corporation 2023 Proxy Statement

Proposal 4:

Ratification of PricewaterhouseCoopers LLP as Constellation’s Independent Registered Public Accounting Firm for 2023

The Audit & Risk Committee and the Board of Directors have determined that the retention of PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm is in the best interests of the company and its shareholders based on the Audit & Risk Committee’s level of satisfaction with the quality of services provided by PwC and consideration of factors described below. PwC has served as independent auditor since our separation from Exelon in February 2022 and served as independent auditor of our company as a subsidiary of Exelon since 2001. The Audit & Risk Committee believes that PwC’s tenure as Constellation’s independent registered public accounting firm when Constellation was a part of Exelon’s consolidated financial statements is a benefit to audit quality, given PwC’s experience with the company and knowledge of the business as well as the effectiveness of their audit plans, which build on that established knowledge. Because of PwC’s familiarity, the firm has developed and implemented efficient and innovative audit processes, enabling the provision of services for fees considered by the Audit & Risk Committee to be competitive and the ability to focus on the risks that are significant to the company and its industry.

Although it is not required to do so, the Board is submitting the Audit & Risk Committee’s retention of PwC as the company’s independent registered public accounting firm for ratification by shareholders at the meeting to ascertain the view of our shareholders regarding such selection. In the event the shareholders do not ratify this appointment, the Audit & Risk Committee will reconsider its selection, but still may determine that the appointment of PwC as the company’s independent registered public accounting firm is in the best interests of the company and its shareholders. Even if the appointment is ratified by the shareholders, the Audit & Risk Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit & Risk Committee determines that such a change would be in the best interests of the company and its shareholders.

Evaluation of the Independent Registered Public Accounting Firm

The Audit & Risk Committee regularly considers the independence, qualifications, compensation, and performance of its independent registered public accounting firm. The Audit & Risk Committee utilizes an evaluation framework developed by management to assist with the Audit & Risk Committee’s annual assessment of the independent audit firm, which includes assessment of the following:

•	quality of the independent audit firm and audit process
•	level of service provided by the independent audit firm
•	alignment with Constellation’s core values; and
•	good faith negotiation of fees

Results of the assessment were provided to the Committee for its annual review and determination of whether to retain PwC as our independent auditor for 2023.

Independence

In addition to the assessment above, the Audit & Risk Committee also engaged in an assessment of PwC’s independence controls through the provision of its required communications in addition to the independence demonstrated by PwC through forthright, candid and prompt communications in general, and on related independence matters, when needed. Based on the results of its assessment, the Audit & Risk Committee found PwC to be independent from the company and its management and appointed PwC as its independent auditor for 2023.

Constellation Energy Corporation 2023 Proxy Statement 89

Proposal 4: Ratification of PricewaterhouseCoopers LLP as
Constellation’s Independent Registered Public Accounting Firm for 2023

Critical Audit Matters

If shareholders fail to ratify the appointment, the Audit & Risk Committee will reconsider its selection, but no assurance can be given that the Audit & Risk Committee will change the appointment. Representatives of PwC will participate in the Annual Meeting of Shareholders to answer questions and will have the opportunity to make a statement.

Tenure

PwC has served as the company's registered public accounting firm since its separation as a newly public company in 2022 and served as independent auditor of our company as a subsidiary of Exelon since 2001. In considering the tenure of PwC as our registered public accounting firm, the Audit & Risk Committee carefully considers the benefits of a long tenure considering the robust controls in place to safeguard independence.

BENEFITS OF TENURE

•    Enhanced Audit Quality. PwC’s deep familiarity with Constellation’s businesses and operations, accounting policies and practices, and internal controls over financial reporting is valuable to the company and its shareholders. Their institutional knowledge and experience is balanced by the fresh perspective delivered by changes in the audit team resulting from mandatory audit partner rotation and routine turnover within the team that provides for new perspectives while still keeping the historic understanding of the company.

•    Continuity Mitigates Disruption Risk. Bringing on a new independent auditor, without reasonable cause, would require management to devote significant resources and time to educating a new independent auditor to reach a comparable level of familiarity with our business and control framework, potentially distracting from management’s focus on financial reporting and internal controls.

•    Efficient Audit Plans. PwC’s knowledge of our business and control framework allows it to develop and implement efficient and innovative audit processes, enabling the provision of services for fees considered by the Audit & Risk Committee to be competitive.

KEY INDEPENDENCE CONTROLS

•    Committee Oversight. The Audit & Risk Committee and its Chair hold regular private sessions with the independent auditor; the Audit & Risk Committee regularly discusses with the independent registered public accounting firm the scope of their audit; the Audit & Risk Committee reviews with the independent auditor any problems or difficulties they may have encountered.

•    Lead Partner Rotation. Under current legal requirements, the lead engagement partner for the independent registered public accounting firm may not serve in that role for more than five consecutive fiscal years, and the Audit & Risk Committee ensures the regular rotation of the audit engagement team partners as required by law.

•    Limits on non-audit services. The Audit & Risk Committee has exclusive authority to pre-approve non- audit services and determine whether such services are consistent with independent registered public accounting firm independence.

•    Independence assessment. On at least an annual basis, PwC provides the Audit & Risk Committee reports regarding independence; conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other staff serving the company’s account consistent with independence requirements.

Critical Audit Matters

In conformance with Public Company Accounting Oversight Board rules, the Audit & Risk Committee reviewed and discussed with PwC the critical audit matter arising from the current period audit of Constellation’s financial statements. Critical audit matters (CAMs) are defined to be any matter arising from the audit of the financial statements that was communicated or required to be communicated to the Audit & Risk Committee and that: 1) relate to accounts or disclosures that are material to the financial statements and 2) involve especially challenging, subjective, or complex audit judgment. The Audit & Risk Committee concurred with PwC’s assessment and identification of the CAM contained in its Audit Report included within Constellation’s 2022 Annual Report on Form 10-K.

90 Constellation Energy Corporation 2023 Proxy Statement

Proposal 4: Ratification of PricewaterhouseCoopers LLP as
Constellation’s Independent Registered Public Accounting Firm for 2023

Independent Auditor Fees

Fees Subject to Pre-Approval Policy

Pursuant to the Audit & Risk Committee’s pre-approval policy, the committee pre-approves all audit and non-audit services to be provided by the independent registered public accounting firm considering the nature, scope, and projected fees of each service as well any potential implications for independent registered public accounting firm independence. The policy specifically sets forth services that the independent auditor is prohibited from performing by applicable law or regulation. Further, the Audit & Risk Committee may prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm. Predictable and recurring audit and permitted non-audit services will be considered for pre-approval by the Audit & Risk Committee on an annual basis.

For any services not covered by these initial pre-approvals, the Audit & Risk Committee has delegated authority to the Audit & Risk Committee Chair to pre-approve any audit or permitted non-audit service with fees in amounts less than $500,000. Services with fees exceeding $500,000 require full Audit & Risk Committee pre-approval. The Audit & Risk Committee receives quarterly reports on the actual services provided by and fees incurred with the independent registered public accounting firm. No services were provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.

Independent Auditor Fees

The following table presents the fees for professional services rendered by PwC for the audit of Constellation’s annual financial statements for the years ended December 31, 2022, and fees billed for other services provided during those periods. The fees include amounts related to the year indicated, which may differ from amounts billed. Fees incurred prior to our separation from Exelon have not been included.

(in thousands)	Year Ended December 31, 2022
Audit Fees(1)	$ 9,243
Audit Related Fees(2)	1,876
Tax Fees(3)	225
All Other Fees(4)	14
Total:	$11,358
(1)	Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including SEC financial statement audits and reviews, review of documents filed with the SEC, issuance of comfort letters and consents for debt issuances and other attest services required by statute or regulation.
(2)	Audit related fees consist of assurance and related services that are traditionally performed by the principal auditor and are reasonably related to the performance of the audit or review of the financial statements or other assurance services to comply with contractual requirements, financial accounting, or reporting and control consultations.
(3)	Tax fees consist of tax compliance, planning and advice services, including tax return preparation, refund claims, tax payment planning, assistance with tax audits and appeals, advice related to mergers and acquisitions and transactions, or requests for rulings or technical advice from tax authorities.
(4)	All other fees consist of system implementation quality assurance services and accounting research software license cost.

Constellation Energy Corporation 2023 Proxy Statement 91

Additional Information

Shareholder Proposals for the 2024 Annual Meeting of Shareholders

The submission deadline for shareholder proposals to be included in our proxy materials for the 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act is November 15, 2023, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and should be sent to Constellation Energy Corporation, c/o Office of the Corporate Secretary, 1310 Point Street, Baltimore, MD 21231-3380.

Advance Notice Procedures for the 2024 Annual Meeting of Shareholders

In accordance with our bylaws, any shareholder who intends to submit a proposal outside of the Rule 14a-8 process, or nominate a person for election to the Board, at the 2024 Annual Meeting of Shareholders must, in addition to complying with applicable laws and regulations and the requirements of our bylaws, provide written notice to the Corporate Secretary at the address noted above, no earlier than Wednesday, December 27, 2023, and no later than Friday, January 26, 2024.

Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. In addition, shareholders who intend to solicit proxies in support of director nominees other than our director nominees must comply with the requirements of Exchange Act Rule 14a-19(b) and the applicable provisions of our bylaws.

In order to be eligible to require that the company include an eligible shareholder nominee in Constellation's proxy materials for the 2024 Annual Meeting of Shareholders pursuant to Section 3.17 of our bylaws, an eligible shareholder must provide, in proper form and within the times specified, a nomination notice and the required information specified in the bylaws. To be considered timely, the notice must be delivered to Constellation no earlier than Monday, November 27, 2023, and no later than Wednesday, December 27, 2023. Please refer to the full text of our proxy access bylaw provision for additional information and requirements.

Constellation will not consider any proposal or nomination that does not comply with the requirements of applicable laws and regulations and our bylaws. Our bylaws may be amended from time to time. Please review the bylaws posted on our website to determine if any changes to the shareholder proposal or nomination process or other requirements have been made.

92 Constellation Energy Corporation 2023 Proxy Statement

Additional Information

Availability of Corporate Documents

Availability of Corporate Documents

The Constellation Corporate Governance Principles, the Code of Business Conduct, the Amended and Restated Bylaws, and the charters for each of the standing committees of the Board of Directors are available on the Constellation website at www.Constellationenergy.com. Copies are available without charge to any shareholder who requests them by writing to the Corporate Secretary at the address noted below. In addition, biographical information concerning each director and all of our filings submitted to the SEC are also available on our website. Information contained on our website is not part of this proxy statement.

Address of the Corporate Secretary:	Constellation Energy Corporation Office of the Corporate Secretary 1310 Point Street Baltimore, MD 21231-3380

Voting Recommendations & Standards

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions and broker non-votes on each proposal. The presence of the holders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, is necessary to constitute a quorum.

Item	Board Recommendation	Voting Standard	Abstentions	Broker Non-Votes
Item 1–Election of Three Class I Directors	FOR ALL	Plurality of votes cast for each director with a resignation process for those directors that do not receive a majority of votes cast	No Effect	No Effect
Item 2–Advisory Vote to approve Named Executive Officer Compensation (Say-on-Pay)	FOR	Majority of votes cast	No Effect	No Effect
Item 3–Advisory Vote to approve Frequency of Advisory Vote on Named Executive Officer Compensation (Frequency of Say-on-Pay)	1-Year	The frequency receiving the highest number of votes cast is considered the preferred frequency	No Effect	No Effect
Item 4–Ratification of PricewaterhouseCoopers LLP as Constellation’s independent registered public accounting firm for 2023	FOR	Majority of votes cast	No Effect	Discretionary Voting Permitted(1)

(1)	Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters considered “routine,” such as the ratification of the appointment of the Independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non- routine” matters, such as the election of directors, Say-on-Pay, and the advisory vote on the frequency of future Say-on-Pay votes. Broker non-votes will not be counted as shares entitled to vote on any of the foregoing non-routine matters and will have no impact on the vote’s outcome, but are considered present for the purpose of determining a quorum.

Constellation Energy Corporation 2023 Proxy Statement 93

Questions and Answers About the Annual Meeting

Information about the Virtual Annual Meeting

Question 1: Why are you having a virtual Annual Meeting?

The virtual format allows for significantly more participation from shareholders across the country. We are committed to ensuring that shareholders will be afforded comparable rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the virtual Annual Meeting.

Question 2: How can I participate in the Annual Meeting?

Constellation’s 2023 Annual Meeting of Shareholders will be held exclusively via live webcast. There will be no physical meeting location for shareholders to attend. To participate in the virtual Annual Meeting, visit: www.virtualshareholdermeeting.com/CEG2023 on April 25, 2023 and enter the 16-digit control number included on your proxy card, your Notice of Internet Availability of the Proxy Materials or the instructions that were included with your proxy materials. Shareholders will be entitled to participate in, vote at, and submit questions in writing during the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. ET on April 25, 2023. Online check-in will begin at 8:45 a.m. ET. Please allow ample time for the online check-in process.

Question 3: What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

If you have any difficulty accessing the live webcast of the Annual Meeting during the online check-in process or during the Annual Meeting itself, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.

Question 4: Where can I view a replay of the Annual Meeting and the answers to questions submitted by shareholders?

A replay of the Annual Meeting webcast, as well as answers to questions submitted by shareholders before or during the Annual Meeting will be available for one year following the date of the meeting on the investor relations page of our website: https://investors.Constellationenergy.com.

Information about the Annual Meeting

Question 5: Who can attend the annual meeting?

Only shareholders, or individuals that those shareholders have duly appointed as their proxies, may attend the annual meeting of shareholders. Admission to the Annual Meeting will be limited to persons who: (a) are listed on Constellation’s records as shareholders as of March 1, 2023; or (b) provide documentation that demonstrates their beneficial ownership of Constellation’s common stock through a broker, bank or other nominee as of the record date; and (c) present a form of government-issued photo identification.

Question 6: Could other matters be decided at the Annual Meeting?

As of the date this proxy statement, we knew of no matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

Information about Voting

Question 7: Who is entitled to vote?

Holders of Constellation common stock as of 5:00 p.m. ET on March 1, 2023 are entitled to receive notice of the Annual Meeting and to vote their shares. Each share of common stock is entitled to one vote on each matter.

As of March 1, 2023, there were 327,536,696 shares of common stock outstanding and entitled to vote and 74,373 shareholders of record.

94 Constellation Energy Corporation 2023 Proxy Statement

Questions and Answers About the Annual Meeting

Information about the Virtual Annual Meeting

Question 8: How do I vote?

Your vote is important. We encourage you to vote promptly. You may vote in the following ways:

•	By Internet If you have internet access, you may vote by internet. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form (VIF), as applicable. You may vote in a secure manner at www.proxyvote.com 24 hours a day or you may scan the QR Barcode above Use the Internet to transmit your proxy voting instructions. You will be able to confirm that the system has properly recorded your votes, and you do not need to return your proxy card or VIF.

•	By Telephone If you are in the U.S. or Canada, you can vote by calling 1-800-690-6903 (toll free) and following the recorded instructions. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or VIF, as applicable. You may vote by telephone 24 hours a day. The telephone voting system has easy- to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your VIF.

•	By Mail If you are a holder of record and received a full paper set of materials, you can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717. If you are a beneficial holder of shares held of record by a bank or broker or other street name, please complete and mail the VIF provided by the holder of record.
•	At the Annual Meeting If you participate in the Annual Meeting, you may vote online during the Annual Meeting prior to the closing of the polls at www.virtualshareholdermeeting.com/CEG2023.

Question 9: Can I change my vote?

Yes. If you are a holder of record, you may change your vote by submitting a subsequent proxy, by written request received by the Corporate Secretary prior to the Annual Meeting or by participating in the Annual Meeting and voting your shares. If your shares are held through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Question 10: How many votes do you need to hold the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. Pursuant to our bylaws, the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum. Shareholders may be present virtually or may be represented by proxy. Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum, but shares that otherwise are not voted are not counted toward a quorum.

Question 11: What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with Constellation’s transfer agent, EQ Shareowner Services, you are the “shareholder of record” of those shares. This proxy statement and accompanying documents have been provided directly to you by Constellation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares and your shares may be referred to as being held in “street name.” This proxy statement and the accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the internet.

Question 12: Who will count the votes?

Representatives of Broadridge Financial Communications will tabulate the votes and act as inspectors of the election.

Question 13: Where can I find the voting results?

We will report the voting results in a Form 8-K to be filed with the SEC within four business days following our Annual Meeting.

Question 14: If I am a participant in the Constellation Employee Savings Plan (401(k) retirement plan), how do I vote shares held in my plan account?

If you are a participant in the Constellation Employee Savings Plan, you have the right to provide voting directions to the plan trustee, Northern Trust, by submitting your proxy card for those shares of Constellation common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Constellation shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participant’s voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974 (ERISA).

Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you must deliver your voting instructions no later than April 20, 2023, at 11:59pm ET.

Constellation Energy Corporation 2023 Proxy Statement 95

Questions and Answers About the Annual Meeting

Other Information

Other Information

Question 15: Can I access the Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report on the internet?

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the internet at www.proxyvote.com. On or around March 14, 2023, we began mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received the Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. In addition, shareholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. Constellation encourages shareholders to take advantage of the availability of the proxy materials on the internet to save Constellation the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve resources.

Shareholders of record: If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic delivery service.

Beneficial owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of this service.

Question 16: What is householding and how does it affect me?

Shareholders of record who have the same address and last name may receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the internet.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866- 540-7095. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

Question 17: Why did I receive more than one proxy card?

If you receive more than one proxy card/voting instruction form, your shares are probably registered in more than one account or you may hold shares both as a registered shareholder and through the Constellation 401(k) Savings

Plan. You should vote each proxy card/ voting instruction form you receive.

Question 18: Who will pay for the cost of this proxy solicitation?

Constellation will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow Sodali, LLC (Morrow) to distribute and solicit proxies. We will pay Morrow a fee of approximately $20,000, plus reasonable expenses for these services.

96 Constellation Energy Corporation 2023 Proxy Statement

Appendix A

Definitions of Non-GAAP Measures

Constellation reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP) and supplements its reporting with certain non-GAAP financial measures, including adjusted EBITDA Free Cash Flows before Growth, and CFO/Debt to enhance investors’ understanding of Constellation’s performance. As discussed in this proxy statement, these measures are used in our compensation program to determine the achievement of certain performance metrics and the payout of awards to our executives. Adjusted EBITDA is not a standardized financial measure and may not be comparable to other companies’ presentations.

Adjusted EBITDA represents earnings before interest, income taxes, depreciation and amortization, and excludes certain costs, expenses, gain and losses and other specified items, including mark-to-market adjustments from economic hedging activities and fair value adjustments related to gas imbalances and equity investments, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and other post-employment benefits non-service credits, separation related costs and other items as set forth in the table below.

Adjusted EBITDA (non-GAAP) for the twelve months ended December 31, 2022 does not include the following items that were included in our reported GAAP Net Loss:

(in millions)
GAAP Net Loss Attributable to Common Shareholders	$(160)
Income Taxes	(339)
Depreciation and Amortization	1,091
Interest Expense, Net	251
Unrealized Loss (Gain) on Fair Value Adjustments	1,058
Plant Retirements and Divestitures	(11)
Decommissioning-Related Activities(e)	820
Pension & OPEB Non-Service Credits	(116)
Separation Costs	140
ERP System Implementation Costs	22
Change in Environmental Liabilities	10
Prior Merger Commitment	(50)
Noncontrolling Interests	(49)
Adjusted EBITDA (non-GAAP)	$2,667

Free Cash Flow before Growth is adjusted cash flows from operations, which primarily includes net cash flows from operating activities and collection of deferred purchase price related to a revolving accounts receivable arrangement, less capital expenditures for maintenance and nuclear fuel, non-recurring capital expenditures related to separation and enterprise resource program implementation, changes in collateral, net merger and acquisitions, and equity investments and other items. For compensation purposes only, Free Cash Flow before Growth is adjusted to exclude impacts of changes in working capital.

CFO/Debt is a general term referring to the Moody’s CFO Pre-Working Capital/Debt credit metric. CFO or Cash From Operations is taken from the GAAP Cash Flow Statement. CFO is adjusted for working capital, nuclear fuel capital, and other items based on guidance from Moody’s to calculate CFO Pre-Working Capital (the numerator). Debt (the denominator) is the sum of Notes Payable and Total Long-term Debt from the Balance Sheet, as adjusted based on guidance from Moody’s.

Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures.

Constellation Energy Corporation 2023 Proxy Statement A-1

Useful Links & Phone Numbers

Resources for the 2023 Annual Meeting

To vote in advance of the 2023 Annual Meeting:

To attend the 2023 Annual Meeting:

To view shareholder Q&A:

To view a replay of the 2023 meeting:
To vote your shares over the phone:

proxyvote.com virtualshareholdermeeting.com/CEG2023 investors.Constellationenergy.com/events-and-presentations investors.Constellationenergy.com/events-and-presentations 1-800-690-6903
Other Resources To view copies of our corporate documents: To view our latest Sustainability Report: To change your householding election: To contact our transfer agent:

investors.constellationenergy.com/environmental-social-governance-resources investors.constellationenergy.com/environmental-social-governance-resources

1-866-540-7095 (Broadridge Financial Solutions)
1-833-914-2120 (EQ Shareowner Services)

A-2 Constellation Energy Corporation 2023 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V03903-P85611 Nominees: 01) Joseph Dominguez 02) Julie Holzrichter 03) Ashish Khandpur 3. To consider and act on an advisory vote regarding the frequency of the approval of compensation paid to named executive officers 2. To consider and act on an advisory vote regarding the approval of compensation paid to named executive officers 4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2023 5. To transact any other business property brought before the meeting and any adjournment or postponement thereof 1. Election of three Class I directors to serve until the 2026 Annual Meeting of Shareholders or until their respective successors are elected and qualified CONSTELLATION ENERGY CORPORATION The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote "1 Year" for the following proposal: CONSTELLATION ENERGY CORPORATION 1310 POINT STREET BALTIMORE, MARYLAND 21231 UNITED STATES ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! ! For Against Abstain For Against Abstain ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 24, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 20, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CEG2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 24, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 20, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Materials are available at www.proxyvote.com. V03904-P85611 CONSTELLATION ENERGY CORPORATION ANNUAL MEETING OF SHAREHOLDERS APRIL 25, 2023 9:00 AM EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) David Dardis and Arden Phillips, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Constellation Energy Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 am Eastern Time, on April 25, 2023, virtually at www.virtualshareholdermeeting.com/CEG2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE